                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                                  REGISTRATION NO. 333-140436-08

(MERRILL LYNCH LOGO)

                               ABS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                         $[1,937,062,000] (APPROXIMATE)

                MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                  SERIES 2007-2

                      FIRST FRANKLIN FINANCIAL CORPORATION
                                     SPONSOR

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                            HOME LOAN SERVICES, INC.
                                    SERVICER

                       LASALLE BANK, NATIONAL ASSOCIATION
                                     TRUSTEE

                                APRIL [12], 2007

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-140436) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This Free Writing Prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this Free Writing Prospectus is preliminary and is subject to completion or change.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                                   TERM SHEET
                                APRIL [12], 2007
                MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                  SERIES 2007-2
                        $[1,937,062,000] (APPROXIMATE)(1)
                               SUBJECT TO REVISION

                                                                                                   EXPECTED   STATED      EXPECTED
                                                WAL (YRS)    PAYMENT WINDOW                          FINAL     FINAL       RATINGS
                APPROX                          (CALL(5)/      (CALL(5)/      PAYMENT   INTEREST   MATURITY  MATURITY     (S&P /
   CLASS       SIZE ($)           COUPON        MATURITY)      MATURITY)       DELAY     ACCRUAL      (5)       (6)       MOODY'S)
----------  -------------  -------------------  ---------  -----------------  -------  ----------  --------  --------  -------------
CLASS A-1     588,366,000  LIBOR + [ ] (2),(3)                        Not Offered Hereby                     May-2037   [AAA]/[Aaa]
CLASS A-2A    437,506,000  LIBOR + [ ] (2),(3)                        Not Offered Hereby                     May-2037   [AAA]/[Aaa]
CLASS A-2B    225,045,000  LIBOR + [ ] (2),(3)                        Not Offered Hereby                     May-2037   [AAA]/[Aaa]
CLASS A-2C    259,476,000  LIBOR + [ ] (2),(3)                        Not Offered Hereby                     May-2037   [AAA]/[Aaa]
CLASS A-2D    105,327,000  LIBOR + [ ] (2),(3)                        Not Offered Hereby                     May-2037   [AAA]/[Aaa]
CLASS M-1      79,084,000  LIBOR + [ ] (2),(4)  4.68/5.21   42 - 79/42 - 156     0     Actual/360  Nov-2013  May-2037   [AA+]/[Aa1]
CLASS M-2      78,083,000  LIBOR + [ ] (2),(4)                        Not Offered Hereby                     May-2037   [AA]/[Aa2]
CLASS M-3      25,027,000  LIBOR + [ ] (2),(4)                        Not Offered Hereby                     May-2037   [AA-]/[Aa3]
CLASS M-4      31,033,000  LIBOR + [ ] (2),(4)                        Not Offered Hereby                     May-2037    [A+]/[A1]
CLASS M-5      26,028,000  LIBOR + [ ] (2),(4)  4.54/4.95   39 - 79/39 - 124     0     Actual/360  Nov-2013  May-2037    [A]/[A2]
CLASS M-6      20,021,000  LIBOR + [ ] (2),(4)  4.52/4.90   38 - 79/38 - 118     0     Actual/360  Nov-2013  May-2037    [A-]/[A3]
CLASS B-1      22,024,000  LIBOR + [ ] (2),(4)                        Not Offered Hereby                     May-2037  [BBB+]/[Baa1]
CLASS B-2      16,017,000  LIBOR + [ ] (2),(4)                        Not Offered Hereby                     May-2037  [BBB]/[Baa1]
CLASS B-3      24,025,000  LIBOR + [ ] (2),(4)                        Not Offered Hereby                     May-2037  [BBB-]/[Baa2]
            -------------
TOTAL:      1,937,062,000
            =============

1) The approximate size is subject to a permitted variance in the aggregate of plus or minus 10%.

2)   Subject to the related Available Funds Cap and related Maximum Rate Cap.

3) If the 10% optional termination is not exercised on the first Distribution Date on which it is exercisable, on the following Distribution Date, the margin on each of the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates will increase to 2x its respective margin.

4) If the 10% optional termination is not exercised on the first Distribution Date on which it is exercisable, on the following Distribution Date, the margin on each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates will increase to 1.5x its respective margin.

5) The Certificates will be priced at 20% HEP for the fixed rate mortgage loans and at 100% PPC (2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR, from month 23 to month 27, and 35% CPR in month 28 and thereafter) for the adjustable rate mortgage loans. Subject to a maximum prepayment speed of 95% CPR. Assumes 10% optional termination occurs.

6)   Latest maturity date for any mortgage loan plus one month.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                  212-449-3659   scott_soltas@ml.com
Vince Mora                    212-449-1437   vince_morajr@ml.com
Brian Kane                    212-449-3660   brian_f_kane@ml.com
Charles Sorrentino            212-449-3659   charles_sorrentino@ml.com
Matthew Sawatzky              212-449-3660   matthew_sawatzky@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                   212-449-0752   matthew_whalen@ml.com
Paul Park                     212-449-6380   paul_park@ml.com
Tom Saywell                   212-449-2122   tom_saywell@ml.com
Ketan Parekh                  212-449-9506   ketan_parekh@ml.com
Fred Hubert                   212-449-5071   fred_hubert@ml.com
Alice Chu                     212-449-1701   alice_chu@ml.com
Sonia Lee                     212-449-5067   sonia_lee@ml.com
Calvin Look                   212-449-5029   calvin_look@ml.com
Yimin Ge                      212-449-9401   yimin_ge@ml.com
Hoi Yee Leung                 212-449-1901   hoiyee_leung@ml.com
Mark Dereska                  212-449-1008   mark_dereska@ml.com
Joseph Lee                    212-449-0879   joseph_lee@ml.com
Paul Fetch                    212-449-1002   paul_fetch@ml.com
Mike Merwin                   212-449-0067   michael_merwin@ml.com

MOODY'S
Jipil Ha                      212-553-1431   jipil.ha@moodys.com

STANDARD & POOR'S
Jeremy Boardman               212-438-3789   jeremy_boardmanstandardandpoors.com
Jong Kim                      212-438-2886   jong_kim@standardandpoors.com

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

TITLE OF CERTIFICATES     Merrill Lynch First Franklin Mortgage Loan Trust,
                          Mortgage Loan Asset-Backed Certificates Series 2007-2,
                          consisting of:

                          Class A-1 Certificates, Class A-2A, Class A-2B, Class
                          A-2C and Class A-2D Certificates (collectively, the
                          "Class A-2 Certificates" and together with the Class
                          A-1 Certificates, the "Class A Certificates"), Class
                          M-1, Class M-2, Class M-3, Class M-4, Class M-5 and
                          Class M-6 Certificates (collectively, the "Class M
                          Certificates"), and Class B-1, Class B-2 and Class B-3
                          Certificates (collectively, the "Class B
                          Certificates"). The Class A Certificates, Class M,
                          Class B-1, Class B-2, and Class B-3 Certificates are collectively known as the "Offered Certificates". The
                          Class M and Class B Certificates are collectively known as the "Subordinate Certificates".

UNDERWRITER               Merrill Lynch, Pierce, Fenner & Smith Incorporated

DEPOSITOR                 Merrill Lynch Mortgage Investors, Inc.

SPONSOR                   First Franklin Financial Corporation

ORIGINATOR                First Franklin Financial Corporation

ISSUING ENTITY            Merrill Lynch First Franklin Mortgage Loan Trust,
                          Series 2007-2

SERVICER                  Home Loan Services, Inc.

TRUSTEE                   LaSalle Bank, N.A.

CAP PROVIDER              [To be determined]. The Cap Provider will act as
                          counterparty on the Corridor Contracts decribed
                          herein.

SWAP COUNTERPARTY         [To be determined]. The Swap Counterparty currently
                          has long term ratings of [To be determined] from
                          Standard & Poor's, [To be determined] from Fitch
                          Ratings and [To be determined] from Moody's Investors
                          Service.

CUT-OFF DATE              April 1, 2007

PRICING DATE              On or about April [], 2007

CLOSING DATE              On or about April 26, 2007

DISTRIBUTION DATES        Distribution of principal and interest on the
                          Certificates will be made on the 25th day of each
                          month or, if such day is not a business day, on the
                          first business day thereafter, commencing in May 2007.

ERISA CONSIDERATIONS      The Offered Certificates will be ERISA eligible as of
                          the Closing Date. However, while any interest rate
                          swap agreement is in effect, employee benefit plans or
                          other retirement arrangements may not acquire the
                          certificates covered thereby unless such acquisition
                          and holding is covered by and exempt under one of the
                          investor-based exemptions issued by the Department of
                          Labor. Investors should consult with their counsel
                          with respect to the consequences under ERISA and the
                          Internal Revenue Code of an ERISA Plan's acquisition
                          and ownership of such Offered Certificates.

LEGAL INVESTMENT          The Class A, Class M-1, Class M-2 and Class M-3
                          Certificates will and the remaining classes of
                          Subordinate Certificates will not constitute
                          "mortgage-related securities" for the purposes of
                          SMMEA.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

TAX STATUS                For federal income tax purposes, the Trust Fund will
                          include two or more segregated asset pools, with
                          respect to which elections will be made to treat each
                          as a "real estate mortgage investment conduit"
                          ("REMIC").

OPTIONAL TERMINATION      The Trustee will be required to effect an auction of
                          the assets of the Issuing Entity when the aggregate
                          stated principal balance of the Mortgage Loans is less
                          than or equal to 10% of the aggregate stated principal
                          balance of the Mortgage Loans as of the Cut-Off Date.
                          The auction will be effected via a solicitation of
                          bids from at least three bidders. Any such auction
                          will result in the termination of the Trust Fund only
                          if the highest bid received is at least equal to the
                          sum of (i) the aggregate outstanding principal balance
                          of the Mortgage Loans, plus accrued interest on the
                          Mortgage Loans, (ii) any unreimbursed out-of-pocket
                          costs and expenses and the principal portion of
                          Advances, in each case previously incurred by the
                          Servicer in the performance of its servicing
                          obligations, (iii) any Net Swap Payment or any swap
                          termination payment owed to the Swap Counterparty
                          pursuant to the Swap Contract, and (iv) the costs
                          incurred by the Trustee in connection with such
                          auction.

MORTGAGE LOANS            The Mortgage Loans consist of 10,096 conforming and
                          non-conforming, fixed rate and adjustable rate,
                          conventional closed-end Mortgage Loans with an
                          aggregate principal balance of approximately
                          $2,002,132,044, secured by first lien, level pay,
                          interest only, non interest only, fully amortizing and
                          balloon mortgages on conventional one to four family
                          residential properties and will be serviced by Home
                          Loan Services, Inc. The collateral information
                          presented in this term sheet regarding the Mortgage
                          Pool is as of April 1, 2007. The information regarding
                          the Mortgage Loans is based on the principal balance
                          of the Mortgage Loans as of the Cut-Off Date assuming
                          the timely receipt of principal scheduled to be paid
                          on the Mortgage Loans on or prior to the Cut-Off Date.
                          It is possible that principal prepayments in part or
                          in full may occur between the Cut-Off Date and the
                          Closing Date. Moreover, certain Mortgage Loans
                          included in the Mortgage Pool as of the Cut-Off Date
                          may not be included in the final Mortgage Pool due to
                          prepayments in full, or as a result of not meeting the
                          eligibility requirements for the final Mortgage Pool,
                          and certain other Mortgage Loans may be included in
                          the final Mortgage Pool. As a result of the foregoing,
                          the statistical distribution of characteristics as of
                          the Cut-Off Date and as of the Closing Date for the
                          final Mortgage Pool may vary somewhat from the
                          statistical distribution of such characteristics as of
                          the Cut-Off Date as presented herein, although such
                          variance should not be material. In addition, the
                          final Mortgage Pool may vary plus or minus 5.0% from
                          the Cut-Off Date Pool of Mortgage Loans described in
                          this free writing prospectus. Please see collateral
                          tables herein for additional information.

                          The Mortgage Pool will be divided into two groups:

                          -    Group I Mortgage Loans will consist of
                               approximately 3,827 fixed and adjustable rate
                               Mortgage Loans with an aggregate principal balance of approximately $729,078,280 and with principal balances at origination that conform to principal balance limits of Fannie Mae and Freddie Mac.

                          -    Group II Mortgage Loans will consist of
                               approximately 6,269 fixed and adjustable rate
                               Mortgage Loans with an aggregate principal balance of approximately $1,273,053,764 and with principal balances at origination that may or may not conform to principal balance limits of Fannie
                               Mae and Freddie Mac.

TOTAL DEAL SIZE           Approximately $[1,937,062,000]

ADMINISTRATIVE FEES       Fees aggregating 50.00 bps per annum (payable monthly)
                          on the stated principal balance of the Mortgage Loans
                          serviced by Home Loan Services, Inc.

CREDIT ENHANCEMENTS       1.   Excess interest

                          2.   Over-Collateralization

                          3.   Subordination

                          4.   Net Swap Payments received from the Swap
                               Counterparty (if any)

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

EXCESS INTEREST           Excess interest cashflow will be available as credit
                          enhancement.

OVER-COLLATERALIZATION    The over-collateralization ("O/C") amount is equal to
                          the excess of the aggregate principal balance of the
                          Mortgage Loans over the aggregate principal balance of
                          the Certificates. On the Closing Date, the
                          over-collateralization amount will equal approximately
                          [3.25]% of the aggregate principal balance of the
                          Mortgage Loans as of the Cut-Off Date. To the extent
                          the over-collateralization amount is reduced below the
                          over-collateralization target amount (i.e., [3.25]% of
                          the aggregate principal balance of the Mortgage Loans
                          as of the Cut-Off Date), excess cashflow will be
                          directed to build O/C until the over-collateralization
                          target amount is restored.

                          Initial: Approximately [3.25]% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date

                          Target: [3.25]% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date before stepdown, [6.50]% of the current balance of the Mortgage Loans after stepdown

                          Floor: [0.50]% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date

                          (PRELIMINARY AND SUBJECT TO REVISION)

SUBORDINATION (1):         CLASSES     RATING (S/M)   SUBORDINATION
                          ---------   -------------   -------------
                           Class A     [AAA]/[Aaa]       [19.30%]
                          Class M-1    [AA+]/[Aa1]       [15.35%]
                          Class M-2    [AA]/[Aa2]        [11.45%]
                          Class M-3    [AA-]/[Aa3]       [10.20%]
                          Class M-4     [A+]/[A1]         [8.65%]
                          Class M-5     [A]/[A2]          [7.35%]
                          Class M-6     [A-]/[A3]         [6.35%]
                          Class B-1   [BBB+]/[Baa1]       [5.25%]
                          Class B-2   [BBB]/[Baa1]        [4.45%]
                          Class B-3   [BBB-]/[Baa2]       [3.25%]

CLASS SIZES:               CLASSES    RATING (S/M)     CLASS SIZES
                          ---------   -------------   -------------
                           Class A     [AAA]/[Aaa]       [80.70%]
                          Class M-1    [AA+]/[Aa1]        [3.95%]
                          Class M-2    [AA]/[Aa2]         [3.90%]
                          Class M-3    [AA-]/[Aa3]        [1.25%]
                          Class M-4     [A+]/[A1]         [1.55%]
                          Class M-5     [A]/[A2]          [1.30%]
                          Class M-6     [A-]/[A3]         [1.00%]
                          Class B-1   [BBB+]/[Baa1]       [1.10%]
                          Class B-2   [BBB]/[Baa1]        [0.80%]
                          Class B-3   [BBB-]/[Baa2]       [1.20%]

(1) The subordination includes the initial over-collateralization level of approximately [3.25]%.

INTEREST ACCRUAL          Interest on the Offered Certificates will initially
                          accrue from the Closing Date to (but excluding) the
                          first Distribution Date, and thereafter, from the
                          prior Distribution Date to (but excluding) the current
                          Distribution Date, on an actual/360 basis

COUPON STEP UP            If the 10% optional termination does not occur on the
                          first Distribution Date following the Distribution
                          Date on which it is possible, (i) the margin on each
                          class of the Class A Certificates will increase to 2x
                          its respective margin, and (ii) the margin on each
                          class of the Subordinate Certificates will increase to
                          1.5x its respective margin.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

SWAP CONTRACT             The supplemental interest trust, for the benefit of
(PRELIMINARY AND          the Issuing Entity, will include a swap derivative
SUBJECT TO REVISION)      contract for the benefit of the Certificates (the
                          "Swap Contract") to (i) protect against interest rate
                          risk from upward movement in one-month LIBOR, (ii)
                          diminish basis risk associated with the hybrid
                          adjustable-rate mortgage loans and (iii) provide
                          additional credit enhancement in respect of the
                          Certificates. On each Distribution Date, the
                          supplemental interest trust will be required to make
                          payments to the Swap Counterparty based on the
                          applicable fixed rate and on the applicable notional
                          balance for the Distribution Date specified in the
                          schedule hereto and the supplemental interest trust
                          will be entitled to receive payments from the Swap
                          Counterparty based on one-month LIBOR and the
                          applicable notional balance for the Distribution Date
                          specified in the schedule hereto. The payments from
                          the supplemental interest trust to the Swap
                          Counterparty and from the Swap Counterparty to the
                          supplemental interest trust on each Distribution Date
                          will be netted so that only the net payment (the "Net
                          Swap Payment") will be paid by the party owing the
                          higher of the two payments on such Distribution Date.
                          Any Net Swap Payment received from the Swap
                          Counterparty will be available to pay current interest
                          and any interest shortfalls, to build or maintain
                          over-collateralization, to pay any unpaid realized
                          loss amounts and to pay any basis risk shortfalls on
                          the relevant Distribution Date.

AVAILABLE FUNDS CAPS      Class A-1 Certificates: The per annum rate equal to
                          the product of (i) 12, (ii) the quotient of (x) the
                          total scheduled interest on the Group I Mortgage Loans
                          based on the Net Mortgage Rates in effect on the
                          related due date, less the pro rata portion
                          (calculated based on the ratio of the Group I Mortgage
                          Loans to the total pool of Mortgage Loans) allocable
                          to the Group I Mortgage Loans of any Net Swap Payments
                          or Swap Termination Payments (other than Defaulted
                          Swap Termination Payments) owed to the Swap
                          Counterparty for such distribution date, and (y) the
                          aggregate stated principal balance of the Group I
                          Mortgage Loans as of the first day of the related
                          accrual period and (iii) a fraction, the numerator of
                          which is 30, and the denominator of which is the
                          actual number of days in the related accrual period.

                          Class A-2 Certificates: The per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group II Mortgage
                          Loans based on the Net Mortgage Rates in effect on the related due date, less the pro rata portion
                          (calculated based on the ratio of the Group II
                          Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group II Mortgage Loans of any Net
                          Swap Payments or Swap Termination Payments (other than
                          Defaulted Swap Termination Payments) owed to the Swap
                          Counterparty for such distribution date, and (y) the aggregate stated principal balance of the Group II
                          Mortgage Loans as of the first day of the related accrual period and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related accrual period.

                          Subordinate Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each Loan Group the current principal balance of the related Class A Certificates) of the Class A-1 Available Funds Cap and the Class A-2
                          Available Funds Cap.

                          "Net Mortgage Rate" means, with respect to any mortgage loan the mortgage rate on such mortgage loan less the administrative fees.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

CORRIDOR CONTRACTS        The Certificates will also each have the benefit of
                          one of the three corridor contracts (each a, "Corridor
                          Contract") as specified below:

                                           NUMBER    BEGINNING     1ML LIBOR
                                             OF    DISTRIBUTION  STRIKE, UPPER
                          CLASS            MONTHS      DATE          COLLAR
                          -----            ------  ------------  -------------
                          Class A-1
                             Certificates     6      May 2007       10.860%
                          Class A-2
                             Certificates     6      May 2007       10.280%
                          Subordinate
                             Certificates     6      May 2007        8.540%

                          Payments received on the related Corridor Contract will be available to pay amounts to the holders of the related Certificates, only in respect of shortfalls arising as a result of the applicable Available Funds
                          Cap, as described herein (except to the extent attributable to the fact that Realized Losses are not allocated to the Class A Certificates after the Subordinate Certificates have been written down to zero).

MAXIMUM RATE CAPS         The pass-through rates of each of the Offered
                          Certificates will also be subject to a related
                          "Maximum Rate Cap", which will be calculated in the
                          same manner as the related Available Funds Cap, but
                          based on the net maximum mortgage rate rather than the
                          net mortgage rate. Any interest shortfall due to the
                          Maximum Rate Caps will not be reimbursed.

SHORTFALL REIMBURSEMENT   With respect to any Class of Certificates on any
                          Distribution Date, an amount equal to the sum of (A)
                          the excess, if any, of (1) the amount of interest that
                          such Class would have accrued on such Distribution
                          Date had the pass-through rate for that Class been
                          equal to the lesser of (a) LIBOR plus the related
                          margin and (b) the greater of (x) the related Maximum
                          Rate Cap for such Distribution Date and (y) a per
                          annum rate equal to the sum of (i) the related
                          Available Funds Cap and (ii) the product of (AA) a
                          fraction, stated as a percentage, the numerator of
                          which is 360 and the denominator of which is the
                          actual number of days in the related Accrual Period
                          and (BB) the sum of (x) a fraction, stated as a
                          percentage, the numerator of which is an amount equal
                          to the proceeds, if any, payable under the related
                          Corridor Contract with respect to such Distribution
                          Date and the denominator of which is the aggregate
                          certificate principal balance of the related Class or
                          Classes of Certificates immediately prior to such
                          Distribution Date and (y) a fraction, as stated as a
                          percentage, the numerator of which is an amount equal
                          to any Net Swap Payments owed by the Swap Counterparty
                          for such Distribution Date and the denominator of
                          which is the aggregate Stated Principal Balance of the
                          Mortgage Loans as of the immediately preceding
                          Distribution Date, over (2) the amount of interest
                          that each such Class accrued on such Distribution Date
                          based on a pass-through rate equal to the related
                          Available Funds Cap and (B) the unpaid portion of any
                          such excess from the prior Distribution Date (and
                          interest accrued thereon at the current applicable
                          pass-through rate for such Class, without giving
                          effect to the related Available Funds Cap) (herein
                          referred to as a "Carryover"). Such reimbursement will
                          be paid only on a subordinated basis, as described
                          below in the "Cashflow Priority" section. No such
                          Carryover with respect to a Class will be paid to such
                          Class once the certificate principal balance thereof
                          has been reduced to zero.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

CASHFLOW PRIORITY         1.   Repayment of any unreimbursed Servicer advances.

                          2.   Servicing Fees and Trustee Fees, as applicable.

                          3. Available interest funds, as follows: to pay to the Swap Counterparty any Net Swap Payment or any swap termination payment owed to the Swap
                               Counterparty pursuant to the Swap Contract in the event that the supplemental interest trust is the defaulting party or an affected party under the Swap Contract.

                          4. Available interest funds not used as provided in paragraph 3 above, as follows: monthly interest, including any unpaid monthly interest from prior months, concurrently, on a pro rata basis to each class of the Class A Certificates; then monthly interest, including any unpaid monthly interest from prior months, sequentially to the Class M-1
                               Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5
                               Certificates, then to the Class M-6
                               Certificates, then to the Class B-1 Certificates, then to the Class B-2 Certificates, and then to the Class B-3 Certificates.

                          5. Available principal funds, as follows: to the extent not paid pursuant to paragraph 3 above, any Net Swap Payment or swap termination payment owed to the Swap Counterparty pursuant to the Swap Contract in the event that the supplemental interest trust is the defaulting party or an affected party under the Swap Contract, then monthly principal to the Class A Certificates as described under "PRINCIPAL PAYDOWN", sequentially monthly principal to the Class M-1 Certificates, then monthly principal to the Class M-2
                               Certificates, then monthly principal to the Class
                               M-3 Certificates, then monthly principal to the Class M-4 Certificates, then monthly principal to the Class M-5 Certificates, then monthly principal to the Class M-6 Certificates, then monthly principal to the Class B-1 Certificates, then monthly principal to the Class B-2
                               Certificates, then monthly principal to the Class
                               B-3 Certificates, in each case as described under "PRINCIPAL PAYDOWN."

                          6. Excess interest in the order as described under "PRINCIPAL PAYDOWN" if necessary to restore O/C to the required level.

                          7. Excess interest to pay subordinate principal shortfalls.

                          8. Excess interest to pay Carryover resulting from imposition of the related Available Funds Cap.

                          9. Excess interest to pay to the Swap Counterparty any remaining amounts owing to the Swap
                               Counterparty pursuant to the Swap Contract.

                          10. Any remaining amount will be paid in accordance with the Pooling and Servicing Agreement and will not be available for payment to holders of the Offered Certificates.

                          Payments received on the related Corridor Contracts will only be available to the related classes of Certificates to pay amounts in respect of Carryovers other than any Carryovers resulting from the fact that realized losses are not allocated to the Class A
                          Certificates after the Subordinate Certificates have been written down to zero. Any excess of amounts received on the related Corridor Contracts over amounts needed to pay such Carryovers on the related classes of Certificates will be distributed in respect of other classes of certificates not described herein.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

PRINCIPAL PAYDOWN

IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS NOT MET:

     All scheduled and unscheduled principal received from the Mortgage Loans plus excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A Certificates, as follows:

     1) The Group I Principal Distribution Percentage of (i) scheduled and unscheduled principal received from the Mortgage Loans and (ii) excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A-1 Certificates.

     2) The Group II Principal Distribution Percentage of (i) scheduled and unscheduled principal received from the Mortgage Loans and (ii) excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A-2 Certificates.

     Group I Principal Distribution Percentage means with respect to any Distribution Date, the fraction expressed as a percentage, the numerator of which is the amount of scheduled and unscheduled principal received with respect to Group I Mortgage Loans and distributable on such Distribution Date, and the denominator of which is the amount of scheduled and unscheduled principal received from all of the Mortgage Loans and distributable on such Distribution Date.

     Group II Principal Distribution Percentage means with respect to any Distribution Date, the fraction expressed as a percentage, the numerator of which is the amount of scheduled and unscheduled principal received with respect to Group II Mortgage Loans and distributable on such Distribution Date, and the denominator of which is the amount of scheduled and unscheduled principal received from all of the Mortgage Loans and distributable on such Distribution Date.

     Principal distributions allocated to the Class A-2 Certificates will be distributed sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates; provided however, that on and after the Distribution Date on which the aggregate certificate principal balance of Subordinate Certificates and the Class C Certificates have been reduced to zero, any principal distributions will be distributed pro rata to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates.

     After the certificate principal balance of either the Class A-1 or Class A-2 Certificates has been reduced to zero, the amounts remaining referred to in (1) or (2) above, as applicable, will be distributed to the Class A-1 or Class A-2 Certificates (i.e., whichever such class or classes remain outstanding), as the case may be. After the aggregate certificate principal balance of each of the Class A-1 and Class A-2 Certificates has been reduced to zero, the amounts remaining referred to in (1) and (2) above will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates in each case, until reduced to zero.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET:

     All Certificates will be entitled to receive payments of principal, in the following order of priority: first to the Class A Certificates, second to the Class M-1 Certificates, third to the Class M-2 Certificates, fourth to the Class M-3 Certificates, fifth to the Class M-4 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-6 Certificates, eighth to the Class B-1 Certificates, ninth to the Class B-2 Certificates and tenth to the Class B-3 Certificates, in each case up to amounts necessary to maintain the subordination for each class at its required level. Such required levels of subordination are approximately as follows:


CLASS A     [38.60%*]
CLASS M-1   [30.70%*]
CLASS M-2   [22.90%*]
CLASS M-3   [20.40%*]
CLASS M-4   [17.30%*]
CLASS M-5   [14.70%*]
CLASS M-6   [12.70%*]
CLASS B-1   [10.50%*]
CLASS B-2    [8.90%*]
CLASS B-3    [6.50%*]

*    includes 2x the overcollateralization of [3.25]%

THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET IF:

1)   The Distribution Date is on or after the earlier of:

     i) the first Distribution Date on which the aggregate certificate principal balance of the Class A-1 and Class A-2 Certificates have been reduced to zero; and

     ii)  the later of the:

          a.   May 2010 Distribution Date; and

          b. the applicable Subordinate Class Principal Distribution Date has occurred (as described below); and

2)   A Step Down Loss Trigger Event does not exist.

SUBORDINATE CLASS         The first Distribution Date on which the senior
PRINCIPAL DISTRIBUTION    enhancement percentage (i.e., the sum of the
DATE                      outstanding principal balance of the Subordinate
                          Certificates and the O/C amount divided by the
                          aggregate stated principal balance of the Mortgage
                          Loans, as of the end of the related due period) is
                          greater than or equal to the Senior Specified
                          Enhancement Percentage (including O/C), which is equal
                          to two times the initial Class A subordination
                          percentage.

                          SENIOR SPECIFIED ENHANCEMENT PERCENTAGE:
                          [38.60]%

                          or

                          ([16.05]%+[3.25]%)*2

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

STEPDOWN LOSS TRIGGER     The situation that exists with respect to any
EVENT (PRELIMINARY AND    Distribution Date on or after the Stepdown Date, if
SUBJECT TO REVISION)      (a) the quotient of (1) the aggregate Stated Principal
                          Balance of all Mortgage Loans 60 or more days
                          delinquent, measured on a rolling three month basis
                          (including Mortgage Loans in foreclosure and REO
                          Properties) and (2) the Stated Principal Balance of
                          all the Mortgage Loans as of the preceding Servicer
                          Remittance Date, equals or exceeds the product of (i)
                          [41.45]% and (ii) the Required Percentage or (b) the
                          quotient (expressed as a percentage) of (1) the
                          aggregate Realized Losses incurred from the Cut-off
                          Date through the last day of the calendar month
                          preceding such Distribution Date and (2) the aggregate
                          principal balance of the Mortgage Loans as of the
                          Cut-off Date exceeds the Required Loss Percentage
                          shown below.

                          DISTRIBUTION DATE OCCURRING   REQUIRED LOSS PERCENTAGE
                          ---------------------------   ------------------------
                          May 2009 - April 2010         [1.30]% with respect to May 2009, plus an additional
                                                        1/12th [1.55]% for each month thereafter
                          May 2010 - April 2011         [2.85]% with respect to May 2010, plus an additional
                                                        1/12th of [1.65]% for each month thereafter
                          May 2011 - April 2012         [4.50]% with respect to May 2011, plus an additional
                                                        1/12th of [1.35]% for each month thereafter
                          May 2012 - April 2013         [5.85]% with respect to May 2012, plus an additional
                                                        1/12th of [0.70]% for each month thereafter
                          May 2013 and thereafter       [6.55]%

REQUIRED PERCENTAGE       For any Distribution Date, (i) the aggregate Stated
                          Principal Balance of the Mortgage Loans as of the
                          prior Distribution Date less the outstanding
                          certificate principal balance of the most senior class
                          of certificates (for purposes of this calculation, the
                          Class A Certificates are considered as a single class)
                          prior to any distributions on such Distribution Date
                          divided by (ii) the aggregate Stated Principal Balance
                          of the Mortgage Loans as of the prior Distribution
                          Date.

                                   (PRELIMINARY AND SUBJECT TO REVISION)

ALLOCATION OF REALIZED    Allocation of Realized Losses: The principal portion
LOSSES                    of realized losses on the Mortgage Loans will be
                          allocated as follows: first, to the excess interest,
                          second, to the O/C Amount, until the O/C Amount is
                          reduced to zero; and, third, to the Class B
                          Certificates in reverse order of their numerical class
                          designation until the respective certificate principal
                          balance of each such class has been reduced to zero;
                          and fourth, to the Class M Certificates in reverse
                          order of their numerical class designation until the
                          respective certificate principal balance of each such
                          class has been reduced to zero. Realized losses are
                          NOT allocated to the Class A Certificates after the
                          certificate principal balance of each class of the
                          Subordinate Certificates has been reduced to zero.

PROSPECTUS                The Offered Certificates will be offered pursuant to a
                          Prospectus which includes a Prospectus Supplement
                          (together, the "Prospectus"). Sales of the Offered
                          Certificates may not be consummated unless the
                          purchaser has received the Prospectus.

MORTGAGE LOAN TABLES      The following tables in the Appendix describe the
                          Mortgage Loans and the related mortgaged properties as
                          of the close of business on the Cut-off Date. The sum
                          of the columns below may not equal the total indicated
                          due to rounding.


    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                        GROUP I FIXED RATE MORTGAGE LOANS

                                                                ORIGINAL         REMAINING      ORIGINAL   REMAINING    ORIGINAL
                                                              AMORTIZATION     AMORTIZATION    INTEREST-   INTEREST-    MONTHS TO
                              NET     ORIGINAL   REMAINING        TERM             TERM           ONLY        ONLY     PREPAYMENT
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO-TERM)   (LESS IO-TERM)      TERM        TERM       PENALTY
 BALANCE ($)     RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)       (MONTHS)    (MONTHS)   EXPIRATION
-------------   --------   --------   --------   ---------   --------------   --------------   ---------   ---------   ----------
   966,620.65      9.272      8.772        360         360              480              480           0           0           36
 1,925,316.46      9.784      9.284        360         360              600              600           0           0           36
   259,235.23      7.800      7.300        180         179              180              179           0           0           36
   153,556.77      9.041      8.541        360         360              360              360           0           0           24
 2,579,537.83      9.225      8.725        360         359              360              359           0           0           36
   708,550.00      9.911      9.411        360         359              300              300          60          59           36
   142,375.00      9.050      8.550        360         360              480              480           0           0           24
   464,838.92      8.036      7.536        360         359              480              479           0           0           36
   596,143.59      8.854      8.354        360         359              600              599           0           0           36
    85,500.00      8.250      7.750        180         180              180              180           0           0           36
   287,314.28     11.297     10.797        360         359              360              359           0           0           24
 2,322,350.28      8.644      8.144        360         360              360              360           0           0           36
   499,700.00      9.396      8.896        360         359              300              300          60          59           36
   419,777.19      8.084      7.584        360         359              600              599           0           0           36
   499,442.31      7.927      7.427        360         360              360              360           0           0           36
   112,500.00     10.150      9.650        360         360              300              300          60          60           24
   202,500.00      9.100      8.600        360         360              300              300          60          60           36
   496,679.72      9.305      8.805        360         360              600              600           0           0           24
 1,168,109.35      9.116      8.616        360         360              360              360           0           0           24
   507,884.80      9.207      8.707        360         359              480              479           0           0           36
   112,500.00     10.700     10.200        360         360              600              600           0           0           12
   545,958.23      8.686      8.186        360         360              600              600           0           0           36
   144,000.00     11.750     11.250        360         360              360              360           0           0           12
   210,621.13     10.839     10.339        360         359              360              359           0           0           24
 2,879,611.48      9.236      8.736        360         360              360              360           0           0           36
   171,000.01      9.550      9.050        360         359              300              300          60          59           36
   507,278.02      9.887      9.387        360         359              600              599           0           0           36
   197,417.60      7.800      7.300        180         179              180              179           0           0           36
 1,938,591.79      8.759      8.259        360         359              360              359           0           0           36
   141,450.00     10.250      9.750        360         359              300              300          60          59           36
 1,069,972.80      9.644      9.144        360         360              480              480           0           0           36
 1,596,769.32     10.230      9.730        360         359              600              599           0           0           36
    93,500.00      9.300      8.800        180         180              180              180           0           0           36
 4,077,472.32      8.991      8.491        360         359              360              359           0           0           36
   138,550.00      8.750      8.250        180         179              120              120          60          59           36
   141,300.00      9.700      9.200        360         360              300              300          60          60           36
 2,805,961.23      7.415      6.915        360         359              480              479           0           0           12
 5,000,410.09      8.479      7.979        360         359              480              479           0           0           36
 3,360,365.41      8.596      8.096        360         360              600              600           0           0           12
   456,160.63      8.583      8.083        360         359              600              599           0           0           24
10,923,060.14      8.093      7.593        360         360              600              600           0           0           36
   142,200.00      7.900      7.400        180         180              180              180           0           0           12
 1,685,749.76      7.439      6.939        180         180              180              180           0           0           36
 5,603,784.77      8.299      7.799        360         359              360              359           0           0           12
29,626,093.41      7.786      7.286        360         360              360              360           0           0           36
   430,200.00      9.665      9.165        180         179              120              120          60          59           36
   911,600.00      7.998      7.498        360         359              300              300          60          59           12
   414,820.00      8.895      8.395        360         359              300              300          60          59           24
 4,463,610.00      8.439      7.939        360         359              300              300          60          59           36
   212,972.01     10.641     10.141        180         180              360              360           0           0            0
 3,010,645.96      9.677      9.177        360         359              480              479           0           0            0
 8,711,502.23      9.493      8.993        360         359              600              599           0           0            0

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                    GROUP I FIXED RATE MORTGAGE LOANS (CONT.)

                                                                ORIGINAL         REMAINING      ORIGINAL   REMAINING    ORIGINAL
                                                              AMORTIZATION     AMORTIZATION    INTEREST-   INTEREST-    MONTHS TO
                              NET     ORIGINAL   REMAINING        TERM             TERM           ONLY        ONLY     PREPAYMENT
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO-TERM)   (LESS IO-TERM)      TERM        TERM       PENALTY
 BALANCE ($)     RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)       (MONTHS)    (MONTHS)   EXPIRATION
-------------   --------   --------   --------   ---------   --------------   --------------   ---------   ---------   ----------
 1,949,385.53      6.995      6.495        180         180              180              180           0           0            0
26,553,131.56      8.473      7.973        360         359              360              359           0           0            0
   866,200.00      9.339      8.839        180         180              120              120          60          60            0
 4,187,144.25      8.961      8.461        360         359              300              300          60          59            0

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                       GROUP II FIXED RATE MORTGAGE LOANS

                                                                ORIGINAL         REMAINING      ORIGINAL   REMAINING    ORIGINAL
                                                              AMORTIZATION     AMORTIZATION    INTEREST-   INTEREST-    MONTHS TO
                              NET     ORIGINAL   REMAINING        TERM             TERM           ONLY        ONLY     PREPAYMENT
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO-TERM)   (LESS IO-TERM)      TERM        TERM       PENALTY
 BALANCE ($)     RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)       (MONTHS)    (MONTHS)   EXPIRATION
-------------   --------   --------   --------   ---------   --------------   --------------   ---------   ---------   ----------
 1,247,760.65      9.244      8.744        360         360              480              480           0           0           36
 1,491,922.18     10.410      9.910        360         360              600              600           0           0           36
    69,990.77      7.650      7.150        180         179              180              179           0           0           36
   138,000.00     11.175     10.675        360         360              360              360           0           0           24
 4,325,320.23      9.920      9.420        360         359              360              359           0           0           36
 1,767,950.00     11.122     10.622        360         359              300              300          60          59           36
   183,964.64      7.676      7.176        360         360              480              480           0           0           36
   538,012.69     10.028      9.528        360         359              600              599           0           0           36
   199,235.00      6.250      5.750        360         356              360              356           0           0           12
   193,951.59     10.084      9.584        360         359              360              359           0           0           24
 4,429,213.92      9.229      8.729        360         359              360              359           0           0           36
   139,500.00      8.600      8.100        360         359              300              300          60          59           12
   524,400.00      9.468      8.968        360         359              300              300          60          59           36
   116,750.00     10.900     10.400        360         360              480              480           0           0           36
   293,993.56     11.715     11.215        360         359              600              599           0           0           36
    96,000.00      9.300      8.800        360         360              360              360           0           0           12
   489,656.54      8.787      8.287        360         360              360              360           0           0           36
   496,000.00     10.273      9.773        360         360              480              480           0           0           24
   112,000.00      9.850      9.350        360         360              600              600           0           0           12
   699,797.58      9.991      9.491        360         360              600              600           0           0           24
 2,346,285.82      9.084      8.584        360         360              360              360           0           0           24
   139,410.00      9.850      9.350        180         180              120              120          60          60           24
   314,050.00     10.120      9.620        360         359              300              300          60          59           24
    87,500.00      9.100      8.600        180         180              360              360           0           0           36
    53,947.22     12.750     12.250        360         358              480              478           0           0           24
   751,785.99     10.826     10.326        360         359              480              479           0           0           36
 1,244,293.89     10.774     10.274        360         360              600              600           0           0           36
   150,962.56      8.052      7.552        180         179              180              179           0           0           36
   275,237.02     10.479      9.979        360         359              360              359           0           0           24
 5,821,480.38      9.489      8.989        360         360              360              360           0           0           36
   407,200.00     10.661     10.161        360         360              300              300          60          60           36
   122,233.77      8.600      8.100        360         359              480              479           0           0           36
   796,089.44     11.288     10.788        360         360              600              600           0           0           36
    49,970.93      8.700      8.200        360         359              360              359           0           0           24
 1,400,556.00      9.590      9.090        360         359              360              359           0           0           36
    95,000.00     12.650     12.150        360         359              300              300          60          59           12
   104,300.00     11.650     11.150        360         360              300              300          60          60           36
 1,028,212.14      9.682      9.182        360         359              480              479           0           0           36
 3,664,697.40      9.736      9.236        360         359              600              599           0           0           36
   306,652.95      7.443      6.943        180         180              180              180           0           0           36
   259,857.98      9.000      8.500        360         359              360              359           0           0           24
 9,337,640.44      9.246      8.746        360         359              360              359           0           0           36
    97,750.00      8.800      8.300        180         179              120              120          60          59           36
 1,896,118.36      9.639      9.139        360         360              300              300          60          60           36
 1,389,197.55      7.532      7.032        360         360              480              480           0           0           12
   231,790.43      7.850      7.350        360         357              480              477           0           0           24
 7,719,923.04      8.645      8.145        360         359              480              479           0           0           36
 4,229,619.56      9.167      8.667        360         360              600              600           0           0           12
   963,965.59     11.078     10.578        360         359              600              599           0           0           24
18,036,376.00      8.719      8.219        360         359              600              599           0           0           36
   231,698.09      8.028      7.528        180         179              180              179           0           0           12
 2,454,151.93      7.307      6.807        180         180              180              180           0           0           36
   307,307.64      8.055      7.555        240         240              240              240           0           0           36
11,500,408.43      9.102      8.602        360         359              360              359           0           0           12

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                   GROUP II FIXED RATE MORTGAGE LOANS (CONT.)

                                                                ORIGINAL         REMAINING      ORIGINAL   REMAINING    ORIGINAL
                                                              AMORTIZATION     AMORTIZATION    INTEREST-   INTEREST-    MONTHS TO
                              NET     ORIGINAL   REMAINING        TERM             TERM           ONLY        ONLY     PREPAYMENT
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO-TERM)   (LESS IO-TERM)      TERM        TERM       PENALTY
 BALANCE ($)     RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)       (MONTHS)    (MONTHS)   EXPIRATION
-------------   --------   --------   --------   ---------   --------------   --------------   ---------   ---------   ----------
51,147,857.78      8.969      8.469        360         359              360              359           0           0           36
   198,000.00     12.300     11.800        180         180              300              300          60          60           12
   163,500.00      9.950      9.450        180         177              300              300          60          57           36
   432,000.00     11.804     11.304        180         180              120              120          60          60           12
   117,000.00     12.500     12.000        180         179              120              120          60          59           24
   385,750.00     10.144      9.644        180         179              120              120          60          59           36
 1,434,403.00      9.379      8.879        360         359              300              300          60          59           12
   170,803.00     10.550     10.050        360         360              300              300          60          60           24
 6,125,069.04      9.872      9.372        360         359              300              300          60          59           36
 6,234,995.86      9.676      9.176        360         359              480              479           0           0            0
11,955,952.40     10.498      9.998        360         360              600              600           0           0            0
 1,703,132.72      8.343      7.843        180         179              180              179           0           0            0
   179,621.63      7.830      7.330        240         239              240              239           0           0            0
43,307,961.75      9.325      8.825        360         359              360              359           0           0            0
   122,500.00     12.300     11.800        360         360              360              360           0           0           24
 1,178,018.00     10.025      9.525        180         180              120              120          60          60            0
 7,516,570.82     10.152      9.652        360         359              300              300          60          59            0
 1,197,818.36      8.910      8.410        360         359              360              359           0           0           24

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                     GROUP I ADJUSTABLE RATE MORTGAGE LOANS


                                                                  ORIGINAL         REMAINING      ORIGINAL   REMAINING
                                                                AMORTIZATION     AMORTIZATION    INTEREST-   INTEREST-
                                NET     ORIGINAL   REMAINING        TERM             TERM           ONLY       ONLY
    CURRENT       MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO-TERM)   (LESS IO-TERM)      TERM       TERM
  BALANCE ($)      RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)       (MONTHS)    (MONTHS)
---------------   --------   --------   --------   ---------   --------------   --------------   ---------   ---------
     129,934.55      5.990      5.490        360         359              480              479           0           0
     307,934.75      6.652      6.152        360         359              600              599           0           0
   1,287,000.00      6.668      6.168        360         360              240              240         120         120
     199,883.74      8.700      8.200        360         359              360              359           0           0
  17,891,129.10      7.492      6.992        360         359              300              300          60          59
     242,850.06      9.022      8.522        360         359              600              599           0           0
   5,114,218.00      8.206      7.706        360         359              300              300          60          59
     162,923.14      9.700      9.200        360         359              360              359           0           0
     479,679.39      8.334      7.834        360         360              480              480           0           0
     368,780.73      8.884      8.384        360         359              600              599           0           0
     183,500.00      8.500      8.000        360         360              360              360           0           0
     747,600.00      7.159      6.659        360         359              300              300          60          59
     326,000.00      7.300      6.800        360         360              300              300          60          60
     134,400.00      8.400      7.900        360         360              600              600           0           0
     118,300.00      8.100      7.600        360         360              600              600           0           0
     146,400.00      6.950      6.450        360         359              300              300          60          59
     120,000.00      8.999      8.499        360         360              360              360           0           0
      96,800.00      9.200      8.700        360         360              360              360           0           0
     381,642.78      7.832      7.332        360         359              360              359           0           0
     123,000.00     10.300      9.800        360         360              480              480           0           0
     323,954.24      7.702      7.202        360         359              600              599           0           0
     204,000.00      6.600      6.100        360         360              360              360           0           0
     167,200.00      6.700      6.200        360         360              240              240         120         120
     695,333.59      7.920      7.420        360         359              360              359           0           0
     490,148.32      7.656      7.156        360         360              480              480           0           0
     149,600.00      8.100      7.600        360         360              480              480           0           0
     562,800.00      6.381      5.881        360         360              480              480           0           0
   1,441,343.64      8.377      7.877        360         359              360              359           0           0
   6,891,989.67      7.133      6.633        360         359              300              300          60          59
   1,496,355.40      8.317      7.817        360         359              480              479           0           0
   1,939,150.00      8.293      7.793        360         359              300              300          60          59
   2,857,404.07      8.213      7.713        360         359              480              479           0           0
     796,291.98      7.603      7.103        360         359              480              479           0           0
     710,605.09      8.872      8.372        360         359              360              359           0           0
     583,838.69      8.055      7.555        360         360              360              360           0           0
   1,931,403.09      7.940      7.440        360         359              600              599           0           0
     580,866.04      7.130      6.630        360         358              480              478           0           0
     796,344.34      7.520      7.020        360         359              360              359           0           0

                                                                                    NUMBER OF
                                                                                     MONTHS                 ORIGINAL
                              INITIAL                                     RATE     UNTIL NEXT               MONTHS TO
                                RATE                                     CHANGE       RATE                 PREPAYMENT
    CURRENT         GROSS      CHANGE   PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT                PENALTY
  BALANCE ($)     MARGIN(%)    CAP(%)    CAP(%)    RATE(%)   RATE(%)    (MONTHS)      DATE        INDEX    EXPIRATION
---------------   ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
     129,934.55       2.750     3.000      1.000    11.990     5.990           6           59   6M LIBOR            0
     307,934.75       3.765     3.000      1.000    12.652     6.652           6           59   6M LIBOR            0
   1,287,000.00       4.799     3.000      1.000    12.668     6.668           6           60   6M LIBOR            0
     199,883.74       4.900     1.000      1.000    14.700     8.700           6            5   6M LIBOR            0
  17,891,129.10       5.035     3.000      1.000    13.492     7.492           6           35   6M LIBOR            0
     242,850.06       5.243     3.000      1.000    15.022     9.022           6           23   6M LIBOR           12
   5,114,218.00       5.347     3.000      1.000    14.206     8.206           6           23   6M LIBOR            0
     162,923.14       5.400     3.000      1.000    15.700     9.700           6           23   6M LIBOR           12
     479,679.39       5.400     3.000      1.000    14.334     8.334           6           24   6M LIBOR           24
     368,780.73       5.400     3.000      1.000    14.884     8.884           6           23   6M LIBOR           12
     183,500.00       5.400     3.000      1.000    14.500     8.500           6           60   6M LIBOR           24
     747,600.00       5.400     3.000      1.000    13.159     7.159           6           35   6M LIBOR           36
     326,000.00       5.400     3.000      1.000    13.300     7.300           6           36   6M LIBOR           12
     134,400.00       5.400     3.000      1.000    14.400     8.400           6           24   6M LIBOR           36
     118,300.00       5.400     3.000      1.000    14.100     8.100           6           36   6M LIBOR           24
     146,400.00       5.400     3.000      1.000    12.950     6.950           6           35   6M LIBOR           24
     120,000.00       5.400     3.000      1.000    14.999     9.000           6           24   6M LIBOR           12
      96,800.00       5.400     3.000      1.000    15.200     9.200           6           36   6M LIBOR           24
     381,642.78       5.400     3.000      1.000    13.832     7.832           6           35   6M LIBOR           36
     123,000.00       5.400     3.000      1.000    16.300    10.300           6           36   6M LIBOR           24
     323,954.24       5.400     3.000      1.000    13.702     7.702           6           35   6M LIBOR           24
     204,000.00       5.400     3.000      1.000    12.600     6.600           6           60   6M LIBOR           36
     167,200.00       5.400     3.000      1.000    12.700     6.700           6           60   6M LIBOR           36
     695,333.59       5.400     3.000      1.000    13.920     7.920           6           23   6M LIBOR           36
     490,148.32       5.400     3.000      1.000    13.656     7.656           6           36   6M LIBOR           12
     149,600.00       5.400     3.000      1.000    14.100     8.100           6           60   6M LIBOR           24
     562,800.00       5.400     3.000      1.000    12.381     6.381           6           60   6M LIBOR           36
   1,441,343.64       5.480     3.000      1.000    14.377     8.377           6           35   6M LIBOR           12
   6,891,989.67       5.526     3.000      1.000    13.133     7.133           6           35   6M LIBOR           36
   1,496,355.40       5.530     3.000      1.000    14.317     8.317           6           35   6M LIBOR           12
   1,939,150.00       5.530     3.000      1.000    14.293     8.293           6           23   6M LIBOR           12
   2,857,404.07       5.535     3.000      1.000    14.213     8.213           6           23   6M LIBOR           12
     796,291.98       5.551     3.000      1.000    13.603     7.603           6           23   6M LIBOR           36
     710,605.09       5.552     3.000      1.000    14.872     8.872           6           23   6M LIBOR           12
     583,838.69       5.554     3.000      1.000    14.055     8.055           6           60   6M LIBOR            0
   1,931,403.09       5.558     3.000      1.000    13.940     7.940           6           35   6M LIBOR           12
     580,866.04       5.564     3.000      1.000    13.130     7.130           6           34   6M LIBOR           36
     796,344.34       5.567     3.000      1.000    13.520     7.520           6           59   6M LIBOR           36

   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                 GROUP I ADJUSTABLE RATE MORTGAGE LOANS (CONT.)


                                                                  ORIGINAL         REMAINING      ORIGINAL   REMAINING
                                                                AMORTIZATION     AMORTIZATION    INTEREST-   INTEREST-
                                NET     ORIGINAL   REMAINING        TERM             TERM           ONLY       ONLY
    CURRENT       MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO-TERM)   (LESS IO-TERM)      TERM       TERM
  BALANCE ($)      RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)       (MONTHS)    (MONTHS)
---------------   --------   --------   --------   ---------   --------------   --------------   ---------   ---------
     456,900.00      7.109      6.609        360         359              300              300          60          59
  17,485,560.00      7.380      6.880        360         359              300              300          60          59
     721,317.14      8.921      8.421        360         358              360              358           0           0
  47,037,684.23      8.354      7.854        360         359              600              599           0           0
   1,901,032.87      8.220      7.720        360         359              600              599           0           0
   2,282,033.69      8.223      7.723        360         359              600              599           0           0
  33,462,245.34      8.735      8.235        360         359              360              359           0           0
  28,148,790.04      8.598      8.098        360         359              600              599           0           0
     449,750.00      7.483      6.983        360         360              300              300          60          60
   3,465,394.21      8.704      8.204        360         360              360              360           0           0
     277,734.31      7.782      7.282        360         360              600              600           0           0
     114,614.25      8.872      8.372        360         359              480              479           0           0
  54,731,189.00      8.376      7.876        360         359              360              359           0           0
   1,009,466.46      8.404      7.904        360         359              480              479           0           0
   1,592,637.62      8.037      7.537        360         360              600              600           0           0
  21,341,684.32      7.828      7.328        360         359              600              599           0           0
   1,644,588.75      7.882      7.382        360         359              300              300          60          59
     764,582.87      8.478      7.978        360         359              480              479           0           0
     262,000.00      9.082      8.582        360         360              300              300          60          60
  29,079,342.87      8.416      7.916        360         359              480              479           0           0
   1,791,260.00      7.770      7.270        360         359              300              300          60          59
 101,026,427.22      8.103      7.603        360         359              600              599           0           0
   2,517,110.04      8.468      7.968        360         360              360              360           0           0
   7,394,227.85      8.395      7.895        360         359              600              599           0           0
     470,323.13      8.719      8.219        360         360              480              480           0           0
   2,631,890.85      7.778      7.278        360         359              600              599           0           0
     535,170.16      8.220      7.720        360         359              480              479           0           0
     743,977.79      8.163      7.663        360         360              360              360           0           0
     302,900.00      8.870      8.370        360         358              300              300          60          58
   2,571,522.69      7.085      6.585        360         360              240              240         120         120
   7,939,616.85      8.146      7.646        360         359              360              359           0           0
     628,474.98      8.560      8.060        360         359              600              599           0           0
   2,122,134.04      8.826      8.326        360         359              360              359           0           0
  53,980,091.85      8.311      7.811        360         359              360              359           0           0
     287,107.50      8.692      8.192        360         360              360              360           0           0
  20,098,136.30      8.690      8.190        360         359              480              479           0           0
   5,443,138.68      8.148      7.648        360         359              480              479           0           0
   1,367,428.06      8.228      7.728        360         359              480              479           0           0

                                                                                    NUMBER OF
                                                                                     MONTHS                 ORIGINAL
                              INITIAL                                     RATE     UNTIL NEXT               MONTHS TO
                                RATE                                     CHANGE       RATE                 PREPAYMENT
    CURRENT         GROSS      CHANGE   PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT                PENALTY
  BALANCE ($)     MARGIN(%)    CAP(%)    CAP(%)    RATE(%)   RATE(%)    (MONTHS)      DATE        INDEX    EXPIRATION
---------------   ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
     456,900.00       5.585     3.000      1.000    13.109     7.109           6           23   6M LIBOR           36
  17,485,560.00       5.586     3.000      1.000    13.380     7.380           6           23   6M LIBOR           24
     721,317.14       5.593     2.000      1.000    14.921     8.921           6           10   6M LIBOR            0
  47,037,684.23       5.598     3.000      1.000    14.354     8.354           6           35   6M LIBOR            0
   1,901,032.87       5.599     3.000      1.000    14.220     8.220           6           59   6M LIBOR           36
   2,282,033.69       5.606     3.000      1.000    14.223     8.223           6           23   6M LIBOR           24
  33,462,245.34       5.610     3.000      1.000    14.735     8.735           6           23   6M LIBOR            0
  28,148,790.04       5.610     3.000      1.000    14.598     8.598           6           23   6M LIBOR            0
     449,750.00       5.622     3.000      1.000    13.483     7.483           6           36   6M LIBOR           12
   3,465,394.21       5.633     3.000      1.000    14.704     8.704           6           24   6M LIBOR           12
     277,734.31       5.637     3.000      1.000    13.782     7.782           6           36   6M LIBOR           36
     114,614.25       5.638     3.000      1.000    14.872     8.872           6           23   6M LIBOR           36
  54,731,189.00       5.638     3.000      1.000    14.376     8.376           6           35   6M LIBOR            0
   1,009,466.46       5.644     3.000      1.000    14.404     8.404           6           23   6M LIBOR           24
   1,592,637.62       5.654     3.000      1.000    14.037     8.037           6           36   6M LIBOR           36
  21,341,684.32       5.654     3.000      1.000    13.828     7.828           6           35   6M LIBOR           36
   1,644,588.75       5.657     3.000      1.000    13.882     7.882           6           23   6M LIBOR           24
     764,582.87       5.668     3.000      1.000    14.478     8.478           6           23   6M LIBOR           24
     262,000.00       5.675     3.000      1.000    15.082     9.082           6           36   6M LIBOR           36
  29,079,342.87       5.677     3.000      1.000    14.416     8.416           6           35   6M LIBOR            0
   1,791,260.00       5.685     3.000      1.000    13.770     7.770           6           23   6M LIBOR           36
 101,026,427.22       5.690     3.000      1.000    14.103     8.103           6           23   6M LIBOR           24
   2,517,110.04       5.691     3.000      1.000    14.468     8.468           6           24   6M LIBOR           24
   7,394,227.85       5.692     3.000      1.000    14.395     8.395           6           23   6M LIBOR           12
     470,323.13       5.693     3.000      1.000    14.719     8.719           6           24   6M LIBOR           24
   2,631,890.85       5.697     3.000      1.000    13.778     7.778           6           23   6M LIBOR           36
     535,170.16       5.706     3.000      1.000    14.220     8.220           6           23   6M LIBOR           36
     743,977.79       5.709     3.000      1.000    14.163     8.163           6           24   6M LIBOR           36
     302,900.00       5.712     3.000      1.000    14.870     8.870           6           22   6M LIBOR           24
   2,571,522.69       5.719     3.000      1.000    13.085     7.085           6           60   6M LIBOR           36
   7,939,616.85       5.731     3.000      1.000    14.146     8.146           6           35   6M LIBOR           36
     628,474.98       5.743     3.000      1.000    14.560     8.560           6           35   6M LIBOR           12
   2,122,134.04       5.752     3.000      1.000    14.826     8.826           6           23   6M LIBOR           24
  53,980,091.85       5.752     3.000      1.000    14.311     8.311           6           23   6M LIBOR           24
     287,107.50       5.754     3.000      1.000    14.692     8.692           6           36   6M LIBOR           36
  20,098,136.30       5.768     3.000      1.000    14.690     8.690           6           23   6M LIBOR            0
   5,443,138.68       5.770     3.000      1.000    14.148     8.148           6           35   6M LIBOR           36
   1,367,428.06       5.773     3.000      1.000    14.228     8.228           6           23   6M LIBOR           24

   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                 GROUP I ADJUSTABLE RATE MORTGAGE LOANS (CONT.)


                                                                  ORIGINAL         REMAINING      ORIGINAL   REMAINING
                                                                AMORTIZATION     AMORTIZATION    INTEREST-   INTEREST-
                                NET     ORIGINAL   REMAINING        TERM             TERM           ONLY       ONLY
    CURRENT       MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO-TERM)   (LESS IO-TERM)      TERM       TERM
  BALANCE ($)      RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)       (MONTHS)    (MONTHS)
---------------   --------   --------   --------   ---------   --------------   --------------   ---------   ---------
  29,405,166.58      8.382      7.882        360         359              480              479           0           0
     182,400.00      8.030      7.530        360         359              300              300          60          59
      96,840.34      8.450      7.950        360         359              360              359           0           0
     684,495.00      7.863      7.363        360         359              300              300          60          59
   1,117,138.06      8.349      7.849        360         359              600              599           0           0
   2,660,252.35      8.618      8.118        360         359              600              599           0           0
     535,022.50      8.084      7.584        360         360              600              600           0           0
     692,839.61      8.061      7.561        360         360              360              360           0           0
     590,300.28      7.723      7.223        360         360              480              480           0           0
     796,289.88      8.205      7.705        360         359              360              359           0           0
   3,989,758.15      8.664      8.164        360         359              360              359           0           0
   2,224,784.75      8.290      7.790        360         359              480              479           0           0
   2,280,785.96      8.638      8.138        360         360              360              360           0           0
   1,669,343.36      8.019      7.519        360         359              600              599           0           0
     472,400.00      8.183      7.683        360         360              600              600           0           0
     480,958.89      8.304      7.804        360         359              600              599           0           0
   2,420,669.65      7.720      7.220        360         360              600              600           0           0
   2,429,331.31      8.718      8.218        360         359              600              599           0           0
     789,932.89      8.294      7.794        360         359              480              479           0           0
     828,543.47      9.150      8.650        360         360              600              600           0           0
     515,584.99      8.879      8.379        360         359              480              479           0           0
     233,850.79      8.250      7.750        360         359              360              359           0           0
     250,400.00      7.200      6.700        360         359              300              300          60          59
     504,846.00      7.949      7.449        360         359              300              300          60          59
      96,213.91      7.650      7.150        360         359              360              359           0           0
     377,890.14      7.950      7.450        360         359              480              479           0           0
     229,500.00      8.500      8.000        360         360              300              300          60          60
   1,213,800.00      7.869      7.369        360         359              300              300          60          59
     213,738.99      8.759      8.259        360         359              360              359           0           0
   1,272,126.41      8.462      7.962        360         359              360              359           0           0
   1,894,338.01      8.583      8.083        360         360              360              360           0           0
     221,475.00      9.247      8.747        360         360              480              480           0           0
   1,318,850.81      8.204      7.704        360         360              480              480           0           0
     916,086.64      8.746      8.246        360         360              600              600           0           0
   3,700,227.14      8.538      8.038        360         359              360              359           0           0
     659,081.43      9.823      9.323        360         359              600              599           0           0
     641,250.00      8.158      7.658        360         360              600              600           0           0
     710,707.51      8.184      7.684        360         360              360              360           0           0

                                                                                    NUMBER OF
                                                                                     MONTHS                 ORIGINAL
                              INITIAL                                     RATE     UNTIL NEXT               MONTHS TO
                                RATE                                     CHANGE       RATE                 PREPAYMENT
    CURRENT         GROSS      CHANGE   PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT                PENALTY
  BALANCE ($)     MARGIN(%)    CAP(%)    CAP(%)    RATE(%)   RATE(%)    (MONTHS)      DATE        INDEX    EXPIRATION
---------------   ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
  29,405,166.58       5.783     3.000      1.000    14.382     8.382           6           23   6M LIBOR           24
     182,400.00       5.795     3.000      1.000    14.030     8.030           6           23   6M LIBOR           36
      96,840.34       5.800     3.000      1.000    14.450     8.450           6           35   6M LIBOR           24
     684,495.00       5.801     3.000      1.000    13.863     7.863           6           23   6M LIBOR           24
   1,117,138.06       5.810     3.000      1.000    14.349     8.349           6           23   6M LIBOR           36
   2,660,252.35       5.819     3.000      1.000    14.618     8.618           6           23   6M LIBOR           36
     535,022.50       5.822     3.000      1.000    14.084     8.084           6           24   6M LIBOR           24
     692,839.61       5.828     3.000      1.000    14.061     8.061           6           36   6M LIBOR           36
     590,300.28       5.834     3.000      1.000    13.723     7.723           6           36   6M LIBOR           36
     796,289.88       5.834     3.000      1.000    14.205     8.205           6           35   6M LIBOR           12
   3,989,758.15       5.840     3.000      1.000    14.664     8.664           6           23   6M LIBOR           24
   2,224,784.75       5.841     3.000      1.000    14.290     8.290           6           23   6M LIBOR           36
   2,280,785.96       5.843     3.000      1.000    14.638     8.638           6           24   6M LIBOR           24
   1,669,343.36       5.848     3.000      1.000    14.019     8.019           6           35   6M LIBOR           36
     472,400.00       5.867     3.000      1.000    14.183     8.183           6           36   6M LIBOR           36
     480,958.89       5.867     3.000      1.000    14.304     8.304           6           23   6M LIBOR           24
   2,420,669.65       5.873     3.000      1.000    13.720     7.720           6           24   6M LIBOR           36
   2,429,331.31       5.879     3.000      1.000    14.718     8.718           6           35   6M LIBOR           36
     789,932.89       5.893     3.000      1.000    14.294     8.294           6           35   6M LIBOR           36
     828,543.47       5.898     3.000      1.000    15.150     9.150           6           36   6M LIBOR           24
     515,584.99       5.900     3.000      1.000    14.879     8.879           6           35   6M LIBOR           36
     233,850.79       5.900     3.000      1.000    14.250     8.250           6           59   6M LIBOR           36
     250,400.00       5.900     3.000      1.000    13.200     7.200           6           23   6M LIBOR           12
     504,846.00       5.900     3.000      1.000    13.949     7.949           6           35   6M LIBOR           36
      96,213.91       5.900     3.000      1.000    13.650     7.650           6           35   6M LIBOR           24
     377,890.14       5.900     3.000      1.000    13.950     7.950           6           35   6M LIBOR           24
     229,500.00       5.900     1.000      1.000    14.500     8.500           6           6    6M LIBOR            0
   1,213,800.00       5.903     3.000      1.000    13.869     7.869           6           35   6M LIBOR           12
     213,738.99       5.924     3.000      1.000    14.759     8.759           6           23   6M LIBOR           12
   1,272,126.41       5.925     3.000      1.000    14.462     8.462           6           23   6M LIBOR           36
   1,894,338.01       5.933     3.000      1.000    14.583     8.583           6           35   6M LIBOR           36
     221,475.00       5.934     3.000      1.000    15.247     9.247           6           24   6M LIBOR           24
   1,318,850.81       5.951     3.000      1.000    14.204     8.204           6           24   6M LIBOR           36
     916,086.64       5.969     3.000      1.000    14.746     8.746           6           24   6M LIBOR           24
   3,700,227.14       5.989     3.000      1.000    14.538     8.538           6           23   6M LIBOR           36
     659,081.43       6.020     3.000      1.000    15.823     9.823           6           23   6M LIBOR           24
     641,250.00       6.044     3.000      1.000    14.158     8.158           6           60   6M LIBOR           24
     710,707.51       6.075     3.000      1.000    14.184     8.184           6           36   6M LIBOR           36

   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                 GROUP I ADJUSTABLE RATE MORTGAGE LOANS (CONT.)


                                                                  ORIGINAL         REMAINING      ORIGINAL   REMAINING
                                                                AMORTIZATION     AMORTIZATION    INTEREST-   INTEREST-
                                NET     ORIGINAL   REMAINING        TERM             TERM           ONLY       ONLY
    CURRENT       MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO-TERM)   (LESS IO-TERM)      TERM       TERM
  BALANCE ($)      RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)       (MONTHS)    (MONTHS)
---------------   --------   --------   --------   ---------   --------------   --------------   ---------   ---------
   2,989,511.34      8.852      8.352        360         359              360              359           0           0
     393,837.77     10.108      9.608        360         360              360              360           0           0
   4,914,186.50      8.926      8.426        360         360              360              360           0           0
     295,500.00      9.394      8.894        360         360              360              360           0           0
     806,640.53      8.720      8.220        360         360              600              600           0           0
     325,040.05      8.229      7.729        360         359              360              359           0           0
     134,950.00      7.850      7.350        360         360              600              600           0           0
     171,000.00      8.850      8.350        360         360              360              360           0           0
     169,830.33      9.450      8.950        360         358              360              358           0           0
     117,300.00      8.750      8.250        360         359              300              300          60          59
     255,000.00     10.600     10.100        360         360              480              480           0           0
     178,000.00     10.350      9.850        360         360              300              300          60          60
      71,250.00      9.700      9.200        360         360              360              360           0           0

                                                                                    NUMBER OF
                                                                                     MONTHS                 ORIGINAL
                              INITIAL                                     RATE     UNTIL NEXT               MONTHS TO
                                RATE                                     CHANGE       RATE                 PREPAYMENT
    CURRENT         GROSS      CHANGE   PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT                PENALTY
  BALANCE ($)     MARGIN(%)    CAP(%)    CAP(%)    RATE(%)   RATE(%)    (MONTHS)      DATE        INDEX    EXPIRATION
---------------   ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
   2,989,511.34       6.085     3.000      1.000    14.852     8.852           6           23   6M LIBOR           24
     393,837.77       6.090     3.000      1.000    16.108    10.108           6           24   6M LIBOR           12
   4,914,186.50       6.099     3.000      1.000    14.926     8.926           6           24   6M LIBOR           24
     295,500.00       6.149     3.000      1.000    15.394     9.394           6           60   6M LIBOR           36
     806,640.53       6.154     3.000      1.000    14.720     8.720           6           24   6M LIBOR           24
     325,040.05       6.163     3.000      1.000    14.229     8.229           6           23   6M LIBOR           36
     134,950.00       6.250     3.000      1.000    13.850     7.850           6           60   6M LIBOR           36
     171,000.00       6.400     3.000      1.000    14.850     8.850           6           60   6M LIBOR           36
     169,830.33       6.400     3.000      1.000    15.450     9.450           6           34   6M LIBOR           24
     117,300.00       6.400     3.000      1.000    14.750     8.750           6           23   6M LIBOR           12
     255,000.00       6.400     3.000      1.000    16.600    10.600           6           24   6M LIBOR           12
     178,000.00       6.400     3.000      1.000    16.350    10.350           6           24   6M LIBOR           24
      71,250.00       6.400     2.000      1.000    15.700     9.700           6           12   6M LIBOR           12

   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                     GROUP II ADJUSTABLE RATE MORTGAGE LOANS


                                                                  ORIGINAL         REMAINING      ORIGINAL   REMAINING
                                                                AMORTIZATION     AMORTIZATION    INTEREST-   INTEREST-
                                NET     ORIGINAL   REMAINING        TERM             TERM           ONLY        ONLY
    CURRENT       MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO-TERM)   (LESS IO-TERM)      TERM        TERM
  BALANCE ($)      RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)       (MONTHS)    (MONTHS)
  -----------     --------   --------   --------   ---------   --------------   --------------   ---------   ---------
   2,965,900.00      6.990      6.490        360         359              240              240         120         119
   3,149,772.49      7.214      6.714        360         360              600              600           0           0
  32,161,720.67      7.618      7.118        360         359              300              300          60          59
  40,139,262.64      7.387      6.887        360         359              300              300          60          59
     741,500.00      7.825      7.325        360         360              360              360           0           0
   2,010,067.04      7.733      7.233        360         360              360              360           0           0
     760,000.00      6.400      5.900        360         360              360              360           0           0
     241,600.00      7.700      7.200        360         360              300              300          60          60
     458,800.00      7.798      7.298        360         360              300              300          60          60
     129,000.00      7.999      7.499        360         360              300              300          60          60
     694,177.85      7.550      7.050        360         360              360              360           0           0
     396,950.00      8.029      7.529        360         359              300              300          60          59
  60,950,214.56      8.485      7.985        360         360              600              600           0           0
  62,653,870.50      8.061      7.561        360         359              600              599           0           0
   1,369,459.00      7.696      7.196        360         360              480              480           0           0
     152,885.31      7.450      6.950        360         359              360              359           0           0
     671,600.00      7.643      7.143        360         360              480              480           0           0
     118,800.00      7.450      6.950        360         360              600              600           0           0
     264,000.00      6.700      6.200        360         359              240              240         120         119
     698,400.00      8.234      7.734        360         359              300              300          60          59
     421,200.00      8.894      8.394        360         359              300              300          60          59
     500,000.00      7.200      6.700        360         359              300              300          60          59
     614,752.50      7.600      7.100        360         359              360              359           0           0
     110,377.45      9.150      8.650        360         359              480              479           0           0
      57,875.14      7.700      7.200        360         357              360              357           0           0
      71,250.00      8.950      8.450        360         360              300              300          60          60
      84,800.00      7.450      6.950        360         360              300              300          60          60
     211,659.10      7.451      6.951        360         359              360              359           0           0
     279,591.26      8.010      7.510        360         360              600              600           0           0
     405,511.94      8.783      8.283        360         360              360              360           0           0
     559,856.23      8.238      7.738        360         360              360              360           0           0
     514,691.32      7.506      7.006        360         359              480              479           0           0
     134,800.00      7.400      6.900        360         360              360              360           0           0
     104,000.00      8.800      8.300        360         360              480              480           0           0
     328,789.10      7.751      7.251        360         360              600              600           0           0
   1,128,000.00      7.988      7.488        360         360              360              360           0           0
     464,000.00      6.600      6.100        360         360              360              360           0           0
     205,989.24     10.250      9.750        360         359              600              599           0           0

                                                                                    NUMBER OF
                                                                                     MONTHS                 ORIGINAL
                              INITIAL                                     RATE     UNTIL NEXT               MONTHS TO
                                RATE                                     CHANGE       RATE                 PREPAYMENT
    CURRENT         GROSS      CHANGE   PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT                PENALTY
  BALANCE ($)     MARGIN(%)    CAP(%)    CAP(%)    RATE(%)   RATE(%)    (MONTHS)      DATE        INDEX    EXPIRATION
  -----------     ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
   2,965,900.00       3.580     3.000      1.000    12.990     6.990           6           59   6M LIBOR            0
   3,149,772.49       3.587     3.000      1.000    13.214     7.214           6           60   6M LIBOR            0
  32,161,720.67       4.287     3.000      1.000    13.618     7.618           6           23   6M LIBOR            0
  40,139,262.64       4.687     3.000      1.000    13.387     7.387           6           35   6M LIBOR            0
     741,500.00       4.737     2.000      1.000    13.825     7.825           6           12   6M LIBOR            0
   2,010,067.04       4.852     3.000      1.000    13.733     7.733           6           60   6M LIBOR            0
     760,000.00       4.900     1.000      1.000    12.400     6.400           6            6   6M LIBOR           24
     241,600.00       4.900     1.000      1.000    13.700     7.700           6            6   6M LIBOR           12
     458,800.00       4.900     1.000      1.000    13.798     7.798           6            6   6M LIBOR           24
     129,000.00       4.900     1.000      1.000    13.999     8.000           6            6   6M LIBOR           36
     694,177.85       4.900     1.000      1.000    13.550     7.550           6            6   6M LIBOR            0
     396,950.00       5.181     1.000      1.000    14.029     8.029           6            5   6M LIBOR            0
  60,950,214.56       5.237     3.000      1.000    14.485     8.485           6           24   6M LIBOR            0
  62,653,870.50       5.293     3.000      1.000    14.061     8.061           6           35   6M LIBOR            0
   1,369,459.00       5.371     3.000      1.000    13.696     7.696           6           36   6M LIBOR           12
     152,885.31       5.400     3.000      1.000    13.450     7.450           6           23   6M LIBOR           12
     671,600.00       5.400     3.000      1.000    13.643     7.643           6           36   6M LIBOR           36
     118,800.00       5.400     3.000      1.000    13.450     7.450           6           36   6M LIBOR           36
     264,000.00       5.400     3.000      1.000    12.700     6.700           6           59   6M LIBOR           36
     698,400.00       5.400     3.000      1.000    14.234     8.234           6           23   6M LIBOR           36
     421,200.00       5.400     3.000      1.000    14.894     8.894           6           35   6M LIBOR           36
     500,000.00       5.400     3.000      1.000    13.200     7.200           6           23   6M LIBOR           24
     614,752.50       5.400     2.000      1.000    13.600     7.600           6           11   6M LIBOR           12
     110,377.45       5.400     3.000      1.000    15.150     9.150           6           23   6M LIBOR           12
      57,875.14       5.400     3.000      1.000    13.700     7.700           6           57   6M LIBOR           36
      71,250.00       5.400     3.000      1.000    14.950     8.950           6           24   6M LIBOR           12
      84,800.00       5.400     3.000      1.000    13.450     7.450           6           24   6M LIBOR           24
     211,659.10       5.400     3.000      1.000    13.451     7.451           6           35   6M LIBOR           24
     279,591.26       5.400     3.000      1.000    14.010     8.010           6           24   6M LIBOR           12
     405,511.94       5.400     3.000      1.000    14.783     8.783           6           36   6M LIBOR           12
     559,856.23       5.400     3.000      1.000    14.238     8.238           6           36   6M LIBOR           24
     514,691.32       5.400     3.000      1.000    13.506     7.506           6           35   6M LIBOR           36
     134,800.00       5.400     3.000      1.000    13.400     7.400           6           60   6M LIBOR           36
     104,000.00       5.400     3.000      1.000    14.800     8.800           6           60   6M LIBOR           36
     328,789.10       5.400     3.000      1.000    13.751     7.751           6           60   6M LIBOR           36
   1,128,000.00       5.400     3.000      1.000    13.988     7.988           6           36   6M LIBOR           12
     464,000.00       5.400     3.000      1.000    12.600     6.600           6           36   6M LIBOR           24
     205,989.24       5.400     3.000      1.000    16.250    10.250           6           59   6M LIBOR           12

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                 GROUP II ADJUSTABLE RATE MORTGAGE LOANS (CONT.)


                                                                  ORIGINAL         REMAINING      ORIGINAL   REMAINING
                                                                AMORTIZATION     AMORTIZATION    INTEREST-   INTEREST-
                                NET     ORIGINAL   REMAINING        TERM             TERM           ONLY        ONLY
    CURRENT       MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO-TERM)   (LESS IO-TERM)      TERM        TERM
  BALANCE ($)      RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)       (MONTHS)    (MONTHS)
  -----------     --------   --------   --------   ---------   --------------   --------------   ---------   ---------
     166,400.00      8.200      7.700        360         359              240              240         120         119
   2,805,127.17      7.101      6.601        360         359              240              240         120         119
     944,720.00      8.725      8.225        360         360              300              300          60          60
     853,000.00      8.250      7.750        360         359              300              300          60          59
     658,569.23      8.351      7.851        360         360              480              480           0           0
  16,494,536.30      7.138      6.638        360         359              300              300          60          59
   1,191,420.70      8.479      7.979        360         360              480              480           0           0
  84,299,758.79      7.411      6.911        360         359              300              300          60          59
     335,384.18      7.397      6.897        360         360              600              600           0           0
     480,709.32      8.680      8.180        360         359              360              359           0           0
  54,163,463.55      8.253      7.753        360         359              360              359           0           0
   1,726,231.14      8.272      7.772        360         360              480              480           0           0
     876,994.98      8.202      7.702        360         360              600              600           0           0
     767,200.00      7.457      6.957        360         359              300              300          60          59
 237,200,582.25      7.939      7.439        360         359              600              599           0           0
     206,770.55      8.956      8.456        360         359              480              479           0           0
  10,721,755.75      7.874      7.374        360         359              300              300          60          59
   7,385,211.03      7.671      7.171        360         360              480              480           0           0
  24,157,139.14      8.259      7.759        360         359              480              479           0           0
  13,059,450.64      8.182      7.682        360         360              360              360           0           0
   4,508,861.24      7.646      7.146        360         360              600              600           0           0
     749,058.92      8.660      8.160        360         360              480              480           0           0
     987,889.86      8.257      7.757        360         359              360              359           0           0
  23,709,335.93      8.343      7.843        360         359              600              599           0           0
  32,101,522.50      7.649      7.149        360         360              600              600           0           0
     497,890.00      8.036      7.536        360         360              480              480           0           0
     331,920.00      8.326      7.826        360         360              600              600           0           0
     599,435.58      8.622      8.122        360         360              480              480           0           0
     217,237.86      7.888      7.388        360         360              600              600           0           0
  20,170,392.30      8.597      8.097        360         359              480              479           0           0
   3,119,048.00      7.180      6.680        360         359              300              300          60          59
  40,137,980.04      7.935      7.435        360         359              480              479           0           0
   5,014,639.60      8.728      8.228        360         359              360              359           0           0
     251,973.03      9.298      8.798        360         360              360              360           0           0
   2,445,077.75      8.103      7.603        360         360              480              480           0           0
   1,596,000.00      8.967      8.467        360         359              300              300          60          59
     320,400.00      8.658      8.158        360         359              300              300          60          59
  96,154,672.89      8.346      7.846        360         359              360              359           0           0

                                                                                    NUMBER OF
                                                                                     MONTHS                 ORIGINAL
                              INITIAL                                     RATE     UNTIL NEXT               MONTHS TO
                                RATE                                     CHANGE       RATE                 PREPAYMENT
    CURRENT         GROSS      CHANGE   PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT                PENALTY
  BALANCE ($)     MARGIN(%)    CAP(%)    CAP(%)    RATE(%)   RATE(%)    (MONTHS)      DATE        INDEX    EXPIRATION
  -----------     ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
     166,400.00       5.400     3.000      1.000    14.200     8.200           6           59   6M LIBOR           24
   2,805,127.17       5.400     3.000      1.000    13.101     7.101           6           59   6M LIBOR           36
     944,720.00       5.400     3.000      1.000    14.725     8.725           6           36   6M LIBOR           12
     853,000.00       5.400     3.000      1.000    14.250     8.250           6           35   6M LIBOR           24
     658,569.23       5.400     3.000      1.000    14.351     8.351           6           60   6M LIBOR            0
  16,494,536.30       5.453     3.000      1.000    13.138     7.138           6           35   6M LIBOR           36
   1,191,420.70       5.455     3.000      1.000    14.479     8.479           6           24   6M LIBOR           24
  84,299,758.79       5.455     3.000      1.000    13.411     7.411           6           23   6M LIBOR           24
     335,384.18       5.461     3.000      1.000    13.397     7.397           6           36   6M LIBOR           24
     480,709.32       5.475     3.000      1.000    14.680     8.680           6           35   6M LIBOR           36
  54,163,463.55       5.478     3.000      1.000    14.253     8.253           6           35   6M LIBOR            0
   1,726,231.14       5.496     3.000      1.000    14.272     8.272           6           24   6M LIBOR           36
     876,994.98       5.505     3.000      1.000    14.202     8.202           6           24   6M LIBOR           24
     767,200.00       5.509     3.000      1.000    13.457     7.457           6           35   6M LIBOR           36
 237,200,582.25       5.526     3.000      1.000    13.939     7.939           6           24   6M LIBOR           24
     206,770.55       5.531     3.000      1.000    14.956     8.956           6           23   6M LIBOR           24
  10,721,755.75       5.533     3.000      1.000    13.874     7.874           6           23   6M LIBOR           12
   7,385,211.03       5.541     3.000      1.000    13.671     7.671           6           36   6M LIBOR           36
  24,157,139.14       5.541     3.000      1.000    14.259     8.259           6           35   6M LIBOR            0
  13,059,450.64       5.551     3.000      1.000    14.182     8.182           6           36   6M LIBOR           36
   4,508,861.24       5.554     3.000      1.000    13.646     7.646           6           59   6M LIBOR           36
     749,058.92       5.558     3.000      1.000    14.660     8.660           6           60   6M LIBOR           36
     987,889.86       5.566     3.000      1.000    14.257     8.258           6           59   6M LIBOR           36
  23,709,335.93       5.583     3.000      1.000    14.343     8.343           6           23   6M LIBOR           12
  32,101,522.50       5.583     3.000      1.000    13.649     7.649           6           36   6M LIBOR           36
     497,890.00       5.592     3.000      1.000    14.036     8.036           6           36   6M LIBOR           24
     331,920.00       5.594     3.000      1.000    14.326     8.326           6           36   6M LIBOR           24
     599,435.58       5.599     3.000      1.000    14.622     8.622           6           24   6M LIBOR           24
     217,237.86       5.605     3.000      1.000    13.888     7.888           6           24   6M LIBOR           24
  20,170,392.30       5.608     3.000      1.000    14.597     8.597           6           23   6M LIBOR            0
   3,119,048.00       5.621     3.000      1.000    13.180     7.180           6           23   6M LIBOR           36
  40,137,980.04       5.622     3.000      1.000    13.935     7.935           6           23   6M LIBOR           24
   5,014,639.60       5.624     3.000      1.000    14.728     8.728           6           23   6M LIBOR           24
     251,973.03       5.629     3.000      1.000    15.298     9.298           6           24   6M LIBOR           12
   2,445,077.75       5.629     3.000      1.000    14.103     8.103           6           36   6M LIBOR           12
   1,596,000.00       5.646     3.000      1.000    14.967     8.967           6           23   6M LIBOR           24
     320,400.00       5.666     3.000      1.000    14.658     8.658           6           23   6M LIBOR           24
  96,154,672.89       5.671     3.000      1.000    14.346     8.346           6           23   6M LIBOR           24

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                 GROUP II ADJUSTABLE RATE MORTGAGE LOANS (CONT.)


                                                                  ORIGINAL         REMAINING      ORIGINAL   REMAINING
                                                                AMORTIZATION     AMORTIZATION    INTEREST-   INTEREST-
                                NET     ORIGINAL   REMAINING        TERM             TERM           ONLY        ONLY
    CURRENT       MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO-TERM)   (LESS IO-TERM)      TERM        TERM
  BALANCE ($)      RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)       (MONTHS)    (MONTHS)
  -----------     --------   --------   --------   ---------   --------------   --------------   ---------   ---------
   1,685,129.42      8.695      8.195        360         360              600              600           0           0
   1,892,594.63      8.151      7.651        360         359              600              599           0           0
   7,876,633.86      8.313      7.813        360         359              360              359           0           0
   1,846,435.22      7.872      7.372        360         359              600              599           0           0
   5,267,207.09      7.466      6.966        360         359              600              599           0           0
   1,053,432.77      7.917      7.417        360         360              600              600           0           0
     511,850.00      8.433      7.933        360         359              300              300          60          59
   5,692,767.99      8.697      8.197        360         359              600              599           0           0
     826,401.82      8.473      7.973        360         360              360              360           0           0
     893,195.01      8.784      8.284        360         359              360              359           0           0
  42,798,674.99      8.978      8.478        360         359              360              359           0           0
     807,000.00      7.743      7.243        360         360              600              600           0           0
   1,466,963.24      8.647      8.147        360         359              600              599           0           0
   4,148,816.33      8.447      7.947        360         360              600              600           0           0
     182,251.41      7.032      6.532        360         359              360              359           0           0
     466,545.70      8.486      7.986        360         357              480              477           0           0
   2,713,246.72      8.316      7.816        360         360              600              600           0           0
   7,964,382.75      8.229      7.729        360         360              480              480           0           0
     737,840.28      8.678      8.178        360         359              360              359           0           0
     948,048.00      7.892      7.392        360         360              600              600           0           0
   2,221,898.96      7.393      6.893        360         359              600              599           0           0
     914,040.25      8.503      8.003        360         359              480              479           0           0
   1,847,000.00      8.663      8.163        360         360              300              300          60          60
   2,098,767.59      8.091      7.591        360         359              480              479           0           0
     573,632.14      8.701      8.201        360         360              600              600           0           0
   1,115,862.36      9.134      8.634        360         359              360              359           0           0
   3,618,702.03      8.734      8.234        360         359              360              359           0           0
   5,262,708.91      8.787      8.287        360         359              360              359           0           0
     715,208.99      8.571      8.071        360         360              480              480           0           0
     333,538.07      8.838      8.338        360         359              360              359           0           0
   1,452,832.16      8.676      8.176        360         359              480              479           0           0
      50,957.05     10.250      9.750        360         358              360              358           0           0
      99,000.00      7.500      7.000        360         360              600              600           0           0
     122,300.00      9.050      8.550        360         360              360              360           0           0
      73,800.00      8.450      7.950        360         360              300              300          60          60
     175,500.00      8.150      7.650        360         360              360              360           0           0
   2,199,666.22      8.612      8.112        360         360              360              360           0           0
   7,881,179.96      8.713      8.213        360         359              360              359           0           0

                                                                                    NUMBER OF
                                                                                     MONTHS                 ORIGINAL
                              INITIAL                                     RATE     UNTIL NEXT               MONTHS TO
                                RATE                                     CHANGE       RATE                 PREPAYMENT
    CURRENT         GROSS      CHANGE   PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT                PENALTY
  BALANCE ($)     MARGIN(%)    CAP(%)    CAP(%)    RATE(%)   RATE(%)    (MONTHS)      DATE        INDEX    EXPIRATION
  -----------     ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
   1,685,129.42       5.674     3.000      1.000    14.695     8.695           6           24   6M LIBOR           24
   1,892,594.63       5.682     3.000      1.000    14.151     8.151           6           23   6M LIBOR           24
   7,876,633.86       5.685     3.000      1.000    14.313     8.313           6           23   6M LIBOR           12
   1,846,435.22       5.686     3.000      1.000    13.872     7.872           6           23   6M LIBOR           36
   5,267,207.09       5.689     3.000      1.000    13.466     7.466           6           23   6M LIBOR           36
   1,053,432.77       5.689     3.000      1.000    13.917     7.917           6           36   6M LIBOR           24
     511,850.00       5.698     3.000      1.000    14.433     8.433           6           23   6M LIBOR           24
   5,692,767.99       5.700     3.000      1.000    14.697     8.697           6           23   6M LIBOR           36
     826,401.82       5.701     3.000      1.000    14.473     8.473           6           24   6M LIBOR           36
     893,195.01       5.702     2.000      1.000    14.784     8.785           6           11   6M LIBOR           12
  42,798,674.99       5.702     3.000      1.000    14.978     8.978           6           23   6M LIBOR            0
     807,000.00       5.707     3.000      1.000    13.743     7.743           6           36   6M LIBOR           12
   1,466,963.24       5.719     3.000      1.000    14.647     8.647           6           23   6M LIBOR           24
   4,148,816.33       5.732     3.000      1.000    14.447     8.447           6           36   6M LIBOR           12
     182,251.41       5.736     3.000      1.000    13.032     7.032           6           23   6M LIBOR           36
     466,545.70       5.742     3.000      1.000    14.486     8.486           6           21   6M LIBOR           36
   2,713,246.72       5.759     3.000      1.000    14.316     8.316           6           24   6M LIBOR           24
   7,964,382.75       5.767     3.000      1.000    14.229     8.229           6           24   6M LIBOR           12
     737,840.28       5.768     3.000      1.000    14.678     8.678           6           23   6M LIBOR           24
     948,048.00       5.768     3.000      1.000    13.892     7.892           6           24   6M LIBOR           36
   2,221,898.96       5.775     3.000      1.000    13.393     7.393           6           35   6M LIBOR           36
     914,040.25       5.783     3.000      1.000    14.503     8.503           6           23   6M LIBOR           36
   1,847,000.00       5.809     3.000      1.000    14.663     8.663           6           24   6M LIBOR           24
   2,098,767.59       5.810     3.000      1.000    14.091     8.091           6           23   6M LIBOR           24
     573,632.14       5.828     3.000      1.000    14.701     8.701           6           36   6M LIBOR           36
   1,115,862.36       5.840     3.000      1.000    15.134     9.134           6           23   6M LIBOR           36
   3,618,702.03       5.841     3.000      1.000    14.734     8.734           6           23   6M LIBOR           36
   5,262,708.91       5.843     3.000      1.000    14.787     8.787           6           23   6M LIBOR           24
     715,208.99       5.853     3.000      1.000    14.571     8.571           6           24   6M LIBOR           24
     333,538.07       5.891     3.000      1.000    14.838     8.838           6           23   6M LIBOR           36
   1,452,832.16       5.895     3.000      1.000    14.676     8.676           6           23   6M LIBOR           24
      50,957.05       5.900     3.000      1.000    16.250    10.250           6           22   6M LIBOR           12
      99,000.00       5.900     3.000      1.000    13.500     7.500           6           36   6M LIBOR           24
     122,300.00       5.900     3.000      1.000    15.050     9.050           6           24   6M LIBOR           12
      73,800.00       5.900     3.000      1.000    14.450     8.450           6           36   6M LIBOR           36
     175,500.00       5.900     3.000      1.000    14.150     8.150           6           60   6M LIBOR           12
   2,199,666.22       5.901     3.000      1.000    14.612     8.612           6           36   6M LIBOR           36
   7,881,179.96       5.905     3.000      1.000    14.713     8.713           6           23   6M LIBOR           24

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                 GROUP II ADJUSTABLE RATE MORTGAGE LOANS (CONT.)


                                                                  ORIGINAL         REMAINING      ORIGINAL   REMAINING
                                                                AMORTIZATION     AMORTIZATION    INTEREST-   INTEREST-
                                NET     ORIGINAL   REMAINING        TERM             TERM           ONLY        ONLY
    CURRENT       MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO-TERM)   (LESS IO-TERM)      TERM        TERM
  BALANCE ($)      RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)       (MONTHS)    (MONTHS)
  -----------     --------   --------   --------   ---------   --------------   --------------   ---------   ---------
     505,321.53      9.421      8.921        360         360              360              360           0           0
   3,189,295.36      8.740      8.240        360         359              360              359           0           0
     410,250.72      8.403      7.903        360         359              600              599           0           0
     886,112.92      8.286      7.786        360         359              360              359           0           0
   3,940,391.12      8.974      8.474        360         359              360              359           0           0
   1,379,967.19      9.034      8.534        360         359              360              359           0           0
     548,844.58      8.702      8.202        360         360              480              480           0           0
     295,221.63      8.236      7.736        360         360              480              480           0           0
   1,503,274.69      9.079      8.579        360         359              360              359           0           0
     574,223.03      9.943      9.443        360         359              360              359           0           0
     558,039.21      8.060      7.560        360         360              480              480           0           0
     622,860.64      8.822      8.322        360         360              480              480           0           0
     128,192.66      9.950      9.450        360         359              360              359           0           0
     149,750.00      9.300      8.800        360         360              600              600           0           0
      99,999.00      8.250      7.750        360         360              600              600           0           0
     228,500.00      8.477      7.977        360         360              300              300          60          60
     224,580.00      9.880      9.380        360         360              360              360           0           0

                                                                                    NUMBER OF
                                                                                     MONTHS                 ORIGINAL
                              INITIAL                                     RATE     UNTIL NEXT               MONTHS TO
                                RATE                                     CHANGE       RATE                 PREPAYMENT
    CURRENT         GROSS      CHANGE   PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT                PENALTY
  BALANCE ($)     MARGIN(%)    CAP(%)    CAP(%)    RATE(%)   RATE(%)    (MONTHS)      DATE        INDEX    EXPIRATION
  -----------     ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
     505,321.53       5.924     3.000      1.000    15.421     9.421           6           24   6M LIBOR           12
   3,189,295.36       5.937     3.000      1.000    14.740     8.740           6           23   6M LIBOR           24
     410,250.72       5.979     3.000      1.000    14.403     8.403           6           23   6M LIBOR           36
     886,112.92       5.985     3.000      1.000    14.286     8.286           6           35   6M LIBOR           36
   3,940,391.12       5.986     3.000      1.000    14.974     8.974           6           23   6M LIBOR           24
   1,379,967.19       5.996     3.000      1.000    15.034     9.034           6           35   6M LIBOR           36
     548,844.58       6.032     3.000      1.000    14.702     8.702           6           24   6M LIBOR           36
     295,221.63       6.083     3.000      1.000    14.236     8.236           6           36   6M LIBOR           36
   1,503,274.69       6.121     3.000      1.000    15.079     9.079           6           35   6M LIBOR           36
     574,223.03       6.201     3.000      1.000    15.943     9.943           6           23   6M LIBOR           36
     558,039.21       6.221     3.000      1.000    14.060     8.060           6           36   6M LIBOR           36
     622,860.64       6.296     3.000      1.000    14.822     8.822           6           24   6M LIBOR           36
     128,192.66       6.400     3.000      1.000    15.950     9.950           6           35   6M LIBOR           12
     149,750.00       6.400     3.000      1.000    15.300     9.300           6           24   6M LIBOR           12
      99,999.00       6.400     3.000      1.000    14.250     8.250           6           36   6M LIBOR           36
     228,500.00       6.400     3.000      1.000    14.477     8.477           6           36   6M LIBOR           36
     224,580.00       6.400     3.000      1.000    15.880     9.880           6           24   6M LIBOR           12

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

          ONE MONTH LIBOR CORRIDOR TABLE FOR THE CLASS A-1 CERTIFICATES

         BEGINNING    ENDING      NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   --------   -----------   ----------------   ----------------
  1       04/26/07   05/25/07   588,366,000              7.931             10.860
  2       05/25/07   06/25/07   585,556,115              7.410             10.860
  3       06/25/07   07/25/07   581,203,486              7.662             10.860
  4       07/25/07   08/25/07   575,290,870              7.410             10.860
  5       08/25/07   09/25/07   567,819,011              7.410             10.860
  6       09/25/07   10/25/07   558,788,833              7.662             10.860

          ONE MONTH LIBOR CORRIDOR TABLE FOR THE CLASS A-2 CERTIFICATES

         BEGINNING    ENDING       NOTIONAL        1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL     ACCRUAL    BALANCE ($)    LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   --------   -------------   ----------------   ----------------
  1       04/26/07   05/25/07   1,027,354,000              7.829             10.280
  2       05/25/07   06/25/07   1,022,627,516              7.310             10.280
  3       06/25/07   07/25/07   1,015,201,353              7.561             10.280
  4       07/25/07   08/25/07   1,005,045,636              7.310             10.280
  5       08/25/07   09/25/07     992,158,587              7.310             10.280
  6       09/25/07   10/25/07     976,542,176              7.562             10.280

         ONE MONTH LIBOR CORRIDOR TABLE FOR THE SUBORDINATE CERTIFICATES

         BEGINNING    ENDING      NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   --------   -----------   ----------------   ----------------
  1       04/26/07   05/25/07   321,342,000              7.097              8.540
  2       05/25/07   06/25/07   321,342,000              6.577              8.540
  3       06/25/07   07/25/07   321,342,000              6.829              8.540
  4       07/25/07   08/25/07   321,342,000              6.577              8.540
  5       08/25/07   09/25/07   321,342,000              6.578              8.540
  6       09/25/07   10/25/07   321,342,000              6.830              8.540

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                             SWAP CONTRACT SCHEDULE

         BEGINNING    ENDING       NOTIONAL          FIXED
PERIOD    ACCRUAL     ACCRUAL    BALANCE ($)    STRIKE RATE (%)
------   ---------   --------   -------------   ---------------
  1       04/26/07   05/25/07               0               N/A
  2       05/25/07   06/25/07               0               N/A
  3       06/25/07   07/25/07               0               N/A
  4       07/25/07   08/25/07               0               N/A
  5       08/25/07   09/25/07               0               N/A
  6       09/25/07   10/25/07               0               N/A
  7       10/25/07   11/25/07   1,752,924,694             5.100
  8       11/25/07   12/25/07   1,717,400,505             5.100
  9       12/25/07   01/25/08   1,680,314,543             5.100
  10      01/25/08   02/25/08   1,640,633,790             5.100
  11      02/25/08   03/25/08   1,594,474,619             5.100
  12      03/25/08   04/25/08   1,543,548,663             5.100
  13      04/25/08   05/25/08   1,485,112,443             5.100
  14      05/25/08   06/25/08   1,430,737,445             5.100
  15      06/25/08   07/25/08   1,380,475,717             5.100
  16      07/25/08   08/25/08   1,333,459,779             5.100
  17      08/25/08   09/25/08   1,289,702,721             5.100
  18      09/25/08   10/25/08   1,248,580,757             5.100
  19      10/25/08   11/25/08   1,209,938,811             5.100
  20      11/25/08   12/25/08   1,173,205,419             5.100
  21      12/25/08   01/25/09   1,138,817,320             5.100
  22      01/25/09   02/25/09   1,105,914,059             5.100
  23      02/25/09   03/25/09     964,602,753             5.100
  24      03/25/09   04/25/09     829,955,413             5.100
  25      04/25/09   05/25/09     718,633,548             5.100
  26      05/25/09   06/25/09     634,131,354             5.100
  27      06/25/09   07/25/09     585,407,230             5.100
  28      07/25/09   08/25/09     547,171,529             5.100
  29      08/25/09   09/25/09     515,790,234             5.100
  30      09/25/09   10/25/09     487,115,605             5.100

         BEGINNING    ENDING       NOTIONAL          FIXED
PERIOD    ACCRUAL     ACCRUAL    BALANCE ($)    STRIKE RATE (%)
------   ---------   --------   -------------   ---------------
  31      10/25/09   11/25/09     460,335,836             5.100
  32      11/25/09   12/25/09     435,916,682             5.100
  33      12/25/09   01/25/10     413,727,100             5.100
  34      01/25/10   02/25/10     393,356,492             5.100
  35      02/25/10   03/25/10     382,407,000             5.100
  36      03/25/10   04/25/10     381,875,813             5.100
  37      04/25/10   05/25/10     348,771,978             5.100
  38      05/25/10   06/25/10     321,498,980             5.100
  39      06/25/10   07/25/10     299,081,256             5.100
  40      07/25/10   08/25/10     280,821,286             5.100
  41      08/25/10   09/25/10     264,475,232             5.100
  42      09/25/10   10/25/10     249,209,348             5.100
  43      10/25/10   11/25/10     235,757,854             5.100
  44      11/25/10   12/25/10     223,608,052             5.100
  45      12/25/10   01/25/11     212,430,928             5.100
  46      01/25/11   02/25/11     202,053,364             5.100
  47      02/25/11   03/25/11     192,063,597             5.100
  48      03/25/11   04/25/11     182,270,370             5.100
  49      04/25/11   05/25/11     172,975,292             5.100
  50      05/25/11   06/25/11     164,348,242             5.100
  51      06/25/11   07/25/11     156,616,932             5.100
  52      07/25/11   08/25/11     149,377,628             5.100
  53      08/25/11   09/25/11     142,714,396             5.100
  54      09/25/11   10/25/11     136,198,146             5.100
  55      10/25/11   11/25/11     130,194,529             5.100
  56      11/25/11   12/25/11     124,542,071             5.100
  57      12/25/11   01/25/12     119,213,276             5.100
  58      01/25/12   02/25/12     114,228,411             5.100
  59      02/25/12   03/25/12     109,555,941             5.100
  60      03/25/12   04/25/12     105,102,481             5.100

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                       CLASS A-1 AVAILABLE FUNDS CAP TABLE

                        AVAIL.    AVAIL.
                        FUNDS     FUNDS
            PAYMENT    CAP (%)   CAP (%)
 PERIOD      DATE       (1)(2)    (1)(3)
-------   ----------   -------   -------
      1    5/25/2007     8.071     8.071
      2    6/25/2007     7.550    11.000
      3    7/25/2007     7.802    11.000
      4    8/25/2007     7.550    11.000
      5    9/25/2007     7.550    11.000
      6   10/25/2007     7.802    11.000
      7   11/25/2007     7.551    21.502
      8   12/25/2007     7.803    21.562
      9    1/25/2008     7.551    21.439
     10    2/25/2008     7.551    21.424
     11    3/25/2008     8.075    21.589
     12    4/25/2008     7.554    21.314
     13    5/25/2008     7.807    21.272
     14    6/25/2008     7.556    21.042
     15    7/25/2008     7.808    21.042
     16    8/25/2008     7.556    20.846
     17    9/25/2008     7.557    20.774
     18   10/25/2008     7.809    20.823
     19   11/25/2008     7.558    20.668
     20   12/25/2008     7.810    20.738
     21    1/25/2009     7.559    20.604
     22    2/25/2009     7.559    20.584
     23    3/25/2009     8.259    19.861
     24    4/25/2009     8.729    19.613
     25    5/25/2009     9.088    18.909
     26    6/25/2009     8.785    17.990
     27    7/25/2009     9.068    17.901

                        AVAIL.    AVAIL.
                        FUNDS     FUNDS
            PAYMENT    CAP (%)   CAP (%)
 PERIOD      DATE       (1)(2)    (1)(3)
-------   ----------   -------   -------
     28    8/25/2009     8.771    17.406
     29    9/25/2009     8.766    17.175
     30   10/25/2009     9.070    17.596
     31   11/25/2009     8.775    17.198
     32   12/25/2009     9.063    17.241
     33    1/25/2010     8.766    16.851
     34    2/25/2010     8.761    16.703
     35    3/25/2010     9.627    17.460
     36    4/25/2010     9.423    18.078
     37    5/25/2010     9.754    17.950
     38    6/25/2010     9.432    17.314
     39    7/25/2010     9.738    17.302
     40    8/25/2010     9.415    16.807
     41    9/25/2010     9.408    16.614
     42   10/25/2010     9.726    17.356
     43   11/25/2010     9.405    16.927
     44   12/25/2010     9.710    17.088
     45    1/25/2011     9.388    16.650
     46    2/25/2011     9.379    16.526
     47    3/25/2011    10.323    17.387
     48    4/25/2011     9.362    16.498
     49    5/25/2011     9.665    16.691
     50    6/25/2011     9.344    16.250
     51    7/25/2011     9.647    16.460
     52    8/25/2011     9.327    16.041
     53    9/25/2011     9.318    15.949
     54   10/25/2011     9.619    16.399

                        AVAIL.    AVAIL.
                        FUNDS     FUNDS
            PAYMENT    CAP (%)   CAP (%)
 PERIOD      DATE       (1)(2)    (1)(3)
-------   ----------   -------   -------
     55   11/25/2011     9.300    15.992
     56   12/25/2011     9.601    16.231
     57    1/25/2012     9.282    15.823
     58    2/25/2012     9.273    15.745
     59    3/25/2012     9.902    16.345
     60    4/25/2012     9.264    15.611
     61    5/25/2012     9.586    11.578
     62    6/25/2012     9.267    11.183
     63    7/25/2012     9.566    11.534
     64    8/25/2012     9.248    11.141
     65    9/25/2012     9.238    11.119
     66   10/25/2012     9.537    11.471
     67   11/25/2012     9.224    11.086
     68   12/25/2012     9.522    11.433
     69    1/25/2013     9.205    11.043
     70    2/25/2013     9.195    11.021
     71    3/25/2013    10.169    12.177
     72    4/25/2013     9.176    10.980
     73    5/25/2013     9.472    11.330
     74    6/25/2013     9.156    10.943
     75    7/25/2013     9.451    11.284
     76    8/25/2013     9.137    10.898
     77    9/25/2013     9.127    10.876
     78   10/25/2013     9.421    11.218
     79   11/25/2013     9.107    10.841

(1) Available Funds Cap for the Class A-1 Certificates is a per annum rate equal to 12 times the quotient of (x) the total scheduled interest based on the Group I Net Mortgage Rates in effect on the related due date, less the pro rata portion (calculated based on the ratio of the Group I Mortgage Loans to the total pool of Mortgage Loans) of any Net Swap Payments or Swap Termination Payments (Other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date, and (y) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the applicable due period, multiplied by 30 and divided by the actual number of days in the related accrual period.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 5.321% and 5.368%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 5.321% and 5.368% respectively, for the first Distribution Date and each increase to 20.0000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty,and proceeds from the related Corridor Contract, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                       CLASS A-2 AVAILABLE FUNDS CAP TABLE

                        AVAIL.    AVAIL.
                        FUNDS     FUNDS
            PAYMENT    CAP (%)   CAP (%)
 PERIOD      DATE       (1)(2)    (1)(3)
-------   ----------   -------   -------
      1    5/25/2007     8.049     8.049
      2    6/25/2007     7.530    10.500
      3    7/25/2007     7.781    10.500
      4    8/25/2007     7.530    10.500
      5    9/25/2007     7.530    10.500
      6   10/25/2007     7.782    10.500
      7   11/25/2007     7.534    21.484
      8   12/25/2007     7.785    21.545
      9    1/25/2008     7.535    21.423
     10    2/25/2008     7.536    21.409
     11    3/25/2008     8.057    21.571
     12    4/25/2008     7.542    21.302
     13    5/25/2008     7.798    21.263
     14    6/25/2008     7.549    21.035
     15    7/25/2008     7.803    21.037
     16    8/25/2008     7.553    20.843
     17    9/25/2008     7.555    20.772
     18   10/25/2008     7.810    20.823
     19   11/25/2008     7.561    20.671
     20   12/25/2008     7.816    20.743
     21    1/25/2009     7.566    20.610
     22    2/25/2009     7.569    20.594
     23    3/25/2009     8.274    19.876
     24    4/25/2009     8.379    19.253
     25    5/25/2009     9.331    19.186
     26    6/25/2009     9.026    18.264
     27    7/25/2009     9.322    18.189

                        AVAIL.    AVAIL.
                        FUNDS     FUNDS
            PAYMENT    CAP (%)   CAP (%)
 PERIOD      DATE       (1)(2)    (1)(3)
-------   ----------   -------   -------
     28    8/25/2009     9.021    17.689
     29    9/25/2009     9.019    17.459
     30   10/25/2009     9.350    17.768
     31   11/25/2009     9.046    17.568
     32   12/25/2009     9.346    17.625
     33    1/25/2010     9.042    17.225
     34    2/25/2010     9.040    17.080
     35    3/25/2010     9.936    17.876
     36    4/25/2010     9.407    18.027
     37    5/25/2010     9.866    18.230
     38    6/25/2010     9.543    17.589
     39    7/25/2010     9.857    17.589
     40    8/25/2010     9.534    17.089
     41    9/25/2010     9.530    16.898
     42   10/25/2010     9.852    17.430
     43   11/25/2010     9.538    17.231
     44   12/25/2010     9.851    17.406
     45    1/25/2011     9.529    16.961
     46    2/25/2011     9.524    16.841
     47    3/25/2011    10.487    17.738
     48    4/25/2011     9.514    16.721
     49    5/25/2011     9.826    16.965
     50    6/25/2011     9.504    16.519
     51    7/25/2011     9.816    16.742
     52    8/25/2011     9.494    16.317
     53    9/25/2011     9.489    16.228
     54   10/25/2011     9.800    16.594

                        AVAIL.    AVAIL.
                        FUNDS     FUNDS
            PAYMENT    CAP (%)   CAP (%)
 PERIOD      DATE       (1)(2)    (1)(3)
-------   ----------   -------   -------
     55   11/25/2011     9.479    16.223
     56   12/25/2011     9.789    16.474
     57    1/25/2012     9.468    16.062
     58    2/25/2012     9.463    15.988
     59    3/25/2012    10.110    16.609
     60    4/25/2012     9.472    15.874
     61    5/25/2012     9.792    11.845
     62    6/25/2012     9.471    11.446
     63    7/25/2012     9.781    11.809
     64    8/25/2012     9.460    11.411
     65    9/25/2012     9.454    11.394
     66   10/25/2012     9.766    11.763
     67   11/25/2012     9.445    11.370
     68   12/25/2012     9.754    11.730
     69    1/25/2013     9.434    11.334
     70    2/25/2013     9.428    11.317
     71    3/25/2013    10.432    12.509
     72    4/25/2013     9.417    11.287
     73    5/25/2013     9.725    11.649
     74    6/25/2013     9.405    11.255
     75    7/25/2013     9.713    11.612
     76    8/25/2013     9.394    11.219
     77    9/25/2013     9.388    11.201
     78   10/25/2013     9.695    11.562
     79   11/25/2013     9.376    11.174

(1) Available Funds Cap for the Class A-2 Certificates is a per annum rate equal to 12 times the quotient of (x) the total scheduled interest based on the Group II Net Mortgage Rates in effect on the related due date, less the pro rata portion (calculated based on the ratio of the Group II Mortgage Loans to the total pool of Mortgage Loans) of any Net Swap Payments or Swap Termination Payments (Other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date, and (y) the aggregate principal balance of the Group II Mortgage Loans as of the first day of the applicable due period, multiplied by 30 and divided by the actual number of days in the related accrual period.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 5.321% and 5.368%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 5.321% and 5.368% respectively, for the first Distribution Date and each increase to 20.0000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty and proceeds from the related Corridor Contract, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

               SUBORDINATE CERTIFICATES AVAILABLE FUNDS CAP TABLE

                        AVAIL.    AVAIL.
                        FUNDS     FUNDS
            PAYMENT    CAP (%)   CAP (%)
 PERIOD      DATE       (1)(2)    (1)(3)
-------   ----------   -------   -------
      1    5/25/2007     8.057     8.057
      2    6/25/2007     7.537     9.500
      3    7/25/2007     7.789     9.500
      4    8/25/2007     7.537     9.500
      5    9/25/2007     7.538     9.500
      6   10/25/2007     7.790     9.500
      7   11/25/2007     7.540    21.491
      8   12/25/2007     7.792    21.551
      9    1/25/2008     7.541    21.429
     10    2/25/2008     7.542    21.414
     11    3/25/2008     8.064    21.578
     12    4/25/2008     7.546    21.306
     13    5/25/2008     7.802    21.266
     14    6/25/2008     7.551    21.037
     15    7/25/2008     7.805    21.039
     16    8/25/2008     7.554    20.844
     17    9/25/2008     7.556    20.773
     18   10/25/2008     7.810    20.823
     19   11/25/2008     7.560    20.670
     20   12/25/2008     7.814    20.741
     21    1/25/2009     7.563    20.608
     22    2/25/2009     7.565    20.590
     23    3/25/2009     8.269    19.871
     24    4/25/2009     8.506    19.384
     25    5/25/2009     9.242    19.085
     26    6/25/2009     8.938    18.164
     27    7/25/2009     9.230    18.084

                        AVAIL.    AVAIL.
                        FUNDS     FUNDS
            PAYMENT    CAP (%)   CAP (%)
 PERIOD      DATE       (1)(2)    (1)(3)
-------   ----------   -------   -------
     28    8/25/2009     8.930    17.586
     29    9/25/2009     8.927    17.355
     30   10/25/2009     9.248    17.706
     31   11/25/2009     8.947    17.433
     32   12/25/2009     9.243    17.485
     33    1/25/2010     8.942    17.089
     34    2/25/2010     8.939    16.943
     35    3/25/2010     9.823    17.725
     36    4/25/2010     9.413    18.045
     37    5/25/2010     9.826    18.128
     38    6/25/2010     9.503    17.489
     39    7/25/2010     9.813    17.485
     40    8/25/2010     9.491    16.986
     41    9/25/2010     9.485    16.794
     42   10/25/2010     9.806    17.403
     43   11/25/2010     9.490    17.120
     44   12/25/2010     9.800    17.290
     45    1/25/2011     9.477    16.848
     46    2/25/2011     9.471    16.726
     47    3/25/2011    10.427    17.610
     48    4/25/2011     9.458    16.639
     49    5/25/2011     9.767    16.865
     50    6/25/2011     9.446    16.421
     51    7/25/2011     9.754    16.639
     52    8/25/2011     9.433    16.217
     53    9/25/2011     9.426    16.126
     54   10/25/2011     9.734    16.523

                        AVAIL.    AVAIL.
                        FUNDS     FUNDS
            PAYMENT    CAP (%)   CAP (%)
 PERIOD      DATE       (1)(2)    (1)(3)
-------   ----------   -------   -------
     55   11/25/2011     9.413    16.138
     56   12/25/2011     9.720    16.385
     57    1/25/2012     9.400    15.975
     58    2/25/2012     9.394    15.900
     59    3/25/2012    10.034    16.513
     60    4/25/2012     9.396    15.778
     61    5/25/2012     9.717    11.747
     62    6/25/2012     9.396    11.350
     63    7/25/2012     9.702    11.709
     64    8/25/2012     9.382    11.312
     65    9/25/2012     9.375    11.293
     66   10/25/2012     9.682    11.656
     67   11/25/2012     9.364    11.266
     68   12/25/2012     9.669    11.622
     69    1/25/2013     9.350    11.228
     70    2/25/2013     9.343    11.208
     71    3/25/2013    10.336    12.388
     72    4/25/2013     9.328    11.175
     73    5/25/2013     9.632    11.533
     74    6/25/2013     9.314    11.141
     75    7/25/2013     9.617    11.492
     76    8/25/2013     9.300    11.102
     77    9/25/2013     9.292    11.082
     78   10/25/2013     9.595    11.436
     79   11/25/2013     9.278    11.052

(1) Available Funds Cap for the Subordinate Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current principal balance of the related Class A Certificates) of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 5.321% and 5.368%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 5.321% and 5.368%, respectively, for the first Distribution Date and each increase to 20.0000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty and proceeds from the related Corridor Contract, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                         DISCOUNT MARGIN TABLE (TO CALL)

                          0%             80%             100%            150%            200%
                    PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                    -------------   -------------   -------------   -------------   -------------
CLASS A-1
PRICE = 100.0000%
DISCOUNT MARGIN           14              14              14              14              14
WAL (YRS)               23.95            3.04            2.42            1.44            1.15
MOD DURN (YRS)          12.68            2.65            2.16            1.36            1.10
PRINCIPAL WINDOW    05/07 - 03/37   05/07 - 09/15   05/07 - 11/13   05/07 - 03/10   05/07 - 05/09

CLASS A-2A
PRICE = 100.0000%
DISCOUNT MARGIN           11              11              11              11              11
WAL (YRS)               17.51            1.16            1.00            0.77            0.64
MOD DURN (YRS)          10.68            1.11            0.96            0.74            0.63
PRINCIPAL WINDOW    05/07 - 06/32   05/07 - 04/09   05/07 - 01/09   05/07 - 07/08   05/07 - 04/08

CLASS A-2B
PRICE = 100.0000%
DISCOUNT MARGIN           17              17              17              17              17
WAL (YRS)               27.21            2.36            2.00            1.50            1.17
MOD DURN (YRS)          13.87            2.19            1.87            1.43            1.12
PRINCIPAL WINDOW    06/32 - 06/36   04/09 - 03/10   01/09 - 08/09   07/08 - 02/09   04/08 - 09/08

CLASS A-2C
PRICE = 100.0000%
DISCOUNT MARGIN           24              24              24              24              24
WAL (YRS)               29.87            4.67            3.50            2.03            1.66
MOD DURN (YRS)          14.30            4.03            3.12            1.90            1.57
PRINCIPAL WINDOW    06/36 - 03/37   03/10 - 08/14   08/09 - 01/13   02/09 - 08/09   09/08 - 03/09

CLASS A-2D
PRICE = 100.0000%
DISCOUNT MARGIN           32              32              32              32              32
WAL (YRS)               29.91            8.26            6.46            2.63            1.97
MOD DURN (YRS)          14.18            6.51            5.35            2.42            1.84
PRINCIPAL WINDOW    03/37 - 03/37   08/14 - 09/15   01/13 - 11/13   08/09 - 03/10   03/09 - 05/09

CLASS M-1
PRICE = 100.0000%
DISCOUNT MARGIN           38              38              38              38              38
WAL (YRS)               29.82            5.56            4.68            4.08            2.66
MOD DURN (YRS)          14.07            4.63            4.03            3.59            2.44
PRINCIPAL WINDOW    12/35 - 03/37   06/10 - 09/15   10/10 - 11/13   05/11 - 05/11   12/09 - 12/09

CLASS M-2
PRICE = 100.0000%
DISCOUNT MARGIN           47              47              47              47              47
WAL (YRS)               29.82            5.56            4.60            4.08            2.66
MOD DURN (YRS)          13.92            4.61            3.95            3.59            2.44
PRINCIPAL WINDOW    12/35 - 03/37   06/10 - 09/15   08/10 - 11/13   05/11 - 05/11   11/09 - 12/09

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                    DISCOUNT MARGIN TABLE (TO CALL) (CONT'D)

                          0%             80%             100%            150%            200%
                    PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                    -------------   -------------   -------------   -------------   -------------
CLASS M-3
PRICE = 100.0000%
DISCOUNT MARGIN           58              58              58              58              58
WAL (YRS)               29.82            5.56            4.57            3.96            2.57
MOD DURN (YRS)          13.75            4.59            3.91            3.48            2.36
PRINCIPAL WINDOW    12/35 - 03/37   05/10 - 09/15   08/10 - 11/13   02/11 - 05/11   10/09 - 12/09

CLASS M-4
PRICE = 100.0000%
DISCOUNT MARGIN          100             100             100             100             100
WAL (YRS)               29.82            5.55            4.55            3.81            2.46
MOD DURN (YRS)          13.12            4.52            3.85            3.33            2.25
PRINCIPAL WINDOW    12/35 - 03/37   05/10 - 09/15   07/10 - 11/13   12/10 - 05/11   08/09 - 12/09

CLASS M-5
PRICE = 100.0000%
DISCOUNT MARGIN          125             125             125             125             125
WAL (YRS)               29.82            5.55            4.54            3.67            2.37
MOD DURN (YRS)          12.77            4.49            3.82            3.21            2.16
PRINCIPAL WINDOW    12/35 - 03/37   05/10 - 09/15   07/10 - 11/13   10/10 - 05/11   07/09 - 12/09

CLASS M-6
PRICE = 100.0000%
DISCOUNT MARGIN          175             175             175             175             175
WAL (YRS)               29.82            5.55            4.52            3.59            2.33
MOD DURN (YRS)          12.11            4.41            3.75            3.11            2.11
PRINCIPAL WINDOW    12/35 - 03/37   05/10 - 09/15   06/10 - 11/13   09/10 - 05/11   06/09 - 12/09

CLASS B-1
PRICE = 95.1874%
DISCOUNT MARGIN          262             331             350             378             453
WAL (YRS)               29.82            5.55            4.51            3.52            2.29
MOD DURN (YRS)          11.17            4.27            3.64            2.99            2.03
PRINCIPAL WINDOW    12/35 - 03/37   05/10 - 09/15   06/10 - 11/13   08/10 - 05/11   06/09 - 12/09

CLASS B-2
PRICE = 91.6772%
DISCOUNT MARGIN          295             416             450             504             631
WAL (YRS)               29.82            5.55            4.51            3.46            2.29
MOD DURN (YRS)          10.87            4.21            3.59            2.91            2.01
PRINCIPAL WINDOW    12/35 - 03/37   05/10 - 09/15   06/10 - 11/13   07/10 - 05/11   06/09 - 12/09

CLASS B-3
PRICE = 80.6269%
DISCOUNT MARGIN          415             715             800             938            1,251
WAL (YRS)               29.82            5.55            4.50            3.42            2.28
MOD DURN (YRS)           9.85            4.00            3.43            2.78            1.92
PRINCIPAL WINDOW    12/35 - 03/37   05/10 - 09/15   05/10 - 11/13   06/10 - 05/11   05/09 - 12/09

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                       DISCOUNT MARGIN TABLE (TO MATURITY)

                          0%             80%             100%            150%            200%
                    PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                    -------------   -------------   -------------   -------------   -------------
CLASS A-1
PRICE = 100.0000%
DISCOUNT MARGIN           14              15              15              14              14
WAL (YRS)               23.95            3.32            2.64            1.44            1.15
MOD DURN (YRS)          12.68            2.80            2.30            1.36            1.10
PRINCIPAL WINDOW    05/07 - 04/37   05/07 - 07/27   05/07 - 07/23   05/07 - 03/10   05/07 - 05/09

CLASS A-2A
PRICE = 100.0000%
DISCOUNT MARGIN           11              11              11              11              11
WAL (YRS)               17.51            1.16            1.00            0.77            0.64
MOD DURN (YRS)          10.68            1.11            0.96            0.74            0.63
PRINCIPAL WINDOW    05/07 - 06/32   05/07 - 04/09   05/07 - 01/09   05/07 - 07/08   05/07 - 04/08

CLASS A-2B
PRICE = 100.0000%
DISCOUNT MARGIN           17              17              17              17              17
WAL (YRS)               27.21            2.36            2.00            1.50            1.17
MOD DURN (YRS)          13.87            2.19            1.87            1.43            1.12
PRINCIPAL WINDOW    06/32 - 06/36   04/09 - 03/10   01/09 - 08/09   07/08 - 02/09   04/08 - 09/08

CLASS A-2C
PRICE = 100.0000%
DISCOUNT MARGIN           24              24              24              24              24
WAL (YRS)               29.87            4.67            3.50            2.03            1.66
MOD DURN (YRS)          14.30            4.03            3.12            1.90            1.57
PRINCIPAL WINDOW    06/36 - 03/37   03/10 - 08/14   08/09 - 01/13   02/09 - 08/09   09/08 - 03/09

CLASS A-2D
PRICE = 100.0000%
DISCOUNT MARGIN           32              37              38              32              32
WAL (YRS)               29.98           10.84            8.54            2.63            1.97
MOD DURN (YRS)          14.19            7.85            6.58            2.42            1.84
PRINCIPAL WINDOW    03/37 - 04/37   08/14 - 06/27   01/13 - 06/23   08/09 - 03/10   03/09 - 05/09

CLASS M-1
PRICE = 100.0000%
DISCOUNT MARGIN           38              39              39              45              45
WAL (YRS)               29.83            6.21            5.21            6.86            4.68
MOD DURN (YRS)          14.07            4.97            4.34            5.56            4.03
PRINCIPAL WINDOW    12/35 - 04/37   06/10 - 08/23   10/10 - 04/20   05/12 - 09/17   09/10 - 09/14

CLASS M-2
PRICE = 100.0000%
DISCOUNT MARGIN           47              49              49              50              50
WAL (YRS)               29.83            6.17            5.10            4.74            3.12
MOD DURN (YRS)          13.93            4.94            4.25            4.08            2.81
PRINCIPAL WINDOW    12/35 - 04/37   06/10 - 09/22   08/10 - 06/19   05/11 - 12/14   11/09 - 08/12

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                  DISCOUNT MARGIN TABLE (TO MATURITY) (CONT'D)

                          0%             80%             100%            150%            200%
                    PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                    -------------   -------------   -------------   -------------   -------------
CLASS M-3
PRICE = 100.0000%
DISCOUNT MARGIN           58              60              60              60              60
WAL (YRS)               29.93            6.14            5.03            4.25            2.78
MOD DURN (YRS)          13.75            4.90            4.19            3.70            2.52
PRINCIPAL WINDOW    12/35 - 04/37   05/10 - 07/21   08/10 - 07/18   02/11 - 04/14   10/09 - 02/12

CLASS M-4
PRICE = 100.0000%
DISCOUNT MARGIN          100             103             103             103             103
WAL (YRS)               29.83            6.10            4.99            4.08            2.66
MOD DURN (YRS)          13.13            4.81            4.11            3.53            2.40
PRINCIPAL WINDOW    12/35 - 04/37   05/10 - 01/21   07/10 - 02/18   12/10 - 02/14   08/09 - 11/11

CLASS M-5
PRICE = 100.0000%
DISCOUNT MARGIN          125             128             129             128             129
WAL (YRS)               29.83            6.07            4.95            3.93            2.56
MOD DURN (YRS)          12.77            4.75            4.06            3.39            2.31
PRINCIPAL WINDOW    12/35 - 04/37   05/10 - 05/20   07/10 - 08/17   10/10 - 09/13   07/09 - 08/11

CLASS M-6
PRICE = 100.0000%
DISCOUNT MARGIN          175             179             180             179             180
WAL (YRS)               29.83            6.03            4.90            3.83            2.49
MOD DURN (YRS)          12.11            4.65            3.97            3.28            2.24
PRINCIPAL WINDOW    12/35 - 04/37   05/10 - 10/19   06/10 - 02/17   09/10 - 05/13   06/09 - 05/11

CLASS B-1
PRICE = 95.1874%
DISCOUNT MARGIN          262             331             349             376             447
WAL (YRS)               29.83            5.97            4.85            3.73            2.43
MOD DURN (YRS)          11.17            4.45            3.81            3.13            2.14
PRINCIPAL WINDOW    12/35 - 04/37   05/10 - 03/19   06/10 - 09/16   08/10 - 02/13   06/09 - 03/11

CLASS B-2
PRICE = 91.6772%
DISCOUNT MARGIN          295             413             445             498             618
WAL (YRS)               29.83            5.91            4.80            3.64            2.41
MOD DURN (YRS)          10.87            4.36            3.73            3.03            2.09
PRINCIPAL WINDOW    12/35 - 04/37   05/10 - 06/18   06/10 - 02/16   07/10 - 09/12   06/09 - 12/10

CLASS B-3
PRICE = 80.6269%
DISCOUNT MARGIN          415             706             788             922            1,224
WAL (YRS)               29.83            5.81            4.71            3.54            2.36
MOD DURN (YRS)           9.86            4.09            3.51            2.85            1.98
PRINCIPAL WINDOW    12/35 - 04/37   05/10 - 11/17   05/10 - 08/15   06/10 - 06/12   05/09 - 09/10

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                               BREAKEVEN CDR TABLE

The tables below display the Constant Default Rate ("CDR"), and the related cumulative collateral loss, that can be sustained without the referenced Class incurring a writedown. Calculations are run to maturity at forward LIBOR, and at varying loss severity percentages. Other assumptions include: (1) prepayment speed at 20% HEP for the fixed rate mortgage loans and 100% PPC for the adjustable rate mortgage loans, (2) 0 month lag from default to loss, (3) 100% P&I advancing, (4) triggers fail (i.e., no OC stepdown):

                                 FORWARD LIBOR
                        ------------------------------
                        35% LOSS   45% LOSS   55% LOSS
                        SEVERITY   SEVERITY   SEVERITY
                        --------   --------   --------
CLASS M-1   CDR Break      30.08%     21.85%     17.16%
            Cum Loss       19.52%     20.49%     21.17%
                           -----      -----      -----
CLASS M-2   CDR Break      22.81%     17.02%     13.57%
            Cum Loss       16.40%     17.22%     17.79%
                           -----      -----      -----
CLASS M-3   CDR Break      20.72%     15.58%     12.48%
            Cum Loss       15.37%     16.14%     16.68%
                           -----      -----      -----
CLASS M-4   CDR Break      18.24%     13.83%     11.14%
            Cum Loss       14.07%     14.76%     15.25%
                           -----      -----      -----
CLASS M-5   CDR Break      16.27%     12.42%     10.04%
            Cum Loss       12.96%     13.59%     14.03%
                           -----      -----      -----
CLASS M-6   CDR Break      14.77%     11.33%      9.18%
            Cum Loss       12.07%     12.65%     13.04%
                           -----      -----      -----
CLASS B-1   CDR Break      13.20%     10.18%      8.28%
            Cum Loss       11.08%     11.61%     11.97%
                           -----      -----      -----
CLASS B-2   CDR Break      12.16%      9.41%      7.67%
            Cum Loss       10.40%     10.89%     11.22%
                           -----      -----      -----
CLASS B-3   CDR Break      10.97%      8.56%      7.01%
            Cum Loss        9.59%     10.07%     10.39%
                           -----      -----      -----

                                     (GRAPH)

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                FFMER 2007-2

                                  EXCESS SPREAD

The table below displays excess spread in bps. Calculations are run to call at both static (1ML = 5.321% and 6ML = 5.368%) and forward LIBOR. Excess spread means the per annum rate equal to 12 times the quotient of (x) the difference between (a) the sum of the total scheduled interest of the mortgage loans based on the Net Mortgage Rates in effect on the related due date, any Net Swap Payments received from the Swap Counterparty and any Cap Payments received from the Cap Counterparty, minus (b) the sum of the total interest due on the Certificates and the any Net Swap Payments owed to the Swap Counterparty, divided by (y) the aggregate principal balance of the Certificates as of the first day of the applicable accrual period. Other assumptions include: (1) prepayment speed is 20% HEP for the fixed rate mortgage loans and 100% PPC for the adjustable rate mortgage loans, (2) no defaults and no losses:

          EXCESS SPREAD IN BPS   EXCESS SPREAD IN BPS
PERIOD       (STATIC LIBOR)         (FORWARD LIBOR)
------    --------------------   --------------------
Avg yr1                    250                    251
Avg yr2                    276                    280
Avg yr3                    426                    421
Avg yr4                    471                    467
Avg yr5                    459                    459

          EXCESS SPREAD   1 MONTH   6 MONTH    EXCESS SPREAD
             IN BPS       FORWARD   FORWARD        IN BPS
PERIOD   (STATIC LIBOR)    LIBOR     LIBOR    (FORWARD LIBOR)
------   --------------   -------   -------   ---------------
1                     *   5.3210%   5.3680%                 *
2                   224   5.3250%   5.3540%               224
3                   243   5.3320%   5.3310%               242
4                   224   5.3180%   5.2980%               225
5                   224   5.2900%   5.2560%               228
6                   243   5.2640%   5.2090%               249
7                   263   5.2350%   5.1570%               263
8                   265   5.1930%   5.1020%               266
9                   263   5.1370%   5.0470%               264
10                  264   5.0740%   4.9970%               265
11                  268   5.0130%   4.9530%               269
12                  264   4.9590%   4.9160%               266
13                  267   4.9120%   4.8870%               269
14                  265   4.8710%   4.8650%               268
15                  268   4.8390%   4.8490%               271
16                  265   4.8140%   4.8370%               269
17                  266   4.7970%   4.8290%               270
18                  269   4.7880%   4.8240%               273
19                  267   4.7820%   4.8210%               271
20                  270   4.7770%   4.8210%               275
21                  267   4.7710%   4.8230%               272
22                  268   4.7670%   4.8290%               273
23                  280   4.7680%   4.8370%               288
24                  367   4.7720%   4.8480%               363
25                  421   4.7800%   4.8600%               411
26                  412   4.7910%   4.8740%               406
27                  421   4.8030%   4.8880%               415
28                  413   4.8160%   4.9030%               408
29                  413   4.8310%   4.9180%               408
30                  426   4.8450%   4.9320%               421
31                  417   4.8600%   4.9460%               414
32                  427   4.8750%   4.9600%               424
33                  418   4.8900%   4.9730%               415
34                  419   4.9040%   4.9850%               416
35                  451   4.9170%   4.9970%               445
36                  477   4.9290%   5.0080%               468
37                  499   4.9390%   5.0190%               491
38                  459   4.9500%   5.0300%               453
39                  474   4.9610%   5.0410%               468
40                  464   4.9720%   5.0520%               458

          EXCESS SPREAD   1 MONTH   6 MONTH    EXCESS SPREAD
             IN BPS       FORWARD   FORWARD        IN BPS
PERIOD   (STATIC LIBOR)    LIBOR     LIBOR    (FORWARD LIBOR)
------   --------------   -------   -------   ---------------
41                  464   4.9830%   5.0620%               458
42                  476   4.9930%   5.0730%               472
43                  464   5.0040%   5.0830%               462
44                  476   5.0150%   5.0930%               472
45                  463   5.0250%   5.1020%               460
46                  462   5.0350%   5.1110%               459
47                  499   5.0440%   5.1200%               493
48                  460   5.0530%   5.1290%               459
49                  472   5.0610%   5.1370%               471
50                  458   5.0700%   5.1460%               457
51                  470   5.0780%   5.1550%               469
52                  456   5.0870%   5.1640%               455
53                  455   5.0950%   5.1730%               453
54                  467   5.1040%   5.1820%               468
55                  453   5.1130%   5.1900%               454
56                  465   5.1210%   5.1990%               466
57                  451   5.1300%   5.2080%               452
58                  450   5.1390%   5.2170%               450
59                  476   5.1480%   5.2260%               475
60                  450   5.1560%   5.2350%               452
61                  457   5.1650%   5.2430%               464
62                  437   5.1740%   5.2510%               443
63                  456   5.1820%   5.2590%               461
64                  435   5.1900%   5.2670%               440
65                  435   5.1980%   5.2740%               439
66                  453   5.2060%   5.2810%               458
67                  433   5.2130%   5.2870%               439
68                  452   5.2200%   5.2940%               456
69                  431   5.2270%   5.3000%               435
70                  431   5.2330%   5.3050%               434
71                  488   5.2390%   5.3110%               490
72                  429   5.2450%   5.3160%               433
73                  448   5.2500%   5.3220%               451
74                  427   5.2550%   5.3270%               431
75                  446   5.2600%   5.3330%               449
76                  426   5.2650%   5.3390%               428
77                  425   5.2710%   5.3450%               427
78                  444   5.2760%   5.3510%               446
79                  423   5.2820%   5.3570%               426

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

Aggregate Outstanding Principal Balance   $2,002,132,044
Aggregate Original Principal Balance      $2,002,538,439
Number of Mortgage Loans                          10,096

                                  MINIMUM      MAXIMUM    AVERAGE (1)
                                ----------   ----------   -----------
Original Principal Balance         $25,200   $1,840,000      $198,350
Outstanding Principal Balance      $25,187   $1,840,000      $198,309

                                                            WEIGHTED
                                  MINIMUM      MAXIMUM    AVERAGE (2)
                                ----------   ----------   -----------
Original Term (mos)                   180          360           359
Stated remaining Term (mos)           177          360           358
Loan Age (mos)                          0            7             1
Current Interest Rate               5.350%      13.550%        8.288%
Initial Interest Rate Cap(4)        1.000%       3.000%        2.994%
Periodic Rate Cap(4)                1.000%       1.000%        1.000%
Gross Margin(4)                     2.750%       6.750%        5.531%
Maximum Mortgage Rate(4)           11.350%      18.750%       14.125%
Minimum Mortgage Rate(4)            5.350%      12.750%        8.125%
Months to Roll(4)                       5           60            28
Original Loan-to-Value              12.84%      100.00%        83.44%
Combined Loan-to-Value              12.84%      100.00%        91.98%
Credit Score (3)                      537          820           644

                                 EARLIEST      LATEST
                                ----------   ----------
Maturity Date                   01/01/2022   04/01/2037

                                  PERCENT OF
                                MORTGAGE POOL
                                -------------
LIEN POSITION
1st Lien                              100.00%
2nd Lien                                0.00%

OCCUPANCY
Primary                                96.39%
Second Home                             0.35%
Investment                              3.26%

LOAN TYPE
Fixed Rate                             18.41%
ARM                                    81.59%

AMORTIZATION TYPE
Fully Amortizing                       33.95%
Interest Only                          15.12%
15/30 Balloon                           0.03%
30/40 Balloon                          12.69%
30/50 Balloon                          38.22%

                                  PERCENT OF
                                MORTGAGE POOL
                                -------------
YEAR OF ORIGINATION
2006                                    2.47%
2007                                   97.53%

LOAN PURPOSE
Purchase                               61.38%
Refinance - Rate/Term                   5.66%
Refinance - Cashout                    32.96%

PROPERTY TYPE
Single Family                          68.03%
Condominium                             5.86%
Planned Unit Development               18.11%
Two- to Four-Family                     8.01%

(1)  Sum of Principal Balance divided by total number of loans.

(2)  Weighted by Outstanding Principal Balance.

(3)  Minimum and Weighting only for loans with scores.

(4)  ARM Loans only

MORTGAGE RATES

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
RANGE OF                   MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
MORTGAGE RATES               LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
--------------             -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
5.500% or less                    2       988,314       0.05      5.358      712     494,157     55.18      49.11   100.00    0.00
5.501% to 6.000%                 58    16,916,405       0.84      5.906      730     291,662     73.76      42.21    95.74   41.04
6.001% to 6.500%                284    83,883,627       4.19      6.310      705     295,365     76.21      42.22    91.32   38.75
6.501% to 7.000%                686   182,725,790       9.13      6.822      680     266,364     78.49      43.85    74.77   32.00
7.001% to 7.500%              1,039   254,279,037      12.70      7.304      667     244,734     79.66      43.91    63.87   20.70
7.501% to 8.000%              1,695   373,559,381      18.66      7.792      654     220,389     81.08      43.76    61.99   14.94
8.001% to 8.500%              1,583   314,720,850      15.72      8.287      638     198,813     82.74      43.78    63.48   11.58
8.501% to 9.000%              1,755   324,046,730      16.19      8.771      623     184,642     84.72      43.50    65.30    7.22
9.001% to 9.500%              1,145   189,040,087       9.44      9.274      613     165,101     86.99      42.79    68.63    6.64
9.501% to 10.000%               805   124,923,250       6.24      9.759      611     155,184     89.99      43.31    62.92    6.85
10.001% to 10.500%              353    45,938,072       2.29     10.270      614     130,136     93.43      42.99    67.55    5.66
10.501% to 11.000%              228    30,048,918       1.50     10.743      620     131,793     97.05      44.73    62.07    7.88
11.001% to 11.500%              117    14,675,294       0.73     11.271      608     125,430     98.77      44.23    78.41   19.26
11.501% to 12.000%              159    22,067,983       1.10     11.787      599     138,792     99.91      42.65    91.09   12.16
12.001% to 12.500%              129    16,362,636       0.82     12.237      592     126,842     99.98      43.12    99.02   20.72
12.501% to 13.000%               39     5,964,341       0.30     12.714      592     152,932     99.97      42.15    92.05   18.68
13.001% to 13.500%               18     1,741,494       0.09     13.235      587      96,750    100.00      41.46   100.00   24.69
13.501% to 14.000%                1       249,833       0.01     13.550      584     249,833    100.00      47.00   100.00    0.00
                             ------ -------------     ------     ------      ---     -------    ------      -----   ------   -----
TOTAL:                       10,096 2,002,132,044     100.00      8.288      644     198,309     83.44      43.53    67.38   15.12
                             ====== =============     ======     ======      ===     =======    ======      =====   ======   =====

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.350% per annum to 13.550% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 8.288% per annum.

REMAINING MONTHS TO STATED MATURITY

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
RANGE OF                   MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
REMAINING TERMS (MONTHS)     LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
------------------------   -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
169 to 180                      109    13,776,427       0.69      8.389      640     126,389     79.56      38.89    79.87   30.10
229 to 240                        5       486,929       0.02      7.972      621      97,386     80.74      40.51    14.71    0.00
349 to 360                    9,982 1,987,868,687      99.29      8.288      644     199,145     83.46      43.56    67.31   15.02
                             ------ -------------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                       10,096 2,002,132,044     100.00      8.288      644     198,309     83.44      43.53    67.38   15.12
                             ====== =============     ======      =====      ===     =======     =====      =====    =====   =====

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 177 months to 360 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 358 months.

ORIGINAL MORTGAGE LOAN PRINCIPACL BALANCES

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
RANGE OF ORIGINAL MORTGAGE MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN PRINCIPAL BALANCES      LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-------------------------- -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
$50,000 or less                 164     7,369,674       0.37      9.480      614      44,937     79.56      36.90    87.44    0.65
$50,001 to $100,000           2,331   177,544,048       8.87      9.090      622      76,166     85.07      41.09    86.93    3.76
$100,001 to $150,000          2,318   290,195,135      14.49      8.656      630     125,192     84.18      42.55    80.91    6.58
$150,001 to $200,000          1,736   302,809,976      15.12      8.333      639     174,430     83.46      43.29    73.98    9.85
$200,001 to $250,000          1,066   238,891,162      11.93      8.261      642     224,101     83.28      44.02    69.18   15.15
$250,001 to $300,000            753   206,113,337      10.29      8.117      644     273,723     82.70      44.16    65.68   12.31
$300,001 to $350,000            468   151,408,163       7.56      8.182      643     323,522     83.43      44.44    60.17   17.78
$350,001 to $400,000            381   142,540,386       7.12      8.129      650     374,122     83.05      45.00    48.12   19.28
$400,001 to $450,000            246   104,777,215       5.23      8.068      655     425,924     83.64      44.73    51.94   21.88
$450,001 to $500,000            200    95,311,950       4.76      8.098      654     476,560     83.73      44.79    47.06   22.09
$500,001 to $550,000            131    68,887,370       3.44      7.974      658     525,858     84.71      46.01    48.01   19.95
$550,001 to $600,000             90    51,995,751       2.60      7.955      665     577,731     84.13      43.14    50.09   21.01
$600,001 to $650,000             66    41,245,192       2.06      7.951      663     624,927     82.54      44.10    57.33   24.35
$650,001 to $700,000             38    25,757,185       1.29      7.947      666     677,821     83.34      42.76    47.24   28.82
$700,001 to $750,000             20    14,518,007       0.73      7.611      649     725,900     80.61      45.80    74.69   29.73
$750,001 to $800,000             26    20,324,366       1.02      7.563      671     781,706     79.99      41.43    69.61   46.14
$800,001 to $850,000              7     5,779,132       0.29      6.697      699     825,590     78.68      38.66    71.54   57.52
$850,001 to $900,000             16    13,998,532       0.70      7.375      677     874,908     78.55      42.02    75.02   62.49
$900,001 to $950,000              8     7,408,149       0.37      7.722      673     926,019     82.33      43.40    87.58   25.05
$950,001 to $1,000,000            8     7,859,150       0.39      7.425      683     982,394     82.54      42.98    74.81   50.13
$1,000,001 or greater            23    27,398,165       1.37      7.181      691   1,191,225     77.93      40.31    83.66   48.98
                             ------ -------------     ------      -----      ---   ---------     -----      -----    -----   -----
TOTAL:                       10,096 2,002,132,044     100.00      8.288      644     198,309     83.44      43.53    67.38   15.12
                             ====== =============     ======      =====      ===   =========     =====      =====    =====   =====

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $25,187 to approximately $1,840,000 and the average outstanding principal balance of the Mortgage Loans was approximately $198,309.

PRODUCT TYPES

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
                           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
PRODUCT TYPES                LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-------------              -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
Balloon - 30/50                 426    73,678,231       3.68      9.312      627     172,954     87.12      43.74    80.55    0.00
ARM - 1 Year/6 Month             10     3,042,015       0.15      8.365      634     304,201     83.78      39.26    49.43    0.00
ARM - 2 Year/6 Month
   (50 due in 30)             1,972   497,131,600      24.83      8.126      643     252,095     82.61      45.04    64.31    0.00
ARM - 3 Year/6 Month
   (50 due in 30)               720   183,196,767       9.15      8.049      645     254,440     82.72      45.59    62.33    0.00
ARM - 5 Year/6 Month
   (50 due in 30)                43    11,178,580       0.56      7.677      677     259,967     79.99      41.28    73.91    0.00
15 Year Fixed Loans             104    13,114,455       0.66      8.269      642     126,101     78.68      38.60    78.85   28.86

15/30 Balloon Loans               5       661,972       0.03     10.763      597     132,394     97.04      44.55   100.00   54.61
20 Year Fixed Loans               5       486,929       0.02      7.972      621      97,386     80.74      40.51    14.71    0.00
2/28 LIBOR Loans              2,437   464,953,215      23.22      8.204      647     190,789     83.59      42.89    66.09   35.72
2/28 LIBOR Loans
   (40 due in 30)               669   140,844,464       7.03      8.321      629     210,530     84.55      44.41    65.23    0.00
30 Year Fixed Loans           1,955   247,132,108      12.34      8.967      638     126,410     85.25      40.79    81.30   13.13
30/40 Balloon Loans             224    33,545,271       1.68      8.938      636     149,756     86.04      42.95    72.29    0.00
3/27 LIBOR Loans              1,096   234,260,358      11.70      7.962      656     213,741     81.95      42.69    63.93   37.72
3/27 LIBOR Loans
   (40 due in 30)               338    77,380,889       3.86      8.217      637     228,938     83.76      43.79    58.12    0.00
5/25 LIBOR Loans                 69    16,061,316       0.80      7.353      688     232,773     79.77      42.77    82.06   63.68
5/25 LIBOR Loans
   (40 due in 30)                12     2,353,963       0.12      7.852      663     196,164     78.37      47.28    56.25    0.00
Six Month LIBOR Loans            11     3,109,912       0.16      7.541      669     282,719     81.67      47.22    46.04   46.81
                             ------ -------------     ------     ------      ---     -------     -----      -----   ------   -----
TOTAL:                       10,096 2,002,132,044     100.00      8.288      644     198,309     83.44      43.53    67.38   15.12
                             ====== =============     ======     ======      ===     =======     =====      =====   ======   =====

AMORTIZATION TYPE

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
                           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
AMORTIZATION TYPE            LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-----------------          -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
Fully Amortizing              4,653   679,808,002      33.95      8.581      634     146,101     84.09      41.27    71.20    0.00
Balloon                       4,409 1,019,971,737      50.94      8.254      640     231,339     83.39      44.76    65.16    0.04
60 Month Interest-Only          998   292,125,155      14.59      7.770      676     292,711     82.19      44.50    65.74  100.00
120 Month Interest-Only          36    10,227,150       0.51      7.011      705     284,087     80.03      43.78    82.16  100.00
                             ------ -------------     ------      -----      ---     -------     -----      -----    -----  ------
TOTAL:                       10,096 2,002,132,044     100.00      8.288      644     198,309     83.44      43.53    67.38   15.12
                             ====== =============     ======      =====      ===     =======     =====      =====    =====  ======

ADJUSTMENT TYPE

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
                           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
ADJUSTMENT TYPE              LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
---------------            -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
ARM                           7,377 1,633,513,077      81.59      8.125      646     221,433     82.98      43.99    64.49   16.29
Fixed Rate                    2,719   368,618,966      18.41      9.010      635     135,572     85.48      41.51    80.19    9.93
                             ------ -------------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                       10,096 2,002,132,044     100.00      8.288      644     198,309     83.44      43.53    67.38   15.12
                             ====== =============     ======      =====      ===     =======     =====      =====    =====   =====

STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
GEOGRAPHIC DISTRIBUTION    MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
OF MORTGAGED PROPERTIES     LOANS        ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-----------------------    -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
Alabama                         150    18,820,095       0.94      9.433      615     125,467     88.91      43.25    86.09   15.03
Arizona                         184    39,149,010       1.96      8.026      642     212,766     80.21      45.12    75.35   20.06
Arkansas                         43     5,149,773       0.26      9.226      627     119,762     89.31      41.80    90.15    3.96
California                      846   328,062,768      16.39      7.544      664     387,781     80.33      44.28    62.92   34.44
Colorado                        203    42,396,478       2.12      8.284      636     208,850     83.81      43.40    77.33    6.97
Connecticut                      74    16,614,996       0.83      8.181      643     224,527     83.45      40.66    82.73   18.23
Delaware                          6     1,338,832       0.07      9.024      616     223,139     90.83      48.68    83.26   12.40
District of Columbia              7     2,349,700       0.12      7.998      676     335,671     80.07      45.53    75.24   32.38
Florida                         959   204,154,817      10.20      8.209      648     212,883     81.88      43.72    57.81    7.70
Georgia                         413    69,945,253       3.49      8.843      634     169,359     85.99      43.53    77.79   14.13
Idaho                            58     9,376,238       0.47      8.285      639     161,659     83.51      40.77    83.00   14.43
Illinois                        699   142,669,010       7.13      8.656      635     204,104     85.08      43.49    52.96    5.72
Indiana                         382    39,286,730       1.96      8.996      622     102,845     89.53      40.32    85.38    3.57
Iowa                             39     3,564,705       0.18      9.157      614      91,403     87.76      42.41    86.62    7.54
Kansas                           41     4,619,939       0.23      9.229      619     112,681     87.41      41.52    92.92    0.00
Kentucky                        102    11,815,541       0.59      8.900      624     115,839     88.67      41.99    84.58    5.43
Louisiana                        35     4,932,830       0.25      8.669      634     140,938     86.12      43.15    85.19   14.00
Maine                            37     5,146,013       0.26      8.889      625     139,081     89.09      43.72    99.01   12.44
Maryland                        189    53,698,645       2.68      8.033      648     284,120     80.90      44.64    71.19   18.13
Massachusetts                   180    46,682,409       2.33      8.421      643     259,347     82.67      44.56    60.86   13.30
Michigan                        424    54,026,193       2.70      9.018      623     127,420     87.70      42.15    74.05    8.65
Minnesota                       179    34,413,703       1.72      8.413      634     192,255     85.15      43.82    67.82   22.46
Mississippi                      33     4,154,190       0.21      8.434      641     125,885     83.85      45.89    78.30    8.74
Missouri                        203    24,437,788       1.22      8.952      620     120,383     87.84      42.09    74.42    3.45
Montana                          10     1,502,712       0.08      7.131      686     150,271     80.45      38.78    56.79    5.59
Nebraska                         27     3,951,072       0.20      8.924      647     146,336     91.50      44.91    90.68    3.52
Nevada                          134    35,449,347       1.77      7.879      650     264,547     82.24      44.37    70.27    7.94
New Hampshire                    20     3,595,145       0.18      8.705      642     179,757     85.01      43.22    87.77    5.62
New Jersey                      220    64,962,904       3.24      8.508      642     295,286     84.82      44.89    43.21   13.08
New Mexico                       40     6,882,475       0.34      8.083      642     172,062     77.22      39.53    77.07   14.40
New York                        584   165,091,410       8.25      8.019      657     282,691     82.63      45.06    43.93   15.91
North Carolina                  330    49,561,608       2.48      8.831      631     150,187     86.07      41.39    85.82   11.47
North Dakota                      5       591,639       0.03      7.451      671     118,328     81.34      39.49   100.00   18.39
Ohio                            471    57,494,534       2.87      8.950      628     122,069     87.68      42.49    80.95    8.36
Oklahoma                         54     5,411,206       0.27      9.142      622     100,208     87.48      40.34    85.85    2.28
Oregon                          193    40,328,730       2.01      7.791      653     208,957     80.61      42.28    74.64   20.65
Pennsylvania                    242    29,034,029       1.45      8.579      628     119,975     85.23      41.74    76.49   10.67
Rhode Island                     53    11,752,166       0.59      8.319      635     221,739     82.89      44.31    71.25   14.81
South Carolina                  106    14,644,962       0.73      8.848      629     138,160     86.17      41.75    86.43   19.06
South Dakota                      6       721,086       0.04      7.773      679     120,181     84.82      42.56    87.71   32.16
Tennessee                       373    43,167,061       2.16      8.744      628     115,729     84.92      43.16    81.54    7.93
Texas                           709    91,326,264       4.56      8.714      632     128,810     84.23      42.40    78.55    6.41
Utah                            326    62,180,902       3.11      8.059      640     190,739     82.42      42.83    79.72   11.22
Vermont                           6       978,966       0.05      8.447      610     163,161     76.67      44.01    49.65    0.00
Virginia                        110    28,569,828       1.43      8.170      647     259,726     82.98      43.62    68.08   13.80
Washington                      355    86,441,108       4.32      7.932      649     243,496     81.70      44.03    77.52   18.25
West Virginia                    14     2,080,378       0.10      8.949      617     148,598     87.39      45.35    92.04   12.02
Wisconsin                       209    27,801,688       1.39      8.991      628     133,022     87.22      42.66    79.42    4.55
Wyoming                          13     1,805,166       0.09      9.065      637     138,859     88.24      36.22    73.04   12.19
                             ------ -------------     ------      -----      ---     -------     -----      -----   ------   -----
TOTAL:                       10,096 2,002,132,044     100.00      8.288      644     198,309     83.44      43.53    67.38   15.12
                             ====== =============     ======      =====      ===     =======     =====      =====   ======   =====

No more than approximately 0.26% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

ORIGINAL LOAN-TO-VALUE RATIOS

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE   AVERAGE   PERCENT
RANGE OF ORIGINAL          MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN-TO-VALUE RATIOS        LOANS        ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%) INCOME (%)  DOC (%)  IO (%)
--------------------       -------- ------------- ---------- ---------- -------- ----------- -------- ---------- -------- -------
50.00% or less                  152    20,936,432       1.05      7.449      635     137,740    40.45      36.79    64.44   11.86
50.01% to 55.00%                 50     8,723,731       0.44      7.550      634     174,475    52.59      41.31    78.55    2.52
55.01% to 60.00%                 98    17,147,192       0.86      7.627      628     174,971    57.85      36.58    62.96   13.57
60.01% to 65.00%                139    23,091,903       1.15      7.753      618     166,129    63.26      42.09    65.36    5.80
65.01% to 70.00%                170    34,579,256       1.73      7.674      628     203,407    68.41      40.14    57.89    7.91
70.01% to 75.00%                304    61,967,319       3.10      7.832      620     203,840    73.82      40.30    64.33    9.58
75.01% to 80.00%              4,946 1,072,718,131      53.58      7.827      657     216,886    79.87      44.23    68.47   20.54
80.01% to 85.00%                667   126,318,717       6.31      8.452      607     189,383    84.48      43.03    69.14    5.93
85.01% to 90.00%              1,283   250,743,893      12.52      8.570      625     195,436    89.62      42.83    61.30    9.64
90.01% to 95.00%              1,040   202,254,959      10.10      8.807      639     194,476    94.79      43.57    68.34    7.13
95.01% to 100.00%             1,247   183,650,511       9.17     10.446      639     147,274    99.97      44.16    70.37   11.57
                             ------ -------------     ------     ------      ---     -------    -----      -----    -----   -----
TOTAL:                       10,096 2,002,132,044     100.00      8.288      644     198,309    83.44      43.53    67.38   15.12
                             ====== =============     ======     ======      ===     =======    =====      =====    =====   =====

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 12.84% to 100.00%.

COMBINED LOAN-TO-VALUE RATIOS

                                       AGGREGATE                                    AVERAGE
                             NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED  WEIGHTED
                               OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE   AVERAGE   PERCENT
RANGE OF COMBINED           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN-TO-VALUE RATIOS          LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%) INCOME (%)  DOC (%)  IO (%)
--------------------        -------- ------------- ---------- ---------- -------- ----------- -------- ---------- -------- -------
50.00% or less                   152    20,936,432       1.05      7.449      635     137,740    40.45      36.79    64.44   11.86
50.01% to 55.00%                  48     7,963,806       0.40      7.439      634     165,913    52.61      40.48    80.27    2.76
55.01% to 60.00%                  96    17,037,465       0.85      7.615      627     177,474    57.84      36.48    62.72   13.66
60.01% to 65.00%                 133    21,600,358       1.08      7.781      618     162,409    63.17      41.49    63.16    6.20
65.01% to 70.00%                 167    32,998,418       1.65      7.677      624     197,595    68.42      40.00    60.47    7.17
70.01% to 75.00%                 294    58,905,599       2.94      7.869      618     200,359    73.78      40.53    63.31    7.40
75.01% to 80.00%                 994   204,041,381      10.19      7.768      632     205,273    79.26      40.90    61.60   11.14
80.01% to 85.00%                 672   129,869,876       6.49      8.395      609     193,259    84.15      43.08    69.22    6.85
85.01% to 90.00%               1,356   274,353,536      13.70      8.467      628     202,326    88.76      42.93    62.76   11.62
90.01% to 95.00%               1,149   232,330,371      11.60      8.677      640     202,202    92.89      43.84    69.76    9.62
95.01% to 100.00%              5,035 1,002,094,802      50.05      8.333      659     199,026    83.63      44.84    69.63   20.33
                              ------ -------------     ------      -----      ---     -------    -----      -----    -----   -----
TOTAL:                        10,096 2,002,132,044     100.00      8.288      644     198,309    83.44      43.53    67.38   15.12
                              ====== =============     ======      =====      ===     =======    =====      =====    =====   =====

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 12.84% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Mortgage Loans was approximately 91.98%. . This table was calculated using the Combined Loan-to-Value Ratio for Mortgage Loans that are in a second lien position and for Mortgage Loans that are in a first lien position with subordinate financing. Approximately 43.92% of the Mortgage Loans are in a first lien position with subordinate financing and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.35%.

DEBT-TO-INCOME RATIOS

                                       AGGREGATE                                    AVERAGE
                             NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED  WEIGHTED
                               OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE   AVERAGE   PERCENT
RANGE OF DEBT-TO-           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL  DEBT-TO-    FULL   PERCENT
INCOME RATIOS                 LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%) INCOME (%)  DOC (%)  IO (%)
-----------------           -------- ------------- ---------- ---------- -------- ----------- -------- ---------- -------- -------
20.00% or less                   294    50,434,448       2.52      8.048      642     171,546    79.64      14.78    92.40   19.22
20.01% to 25.00%                 319    49,207,798       2.46      8.282      637     154,256    81.12      23.30    82.68   11.11
25.01% to 30.00%                 538    88,082,508       4.40      8.343      640     163,722    82.04      28.30    75.26   11.46
30.01% to 35.00%                 908   158,668,267       7.92      8.443      636     174,745    83.45      33.23    71.91   12.07
35.01% to 40.00%               1,389   251,369,862      12.56      8.265      643     180,972    83.39      38.23    63.71   13.20
40.01% to 45.00%               1,929   394,384,510      19.70      8.298      647     204,450    83.46      43.09    57.50   13.41
45.01% to 50.00%               2,652   592,587,940      29.60      8.386      646     223,449    83.91      48.24    55.83   17.51
50.01% to 55.00%               2,064   416,673,011      20.81      8.114      641     201,876    83.80      53.43    87.10   16.30
55.01% to 60.00%                   2       510,900       0.03      8.687      623     255,450    80.00      58.15   100.00   71.74
60.01% or greater                  1       212,800       0.01      7.000      665     212,800    80.00      61.00   100.00  100.00
                              ------ -------------     ------      -----      ---     -------    -----      -----   ------  ------
TOTAL:                        10,096 2,002,132,044     100.00      8.288      644     198,309    83.44      43.53    67.38   15.12
                              ====== =============     ======      =====      ===     =======    =====      =====   ======  ======

As of the Cut-off Date, the Debt-to-Income Ratios of the Mortgage Loans ranged from 2.00% to 61.00% and the weighted average Debt-to-Income Ratio for Mortgage Loans with Debt-to-Income Ratios was approximately 43.53%.

LOAN PURPOSE

                                       AGGREGATE                                    AVERAGE
                             NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED  WEIGHTED
                               OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE   AVERAGE   PERCENT
                            MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN PURPOSE                  LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%) INCOME (%)  DOC (%)  IO (%)
------------                -------- ------------- ---------- ---------- -------- ----------- -------- ---------- -------- -------
Purchase                       6,385 1,228,978,479      61.38      8.351      653     192,479    84.32      44.27    71.77   18.60
Refinance - Cashout            3,146   659,822,641      32.96      8.224      627     209,734    82.22      42.55    57.75    9.39
Refinance - Rate Term            565   113,330,923       5.66      7.981      640     200,586    80.97      41.22    75.85   10.75
                              ------ -------------     ------      -----      ---     -------    -----      -----    -----   -----
TOTAL:                        10,096 2,002,132,044     100.00      8.288      644     198,309    83.44      43.53    67.38   15.12
                              ====== =============     ======      =====      ===     =======    =====      =====    =====   =====

PROPERTY TYPE

                                       AGGREGATE                                    AVERAGE
                             NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED  WEIGHTED
                               OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE   AVERAGE   PERCENT
                            MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL  DEBT-TO-    FULL   PERCENT
PROPERTY TYPE                 LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%) INCOME (%)  DOC (%)  IO (%)
-------------               -------- ------------- ---------- ---------- -------- ----------- -------- ---------- -------- -------
Single Family                  7,382 1,361,972,389      68.03      8.341      641     184,499    83.62      43.06    67.42   13.86
Planned Unit Development       1,538   362,652,681      18.11      8.215      647     235,795    83.39      44.24    74.46   17.41
Two- to Four-Family              589   160,281,685       8.01      7.994      655     272,125    81.90      45.26    53.72   17.85
Condominium                      587   117,225,288       5.86      8.303      655     199,702    83.55      44.49    63.72   18.88
                              ------ -------------     ------      -----      ---     -------    -----      -----    -----   -----
TOTAL:                        10,096 2,002,132,044     100.00      8.288      644     198,309    83.44      43.53    67.38   15.12
                              ====== =============     ======      =====      ===     =======    =====      =====    =====   =====

DOCUMENTATION

                                        AGGREGATE                                    AVERAGE
                              NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED  WEIGHTED
                                OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE   AVERAGE   PERCENT
                             MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL  DEBT-TO-    FULL   PERCENT
DOCUMENTATION                  LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%) INCOME (%)  DOC (%)  IO (%)
-------------                -------- ------------- ---------- ---------- -------- ----------- -------- ---------- -------- -------
Full Documentation              7,510 1,349,062,958      67.38      8.278      636     179,636    83.51      43.43   100.00   14.88
Stated Income                   1,426   358,253,498      17.89      8.284      677     251,230    81.29      43.85     0.00   22.67
Rapid                           1,010   258,443,136      12.91      8.251      636     255,884    85.02      43.51     0.00    5.78
Stated Plus                        69    19,777,031       0.99      9.398      652     286,624    94.56      43.41     0.00   15.19
Limited Income
   Verifictation                   66    13,227,558       0.66      8.259      639     200,418    83.29      45.45     0.00   13.16
Blended                            15     3,367,862       0.17      9.439      668     224,524    97.92      45.14     0.00   29.69
                               ------ -------------     ------      -----      ---     -------    -----      -----   ------   -----
TOTAL:                         10,096 2,002,132,044     100.00      8.288      644     198,309    83.44      43.53    67.38   15.12
                               ====== =============     ======      =====      ===     =======    =====      =====   ======   =====

OCCUPANCY

                                       AGGREGATE                                    AVERAGE
                             NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED  WEIGHTED
                               OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE   AVERAGE   PERCENT
                            MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL  DEBT-TO-    FULL   PERCENT
OCCUPANCY                     LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%) INCOME (%)  DOC (%)  IO (%)
---------                   -------- ------------- ---------- ---------- -------- ----------- -------- ---------- -------- -------
Primary                        9,605 1,929,798,148      96.39      8.299      642     200,916    83.49      43.68    66.84   14.87
Investment                       454    65,274,426       3.26      7.985      684     143,776    82.03      39.50    82.37   22.52
Second Home                       37     7,059,470       0.35      8.231      667     190,796    83.26      41.03    77.89   14.35
                              ------ -------------     ------      -----      ---     -------    -----      -----    -----   -----
TOTAL:                        10,096 2,002,132,044     100.00      8.288      644     198,309    83.44      43.53    67.38   15.12
                              ====== =============     ======      =====      ===     =======    =====      =====    =====   =====

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

MORTGAGE LOANS AGE SUMMARY

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
MORTGAGE LOANS AGE         MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
(MONTHS)                     LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
------------------         -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
0                             4,986   982,929,269      49.09      8.306      647     197,138     83.59      43.70    67.85   11.47
1                             4,529   883,693,172      44.14      8.260      645     195,119     83.41      43.40    66.35   18.63
2                               392    87,435,170       4.37      8.577      596     223,049     82.72      43.38    73.38   13.57
3                               125    31,719,590       1.58      7.887      647     253,757     82.31      41.63    68.94   27.53
4                                27     6,222,996       0.31      7.658      651     230,481     78.57      43.64    68.75   26.65
5                                31     8,809,816       0.44      8.169      654     284,188     83.94      44.59    55.24   34.37
6                                 5     1,232,799       0.06      8.335      637     246,560     78.77      47.20    49.01    0.00
7                                 1        89,231       0.00      8.750      603      89,231     80.00      51.00   100.00    0.00
                             ------ -------------     ------      -----      ---     -------     -----      -----   ------   -----
TOTAL:                       10,096 2,002,132,044     100.00      8.288      644     198,309     83.44      43.53    67.38   15.12
                             ====== =============     ======      =====      ===     =======     =====      =====   ======   =====

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 1 months.

ORIGINAL PREPAYMENT PENALTY TERM

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
ORIGINAL PREPAYMENT        MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
PENALTY TERM                 LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-------------------        -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
None                          3,273   704,401,053      35.18      8.441      646     215,216     83.80      42.98    62.52   16.17
12 Months                       528   126,172,809       6.30      8.412      654     238,964     83.26      43.78    56.94   15.44
24 Months                     3,648   757,665,183      37.84      8.080      642     207,693     82.85      44.10    68.22   14.83
36 Months                     2,647   413,892,999      20.67      8.373      640     156,363     83.95      43.34    77.30   13.76
                             ------ -------------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                       10,096 2,002,132,044     100.00      8.288      644     198,309     83.44      43.53    67.38   15.12
                             ====== =============     ======      =====      ===     =======     =====      =====    =====   =====

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 27 months.

CREDIT SCORES

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
                           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
RANGE OF CREDIT SCORES       LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
----------------------     -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
526 to 550                      304    45,952,311       2.30      9.083      545     151,159     77.05      41.48    87.63    4.40
551 to 575                      674   109,036,311       5.45      8.943      565     161,775     79.97      41.66    79.10    5.66
576 to 600                    1,396   229,595,141      11.47      9.469      589     164,466     87.49      42.73    81.17    7.89
601 to 625                    2,242   384,672,461      19.21      8.642      613     171,576     84.24      44.28    79.33    5.38
626 to 650                    1,999   401,900,288      20.07      8.388      638     201,051     84.15      44.06    68.25    7.56
651 to 675                    1,626   357,580,825      17.86      7.875      663     219,914     82.81      43.84    56.40   19.10
676 to 700                      860   215,276,621      10.75      7.534      687     250,322     82.33      43.30    54.53   32.21
701 to 725                      471   122,516,775       6.12      7.364      712     260,121     82.27      43.39    51.60   33.22
726 to 750                      255    67,463,216       3.37      7.403      737     264,562     82.75      43.51    46.85   33.80

751 to 775                      177    45,701,111       2.28      7.279      762     258,198     81.88      43.06    63.10   36.14
776 to 800                       69    17,679,143       0.88      7.134      785     256,219     77.88      42.23    59.51   31.22
801 to 809                       15     3,565,178       0.18      7.230      805     237,679     78.03      41.27    73.56   60.23
810 to 820                        8     1,192,663       0.06      6.893      815     149,083     73.72      36.83    70.82    0.00
                             ------ -------------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                       10,096 2,002,132,044     100.00      8.288      644     198,309     83.44      43.53    67.38   15.12
                             ====== =============     ======      =====      ===     =======     =====      =====    =====   =====

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 537 to 820 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 644.

GROSS MARGINS
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                                      AGGREGATE                                      AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED    PRINCIPAL  WEIGHTED   WEIGHTED
RANGE OF GROSS MARGINS        OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE     BALANCE    AVERAGE    AVERAGE   PERCENT
 OF THE ADJUSTABLE         MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT    OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
 RATE MORTGAGE LOANS         LOANS       ($)       POOL (%)  COUPON (%)   SCORE        ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
----------------------     -------- ------------- ---------- ---------- ---------- ----------- --------- ---------- -------- -------
2.501% to 3.000%                139    60,539,598       3.71      7.036 694.079652     435,537     79.86      40.59    69.98   54.88
4.001% to 4.500%                  3       745,160       0.05      8.784        627     248,387     80.00      42.43   100.00    0.00
4.501% to 5.000%                 33     7,702,843       0.47      8.800        619     233,419     84.92      44.57    43.79   15.62
5.001% to 5.500%              4,696 1,043,572,972      63.89      7.874        650     222,226     78.61      44.35    65.86   18.43
5.501% to 6.000%              1,279   279,035,666      17.08      8.461        618     218,167     88.11      43.36    61.57    7.85
6.001% to 6.500%              1,223   241,301,277      14.77      9.072        648     197,303     96.60      43.99    61.10    7.26
6.501% to 7.000%                  4       615,561       0.04      9.074        632     153,890     98.47      43.90    69.37    0.00
                              ----- -------------     ------      ----- ----------     -------     -----      -----   ------   -----
TOTAL:                        7,377 1,633,513,077     100.00      8.125        646     221,433     82.98      43.99    64.49   16.29
                              ===== =============     ======      ===== ==========     =======     =====      =====   ======   =====

As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 2.750% per annum to 6.750% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 5.531% per annum.

MAXIMUM MORTGAGE RATES
(EXCLUDES FIXED RATE MORTGAGE LOANS)

RANGE OF MAXIMUN                      AGGREGATE                                    AVERAGE
 MORTGAGE RATES             NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
    OF THE                    OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
ADJUSTABLE RATE            MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
 MORTGAGE LOANS              LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
----------------           -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
11.500% or less                   2       988,314       0.06      5.358      712     494,157     55.18      49.11   100.00    0.00
11.501% to 12.000%               44    14,080,956       0.86      5.908      724     320,022     75.48      43.79    94.88   49.31
12.001% to 12.500%              200    66,237,532       4.05      6.313      703     331,188     78.38      44.13    92.40   48.35
12.501% to 13.000%              566   158,634,102       9.71      6.826      677     280,272     78.90      44.50    74.85   34.86
13.001% to 13.500%              882   224,767,893      13.76      7.305      665     254,839     79.70      44.07    62.51   22.76
13.501% to 14.000%            1,403   328,404,465      20.10      7.793      652     234,073     81.19      44.20    61.00   16.28
14.001% to 14.500%            1,296   277,037,182      16.96      8.284      639     213,763     83.03      44.12    62.13   11.78
14.501% to 15.000%            1,360   275,781,109      16.88      8.768      623     202,780     85.01      43.88    63.17    7.36

15.001% to 15.500%              823   150,728,048       9.23      9.269      614     183,145     87.04      43.02    65.97    5.47
15.501% to 16.000%              505    90,185,104       5.52      9.754      615     178,584     90.21      43.57    56.25    4.90
16.001% to 16.500%              186    27,269,970       1.67     10.267      618     146,613     93.86      43.67    55.28    5.13
16.501% to 17.000%               77    13,465,636       0.82     10.746      630     174,878     96.43      44.41    36.24    1.63
17.001% to 17.500%               23     3,471,917       0.21     11.197      626     150,953     97.44      43.65    46.23    0.00
17.501% to 18.000%                9     1,986,848       0.12     11.656      630     220,761     99.44      41.59    14.59    0.00
18.501% to 19.000%                1       474,000       0.03     12.750      658     474,000    100.00      50.00     0.00    0.00
                              ----- -------------     ------     ------      ---     -------    ------      -----   ------   -----
TOTAL:                        7,377 1,633,513,077     100.00      8.125      646     221,433     82.98      43.99    64.49   16.29
                              ===== =============     ======     ======      ===     =======    ======      =====   ======   =====

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 11.350% per annum to 18.750% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 14.125% per annum.

NEXT RATE ADJUSTMENT DATE
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
NEXT ADJUSTMENT DATE          OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
OF THE ADJUSTABLE          MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
RATE MORTGAGE LOANS          LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-------------------------  -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
September 2007                    4       927,012       0.06      8.160      622     231,753     82.40      50.45    64.38   42.82
October 2007                      7     2,182,900       0.13      7.278      689     311,843     81.36      45.85    38.26   48.51
January 2008                      1       278,529       0.02      9.100      587     278,529     90.00      51.00   100.00    0.00
February 2008                     1       214,789       0.01      8.500      540     214,789     85.00      38.00     0.00    0.00
March 2008                        3     1,234,398       0.08      8.202      610     411,466     84.06      43.22    56.28    0.00
April 2008                        5     1,314,300       0.08      8.340      682     262,860     82.00      33.27    40.35    0.00
September 2008                    1        89,231       0.01      8.750      603      89,231     80.00      51.00   100.00    0.00
October 2008                      3       637,202       0.04      8.574      639     212,401     73.91      48.33    38.38    0.00
November 2008                    14     3,454,390       0.21      8.192      656     246,742     87.58      44.98    50.40   28.18
December 2008                    14     3,555,906       0.22      7.753      651     253,993     77.33      47.84    52.45   46.64
January 2009                     57    14,454,439       0.88      7.831      646     253,587     82.21      42.94    67.61   29.74
February 2009                   208    50,269,027       3.08      8.434      595     241,678     82.50      43.64    76.54   12.93
March 2009                    2,316   499,187,063      30.56      8.146      645     215,538     83.00      43.68    62.33   19.10
April 2009                    2,463   530,548,737      32.48      8.208      646     215,408     83.64      44.44    66.88   10.80
May 2009                          1       331,934       0.02      6.800      749     331,934     80.00      51.00   100.00    0.00
October 2009                      2       595,597       0.04      8.079      635     297,799     83.96      45.98    60.37    0.00
November 2009                     9     4,262,684       0.26      7.862      669     473,632     79.94      44.08    50.43   34.55
December 2009                     4     1,158,883       0.07      7.252      661     289,721     80.82      44.60   100.00    0.00
January 2010                     33     9,925,592       0.61      7.570      649     300,776     80.55      41.03    58.56   28.85
February 2010                    89    25,179,617       1.54      8.211      601     282,917     81.30      43.70    62.04    9.31
March 2010                      960   208,435,933      12.76      7.997      650     217,121     82.59      43.88    64.62   22.51
April 2010                    1,058   245,681,057      15.04      8.075      653     232,213     82.73      44.11    60.86   14.15
April 2011                        1       122,850       0.01      8.250      617     122,850     90.00      54.00   100.00    0.00
November 2011                     1       238,500       0.01      8.600      663     238,500     90.00      37.00   100.00  100.00
January 2012                      1        57,875       0.00      7.700      605      57,875     64.44      26.00   100.00    0.00
March 2012                       55    12,308,212       0.75      7.570      673     223,786     80.69      42.77    77.75   36.23
April 2012                       66    16,866,421       1.03      7.454      689     255,552     78.88      42.47    75.75   32.78
                              ----- -------------     ------      -----      ---     -------     -----      -----   ------  ------
TOTAL:                        7,377 1,633,513,077     100.00      8.125      646     221,433     82.98      43.99    64.49   16.29
                              ===== =============     ======      =====      ===     =======     =====      =====   ======  ======

                     GROUP 1 MORTGAGE LOAN CHARACTERISTICS

Aggregate Outstanding Principal Balance   $729,078,280
Aggregate Original Principal Balance      $729,263,465
Number of Mortgage Loans                         3,827

                                  MINIMUM      MAXIMUM    AVERAGE (1)
                                ----------   ----------   -----------
Original Principal Balance         $31,600     $637,500      $190,557
Outstanding Principal Balance      $31,600     $637,500      $190,509

                                                            WEIGHTED
                                  MINIMUM      MAXIMUM    AVERAGE (2)
                                ----------   ----------   -----------
Original Term (mos)                   180          360           359
Stated remaining Term (mos)           179          360           358
Loan Age (mos)                          0            6             1
Current Interest Rate               5.400%      12.150%        8.302%
Initial Interest Rate Cap(4)        1.000%       3.000%        2.997%
Periodic Rate Cap(4)                1.000%       1.000%        1.000%
Gross Margin(4)                     2.750%       6.750%        5.664%
Maximum Mortgage Rate(4)           11.400%      17.750%       14.254%
Minimum Mortgage Rate(4)            5.400%      11.750%        8.254%
Months to Roll(4)                       5           60            28
Original Loan-to-Value              20.61%      100.00%        83.59%
Combined Loan-to-Value              20.61%      100.00%        87.77%
Credit Score (3)                      540          820           633

                                 EARLIEST      LATEST
                                ----------   ----------
Maturity Date                   03/01/2022   04/01/2037

                                  PERCENT OF
                                MORTGAGE POOL
                                -------------
LIEN POSITION
1st Lien                              100.00%
2nd Lien                                0.00%

OCCUPANCY
Primary                                93.79%
Second Home                             0.60%
Investment                              5.61%

LOAN TYPE
Fixed Rate                             19.16%
ARM                                    80.84%

AMORTIZATION TYPE
Fully Amortizing                       37.49%
Interest Only                          10.45%
15/30 Balloon                           0.03%
30/40 Balloon                          15.94%
30/50 Balloon                          36.09%

                                  PERCENT OF
                                MORTGAGE POOL
                                -------------
YEAR OF ORIGINATION
2006                                    1.50%
2007                                   98.50%

LOAN PURPOSE
Purchase                               36.58%
Refinance - Rate/Term                   9.21%
Refinance - Cashout                    54.21%

PROPERTY TYPE
Single Family                          69.18%
Condominium                             6.41%
Planned Unit Development               15.39%
Two- to Four-Family                     9.02%

(1)  Sum of Principal Balance divided by total number of loans.

(2)  Weighted by Outstanding Principal Balance.

(3)  Minimum and Weighting only for loans with scores.

(4)  ARM Loans only

MORTGAGE RATES

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
RANGE OF                   MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
MORTGAGE RATES               LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
--------------             -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
5.500% or less                    1       168,000       0.02      5.400      760     168,000     20.61      35.00   100.00    0.00
5.501% to 6.000%                 27     5,885,532       0.81      5.885      738     217,983     71.77      40.43    91.87   26.47
6.001% to 6.500%                125    28,326,028       3.89      6.285      715     226,608     73.62      43.88    88.89   33.33
6.501% to 7.000%                257    56,346,099       7.73      6.838      672     219,246     76.83      44.08    66.87   20.14
7.001% to 7.500%                410    87,423,259      11.99      7.310      658     213,227     78.98      44.86    68.20   13.96
7.501% to 8.000%                654   128,676,573      17.65      7.794      643     196,753     81.80      44.46    65.55   12.42
8.001% to 8.500%                628   120,551,080      16.53      8.294      628     191,960     83.68      44.50    67.87    6.50
8.501% to 9.000%                689   127,461,275      17.48      8.777      612     184,995     86.02      44.49    69.75    5.43
9.001% to 9.500%                465    84,288,963      11.56      9.265      601     181,267     87.41      43.32    74.70    5.30
9.501% to 10.000%               316    55,141,483       7.56      9.761      601     174,498     89.65      44.50    65.26    7.52
10.001% to 10.500%              109    15,436,644       2.12     10.275      607     141,621     92.03      45.32    67.85    8.51
10.501% to 11.000%               81    10,798,476       1.48     10.741      621     133,315     96.03      45.43    54.37    4.07
11.001% to 11.500%               26     3,629,018       0.50     11.331      615     139,578     99.74      48.53    64.93    9.10
11.501% to 12.000%               36     4,613,978       0.63     11.777      602     128,166     99.63      46.50    91.66    2.60
12.001% to 12.500%                3       331,869       0.05     12.098      597     110,623    100.00      49.25   100.00   37.33
                              -----   -----------     ------     ------      ---     -------    ------      -----   ------   -----
TOTAL:                        3,827   729,078,280     100.00      8.302      633     190,509     83.59      44.37    69.31   10.45
                              =====   ===========     ======     ======      ===     =======    ======      =====   ======   =====

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.400% per annum to 12.150% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 8.302% per annum.

REMAINING MONTHS TO STATED MATURITY

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
RANGE OF REMAINING MONTHS  MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
TO STATED MATURITY           LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
------------------------   -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
169 to 180                       44     6,060,910       0.83      7.946      642     137,748     77.76      39.47    75.47   23.68
349 to 360                    3,783   723,017,370      99.17      8.305      633     191,123     83.64      44.41    69.26   10.34
                              -----   -----------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                        3,827   729,078,280     100.00      8.302      633     190,509     83.59      44.37    69.31   10.45
                              =====   ===========     ======      =====      ===     =======     =====      =====    =====   =====

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 179 months to 360 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 358 months.

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
RANGE OF ORIGINAL MORTGAGE MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
LOAN PRINCIPAL BALANCES      LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-------------------------- -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
$50,000 or less                   8       361,461       0.05      9.737      603      45,183     79.17      40.16    86.17    0.00
$50,001 to $100,000             454    37,567,965       5.15      8.941      624      82,749     84.31      42.86    88.50    3.28
$100,001 to $150,000          1,086   137,671,476      18.88      8.588      633     126,769     84.07      44.19    78.90    7.28
$150,001 to $200,000            910   158,457,576      21.73      8.269      637     174,129     83.36      44.09    72.78    8.70
$200,001 to $250,000            488   108,967,074      14.95      8.179      637     223,293     82.61      44.18    69.54   13.61
$250,001 to $300,000            387   106,211,813      14.57      8.194      632     274,449     83.80      45.03    66.74    9.67
$300,001 to $350,000            222    72,078,474       9.89      8.244      628     324,678     84.65      44.22    66.99   12.82
$350,001 to $400,000            191    71,623,225       9.82      8.085      634     374,991     83.61      45.04    49.83   15.26
$400,001 to $450,000             53    22,117,817       3.03      8.044      635     417,317     82.15      44.70    43.23   17.25
$450,001 to $500,000             16     7,584,971       1.04      7.788      644     474,061     80.37      48.18    56.57   12.26
$500,001 to $550,000             10     5,171,408       0.71      7.744      641     517,141     86.80      47.10    39.90   10.38
$600,001 to $650,000              2     1,265,020       0.17      7.029      685     632,510     77.48      37.91   100.00   49.61
                              -----   -----------     ------      -----      ---     -------     -----      -----   ------   -----
TOTAL:                        3,827   729,078,280     100.00      8.302      633     190,509     83.59      44.37    69.31   10.45
                              =====   ===========     ======      =====      ===     =======     =====      =====   ======   =====

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $31,600 to approximately $637,500 and the average outstanding principal balance of the Mortgage Loans was approximately $190,509.

PRODUCT TYPES

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
                           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
PRODUCT TYPES                LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-------------              -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
Balloon - 30/50                 163    29,651,511       4.07      8.881      627     181,911     85.12      45.11    74.94    0.00
ARM - 1 Year/6 Month              4       792,567       0.11      8.991      603     198,142     90.53      46.61    44.13    0.00
ARM - 2 Year/6 Month
   (50 due in 30)               722   151,825,250      20.82      8.229      629     210,284     83.76      45.68    72.40    0.00
ARM - 3 Year/6 Month
   (50 due in 30)               350    78,651,491      10.79      8.203      631     224,719     83.08      46.00    63.54    0.00
ARM - 5 Year/6 Month
   (50 due in 30)                16     2,985,168       0.41      8.028      652     186,573     80.49      41.70    63.21    0.00
15 Year Fixed Loans              42     5,847,938       0.80      7.848      644     139,237     77.28      39.57    74.58   24.54
15/30 Balloon Loans               2       212,972       0.03     10.641      568     106,486     91.03      36.74   100.00    0.00
2/28 LIBOR Loans                846   148,206,199      20.33      8.357      630     175,185     84.36      43.80    71.94   20.34
2/28 LIBOR Loans
   (40 due in 30)               302    61,918,374       8.49      8.469      615     205,028     84.67      45.78    68.44    0.00
30 Year Fixed Loans             585    89,997,792      12.34      8.387      649     153,842     82.28      42.69    77.17   13.28
30/40 Balloon Loans              80    13,968,709       1.92      8.685      637     174,609     84.86      43.98    61.00    0.00
3/27 LIBOR Loans                495    97,768,274      13.41      8.082      645     197,512     82.64      43.09    63.49   29.08
3/27 LIBOR Loans
   (40 due in 30)               184    39,486,560       5.42      8.342      629     214,601     84.81      43.61    55.44    0.00
5/25 LIBOR Loans                 30     6,493,757       0.89      7.351      682     216,459     80.48      43.45    70.85   61.99
5/25 LIBOR Loans
   (40 due in 30)                 4       842,335       0.12      6.626      697     210,584     73.32      47.00    51.80    0.00
Six Month LIBOR Loans             2       429,384       0.06      8.593      608     214,692     87.36      46.19   100.00   53.45
                              -----   -----------     ------     ------      ---     -------     -----      -----   ------   -----
TOTAL:                        3,827   729,078,280     100.00      8.302      633     190,509     83.59      44.37    69.31   10.45
                              =====   ===========     ======     ======      ===     =======     =====      =====   ======   =====

AMORTIZATION TYPE

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
                           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
AMORTIZATION TYPE            LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-----------------          -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
Fully Amortizing              1,660   273,310,877      37.49      8.403      631     164,645     83.39      42.49    70.16    0.00
Balloon                       1,823   379,542,369      52.06      8.338      627     208,197     83.98      45.41    67.83    0.00
60 Month Interest-Only          329    72,199,311       9.90      7.804      669     219,451     82.48      46.00    73.68  100.00
120 Month Interest-Only          15     4,025,723       0.55      6.936      704     268,382     81.01      45.04    72.73  100.00
                              -----   -----------     ------      -----      ---     -------     -----      -----    -----  ------
TOTAL:                        3,827   729,078,280     100.00      8.302      633     190,509     83.59      44.37    69.31   10.45
                              =====   ===========     ======      =====      ===     =======     =====      =====    =====  ======

ADJUSTMENT TYPE

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
                           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
ADJUSTMENT TYPE              LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
---------------            -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
ARM                           2,955   589,399,358      80.84      8.254      631     199,458     83.75      44.65    67.96   10.66
Fixed Rate                      872   139,678,922      19.16      8.503      643     160,182     82.95      43.19    75.01    9.59
                              -----   -----------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                        3,827   729,078,280     100.00      8.302      633     190,509     83.59      44.37    69.31   10.45
                              =====   ===========     ======      =====      ===     =======     =====      =====    =====   =====

STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

                                      AGGREGATE                                    AVERAGE
GEOGRAPHIC                  NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
DISTRIBUTIONS                 OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
OF MORTGAGED               MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
PROPERTIES                   LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
------------               -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
Alabama                          34     4,840,119       0.66      8.734      622     142,356     89.03      45.84    97.24   19.03
Arizona                          76    15,805,976       2.17      8.069      631     207,973     79.08      44.54    74.73   15.02
Arkansas                         18     2,020,351       0.28      9.140      616     112,242     86.46      45.31    77.28    0.00
California                      243    70,883,685       9.72      7.558      652     291,702     78.38      45.18    67.02   24.17
Colorado                        116    22,906,376       3.14      8.253      632     197,469     85.18      44.07    84.38    7.30
Connecticut                      32     6,575,405       0.90      8.222      630     205,481     84.24      43.96    84.24    9.48
Delaware                          1       216,750       0.03      8.700      547     216,750     85.00      50.00   100.00    0.00
District of Columbia              2       690,750       0.09      7.772      646     345,375     77.12      48.79   100.00    0.00
Florida                         303    60,944,501       8.36      8.149      638     201,137     81.86      43.80    59.53    5.55
Georgia                         197    32,141,084       4.41      8.871      630     163,153     87.51      44.43    77.66   11.25
Idaho                            22     3,500,405       0.48      8.207      634     159,109     82.17      40.03    80.78    3.52

Illinois                        393    79,708,621      10.93      8.607      628     202,821     85.03      43.97    49.31    6.40
Indiana                         121    14,005,102       1.92      8.977      627     115,745     90.30      41.75    76.47    1.22
Iowa                             18     2,086,683       0.29      8.944      621     115,927     88.22      42.62    81.88    9.88
Kansas                           17     2,253,323       0.31      8.939      610     132,548     84.22      45.74    89.54    0.00
Kentucky                         30     4,004,049       0.55      8.862      616     133,468     87.89      42.21    83.90    7.97
Louisiana                        10     1,273,073       0.17      8.662      623     127,307     88.51      49.74    89.33   13.20
Maine                            14     1,851,373       0.25      9.073      605     132,241     87.34      47.04   100.00    7.82
Maryland                         84    19,918,375       2.73      8.102      642     237,124     80.90      45.58    79.65   11.96
Massachusetts                   101    22,517,368       3.09      8.484      630     222,944     81.98      45.89    66.15    7.74
Michigan                        154    22,698,232       3.11      8.799      619     147,391     88.26      44.37    70.79    5.78
Minnesota                       108    19,696,714       2.70      8.220      630     182,377     84.21      44.19    79.06   22.84
Mississippi                       4       602,453       0.08      8.243      625     150,613     83.90      53.37   100.00    0.00
Missouri                         79    11,457,947       1.57      8.840      621     145,037     87.66      42.61    64.43    5.38
Montana                           4       876,566       0.12      6.897      698     219,141     82.58      41.16    25.92    0.00
Nebraska                         10     1,489,739       0.20      8.361      647     148,974     89.42      46.58   100.00    0.00
Nevada                           61    14,232,225       1.95      7.976      640     233,315     83.50      45.68    72.40   13.79
New Hampshire                     4       541,892       0.07      7.902      654     135,473     75.65      43.39   100.00    0.00
New Jersey                      106    30,204,033       4.14      8.323      631     284,944     84.37      45.26    46.14   10.26
New Mexico                       15     2,855,006       0.39      8.334      634     190,334     86.80      48.66    61.08    0.00
New York                        182    46,587,573       6.39      7.904      633     255,976     79.85      44.43    50.54   11.17
North Carolina                  203    28,144,153       3.86      8.768      622     138,641     85.81      42.55    86.51    5.65
North Dakota                      1       108,800       0.01      6.250      660     108,800     80.00      48.00   100.00  100.00
Ohio                            135    19,114,025       2.62      8.776      630     141,585     87.24      45.53    78.20   10.27
Oklahoma                         11     1,377,693       0.19      8.997      621     125,245     87.83      44.19    91.49    0.00
Oregon                           91    16,985,935       2.33      7.869      641     186,659     81.25      42.98    77.18    9.94
Pennsylvania                     61    10,244,006       1.41      8.353      626     167,935     84.81      44.51    74.02   13.62
Rhode Island                     26     5,728,399       0.79      8.526      628     220,323     83.59      46.30    69.42   10.35
South Carolina                   33     5,106,536       0.70      8.767      627     154,744     87.27      43.57    89.43   38.30
South Dakota                      1       127,920       0.02      8.000      660     127,920     80.00      50.00   100.00  100.00
Tennessee                        79    11,361,349       1.56      8.526      624     143,815     85.45      43.34    80.04   10.99
Texas                           121    16,595,931       2.28      8.521      628     137,156     84.35      45.96    74.61    5.20
Utah                            193    34,867,462       4.78      8.086      632     180,660     82.89      43.77    82.49    6.69
Vermont                           3       656,951       0.09      8.259      596     218,984     80.89      49.38    24.96    0.00
Virginia                         40     9,372,222       1.29      8.422      641     234,306     85.02      44.28    79.86   13.16
Washington                      150    31,631,076       4.34      7.831      644     210,874     82.25      44.81    81.31   10.35
West Virginia                     6     1,042,246       0.14      8.001      632     173,708     82.54      48.99   100.00   16.31
Wisconsin                       111    16,825,052       2.31      8.822      634     151,577     87.49      43.27    74.68    5.38
Wyoming                           3       402,775       0.06      8.589      602     134,258     84.69      39.31   100.00    0.00
                              -----   -----------     ------      -----      ---     -------     -----      -----   ------  ------
TOTAL:                        3,827   729,078,280     100.00      8.302      633     190,509     83.59      44.37    69.31   10.45
                              =====   ===========     ======      =====      ===     =======     =====      =====   ======  ======

No more than approximately 0.34% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

ORIGINAL LOAN-TO-VALUE RATIOS

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
RANGE OF ORIGINAL          MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN-TO-VALUE RATIOS         LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
--------------------       -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
50.00% or less                   56    10,796,037       1.48      7.243      648     192,786     41.46      41.24    69.14   12.66
50.01% to 55.00%                 23     4,998,453       0.69      7.411      646     217,324     52.55      42.37    78.65    2.70
55.01% to 60.00%                 44     9,289,408       1.27      7.719      627     211,123     57.88      40.33    59.49    8.55
60.01% to 65.00%                 65    12,133,742       1.66      7.758      619     186,673     63.06      41.62    59.85   11.03
65.01% to 70.00%                 89    19,065,023       2.61      7.666      623     214,214     68.43      41.76    61.29    6.39
70.01% to 75.00%                157    32,764,454       4.49      7.896      621     208,691     73.78      41.53    58.69   10.63
75.01% to 80.00%              1,527   272,348,590      37.36      7.828      645     178,355     79.70      45.52    74.85   14.36
80.01% to 85.00%                373    77,418,169      10.62      8.448      607     207,555     84.46      43.68    66.26    5.64
85.01% to 90.00%                716   148,227,494      20.33      8.569      624     207,022     89.63      43.67    63.62    9.54
90.01% to 95.00%                491    99,496,348      13.65      8.837      635     202,640     94.75      44.53    73.49    6.66
95.01% to 100.00%               286    42,540,562       5.83     10.139      651     148,743     99.94      46.36    65.00    8.59
                              -----   -----------     ------     ------      ---     -------     -----      -----    -----   -----
TOTAL:                        3,827   729,078,280     100.00      8.302      633     190,509     83.59      44.37    69.31   10.45
                              =====   ===========     ======     ======      ===     =======     =====      =====    =====   =====

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 20.61% to 100.00%.

COMBINED LOAN-TO-VALUE RATIOS

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
RANGE OF COMBINED          MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN-TO-VALUE RATIOS         LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
--------------------       -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
50.00% or less                   56    10,796,037       1.48      7.243      648     192,786     41.46      41.24    69.14   12.66
50.01% to 55.00%                 23     4,998,453       0.69      7.411      646     217,324     52.55      42.37    78.65    2.70
55.01% to 60.00%                 44     9,289,408       1.27      7.719      627     211,123     57.88      40.33    59.49    8.55
60.01% to 65.00%                 64    12,054,059       1.65      7.759      619     188,345     63.07      41.64    59.58   11.11
65.01% to 70.00%                 88    18,697,523       2.56      7.676      622     212,472     68.40      41.60    62.50    4.55
70.01% to 75.00%                153    31,549,504       4.33      7.915      620     206,206     73.78      41.82    57.10   11.04
75.01% to 80.00%                535   113,431,660      15.56      7.726      633     212,022     79.28      42.58    59.15   11.00
80.01% to 85.00%                376    78,209,869      10.73      8.420      608     208,005     84.39      43.75    66.60    6.28
85.01% to 90.00%                756   158,876,142      21.79      8.477      626     210,154     88.94      43.68    65.40   11.27
90.01% to 95.00%                531   109,192,585      14.98      8.741      636     205,636     93.47      44.65    74.93    7.19
95.01% to 100.00%             1,201   181,983,040      24.96      8.478      653     151,526     84.64      47.54    80.57   13.80
                              -----   -----------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                        3,827   729,078,280     100.00      8.302      633     190,509     83.59      44.37    69.31   10.45
                              =====   ===========     ======      =====      ===     =======     =====      =====    =====   =====

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 20.61% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Mortgage Loans was approximately 87.77%. . This table was calculated using the Combined Loan-to-Value Ratio for Mortgage Loans that are in a second lien position and for Mortgage Loans that are in a first lien position with subordinate financing. Approximately 22.15% of the Mortgage Loans are in a first lien position with subordinate financing and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 98.79%.

DEBT-TO-INCOME RATIOS

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
RANGE OF DEBT-TO-          MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
INCOME RATIOS               LOANS        ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-----------------          -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
20.00% or less                    9     1,562,198       0.21      8.232      636     173,578     80.88      20.00   100.00    0.00
20.01% to 25.00%                104    18,325,250       2.51      8.086      645     176,204     80.05      23.37    78.14    7.86
25.01% to 30.00%                191    34,660,364       4.75      8.159      640     181,468     81.45      28.51    68.29    8.60
30.01% to 35.00%                338    61,565,157       8.44      8.331      630     182,145     83.06      33.40    70.93    7.71
35.01% to 40.00%                537    98,994,362      13.58      8.235      634     184,347     82.65      38.16    62.51    8.92
40.01% to 45.00%                730   139,224,437      19.10      8.362      634     190,718     83.87      43.17    58.82    9.20
45.01% to 50.00%                960   190,013,084      26.06      8.423      628     197,930     84.15      48.29    64.52   10.25
50.01% to 55.00%                958   184,733,428      25.34      8.208      637     192,832     84.27      53.50    84.30   14.04
                              -----   -----------     ------      -----      ---     -------     -----      -----   ------   -----
TOTAL:                        3,827   729,078,280     100.00      8.302      633     190,509     83.59      44.37    69.31   10.45
                              =====   ===========     ======      =====      ===     =======     =====      =====   ======   =====

As of the Cut-off Date, the Debt-to-Income Ratios of the Mortgage Loans ranged from 20.00% to 55.00% and the weighted average Debt-to-Income Ratio for Mortgage Loans with Debt-to-Income Ratios was approximately 44.37%.

LOAN PURPOSE

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
                           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
LOAN PURPOSE                 LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
------------               -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
Refinance - Cashout           1,838   395,208,999      54.21      8.256      626     215,021     82.48      43.45    56.20    9.10
Purchase                      1,647   266,730,382      36.58      8.425      644     161,949     85.68      46.36    86.08   12.29
Refinance - Rate Term           342    67,138,899       9.21      8.081      638     196,313     81.87      41.89    79.86   11.15
                              -----   -----------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                        3,827   729,078,280     100.00      8.302      633     190,509     83.59      44.37    69.31   10.45
                              =====   ===========     ======      =====      ===     =======     =====      =====    =====   =====

PROPERTY TYPE

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
                           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
PROPERTY TYPE                LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-------------              -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
Single Family                 2,757   504,373,626      69.18      8.339      631     182,943     83.74      43.95    68.60    9.76
Planned Unit Development        556   112,204,523      15.39      8.338      635     201,807     84.42      44.75    79.02   12.38
Two- to Four-Family             250    65,779,708       9.02      7.963      640     263,119     81.03      45.69    58.58   11.01
Condominium                     264    46,720,423       6.41      8.288      645     176,971     83.62      46.19    68.82   12.49
                              -----   -----------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                        3,827   729,078,280     100.00      8.302      633     190,509     83.59      44.37    69.31   10.45
                              =====   ===========     ======      =====      ===     =======     =====      =====    =====   =====

DOCUMENTATION

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
                           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
DOCUMENTATION                LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-------------              -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
Full Documentation            2,813   505,329,765      69.31      8.283      629     179,641     83.64      44.83   100.00   11.11
Rapid                           644   154,277,253      21.16      8.253      635     239,561     84.51      43.47     0.00    6.23
Stated Income                   324    60,393,650       8.28      8.491      663     186,400     79.96      42.76     0.00   14.50
Stated Plus                      23     4,746,784       0.65      9.200      669     206,382     90.40      43.26     0.00   33.37
Limited Income
   Verifictation                 18     3,569,760       0.49      8.334      628     198,320     86.80      46.90     0.00    4.27
Blended                           5       761,068       0.10     10.107      662     152,214    100.00      44.97     0.00    0.00
                              -----   -----------     ------     ------      ---     -------    ------      -----   ------   -----
TOTAL:                        3,827   729,078,280     100.00      8.302      633     190,509     83.59      44.37    69.31   10.45
                              =====   ===========     ======     ======      ===     =======    ======      =====   ======   =====

OCCUPANCY

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
                           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
OCCUPANCY                    LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
---------                  -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
Primary                       3,568   683,773,293      93.79      8.321      630     191,640     83.67      44.50    68.65    9.75
Investment                      236    40,900,315       5.61      7.958      687     173,306     82.35      42.23    80.42   20.82
Second Home                      23     4,404,672       0.60      8.588      675     191,507     83.32      44.10    68.84   23.00
                              -----   -----------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                        3,827   729,078,280     100.00      8.302      633     190,509     83.59      44.37    69.31   10.45
                              =====   ===========     ======      =====      ===     =======     =====      =====    =====   =====

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

MORTGAGE LOANS AGE SUMMARY

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
MORTGAGE LOANS AGE         MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
(MONTHS)                     LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
------------------         -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
0                             1,726   325,663,794      44.67      8.291      640     188,681     83.72      44.29    69.77    8.65
1                             1,853   341,509,882      46.84      8.274      635     184,301     83.70      44.46    68.68   12.84
2                               203    51,736,625       7.10      8.575      584     254,860     82.53      44.06    72.11    5.25
3                                35     7,783,633       1.07      8.268      618     222,390     83.77      45.19    67.08   15.25
4                                 5     1,149,518       0.16      8.367      634     229,904     75.40      49.59    49.71   15.52
5                                 3       674,106       0.09      7.998      629     224,702     78.29      44.93    16.91   16.91
6                                 2       560,721       0.08      7.237      638     280,360     62.28      41.49    64.13    0.00
                              -----   -----------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                        3,827   729,078,280     100.00      8.302      633     190,509     83.59      44.37    69.31   10.45
                              =====   ===========     ======      =====      ===     =======     =====      =====    =====   =====

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 1 months.

ORIGINAL PREPAYMENT PENALTY TERM

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
ORIGINAL PREPAYMENT        MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
PENALTY TERM                 LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-------------------        -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
None                          1,437   284,513,125      39.02      8.455      634     197,991     84.04      44.05    64.73   10.40
12 Months                       185    40,416,839       5.54      8.329      640     218,469     81.46      43.93    56.65   12.89
24 Months                     1,266   240,307,753      32.96      8.222      627     189,817     83.93      44.87    73.62    8.73
36 Months                       939   163,840,562      22.47      8.146      639     174,484     82.86      44.31    74.07   12.50
                              -----   -----------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                        3,827   729,078,280     100.00      8.302      633     190,509     83.59      44.37    69.31   10.45
                              =====   ===========     ======      =====      ===     =======     =====      =====    =====   =====

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 27 months.

CREDIT SCORES

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
RANGE OF                   MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
CREDIT SCORES                LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-------------              -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
526 to 550                      148    27,311,099       3.75      9.064      545     184,534     77.69      43.04    87.14    5.98
551 to 575                      308    62,581,682       8.58      8.919      565     203,187     80.15      43.31    76.46    5.84
576 to 600                      541   106,727,901      14.64      8.946      589     197,279     85.62      44.36    77.12    3.78
601 to 625                      873   160,589,499      22.03      8.532      613     183,951     85.01      45.26    71.63    3.93
626 to 650                      740   135,413,420      18.57      8.319      638     182,991     84.70      44.48    66.94    7.35
651 to 675                      555   102,430,759      14.05      7.868      663     184,560     83.25      44.67    60.61   15.11
676 to 700                      281    55,477,641       7.61      7.531      687     197,429     82.96      44.80    62.08   28.46
701 to 725                      168    33,710,780       4.62      7.431      711     200,659     83.18      43.38    55.67   19.70
726 to 750                       93    19,754,844       2.71      7.251      736     212,418     83.56      43.64    62.56   28.88
751 to 775                       77    15,559,276       2.13      7.172      761     202,069     80.02      43.55    70.37   27.96
776 to 800                       32     7,256,748       1.00      7.092      786     226,773     77.66      40.05    68.13   28.25
801 to 809                        7     1,643,682       0.23      6.804      806     234,812     67.89      37.65    92.82   38.33
810 to 820                        4       620,950       0.09      6.584      816     155,238     70.19      37.19   100.00    0.00
                              -----   -----------     ------      -----      ---     -------     -----      -----   ------   -----
TOTAL:                        3,827   729,078,280     100.00      8.302      633     190,509     83.59      44.37    69.31   10.45
                              =====   ===========     ======      =====      ===     =======     =====      =====   ======   =====

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 540 to 820 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 633.

GROSS MARGINS
(EXCLUDES FIXED RATE MORTGAGE LOANS)

RANGE OF                            AGGREGATE                                      AVERAGE
GROSS MARGINS             NUMBER    PRINCIPAL                          WEIGHTED   PRINCIPAL   WEIGHTED  WEIGHTED
OF THE                       OF       BALANCE    PERCENT OF  WEIGHTED    AVERAGE    BALANCE    AVERAGE   AVERAGE   PERCENT
ADJUSTABLE RATE          MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE    CREDIT   OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
MORTGAGE LOANS              LOANS       ($)       POOL (%)  COUPON (%)    SCORE       ($)      LTV (%)  INCOME (%)  DOC (%) IO (%)
--------------           -------- ------------- ---------- ---------- ---------- ----------- --------- ---------- -------- -------
2.501% to 3.000%               40     9,639,446       1.64      6.911 709.283864     240,986     79.06      40.64    84.56   49.58
4.001% to 4.500%                3       745,160       0.13      8.784        627     248,387     80.00      42.43   100.00    0.00
4.501% to 5.000%               16     2,916,501       0.49      9.284        594     182,281     86.37      45.40    65.21    6.86
5.001% to 5.500%            1,605   304,574,939      51.68      7.924        634     189,766     77.48      45.08    68.63   12.29
5.501% to 6.000%              778   172,171,212      29.21      8.479        616     221,300     88.04      44.07    63.82    7.98
6.001% to 6.500%              512    99,163,540      16.82      8.975        642     193,679     95.94      44.71    71.46    6.73
6.501% to 7.000%                1       188,561       0.03      9.300        628     188,561     95.00      45.00     0.00    0.00
                            -----   -----------     ------      ----- ----------     -------     -----      -----   ------   -----
TOTAL:                      2,955   589,399,358     100.00      8.254        631     199,458     83.75      44.65    67.96   10.66
                            =====   ===========     ======      ===== ==========     =======     =====      =====   ======   =====

As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 2.750% per annum to 6.750% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 5.664% per annum.

MAXIMUM MORTGAGE RATES
(EXCLUDES FIXED RATE MORTGAGE LOANS)

RANGE OF MAXIMUM                      AGGREGATE                                    AVERAGE
MORTGAGE RATES              NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
OF THE                        OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
ADJUSTABLE RATE            MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
MORTGAGE LOANS               LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%) IO (%)
----------------           -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
11.500% or less                   1       168,000       0.03      5.400      760     168,000     20.61      35.00   100.00    0.00
11.501% to 12.000%               17     4,067,119       0.69      5.865      729     239,242     74.15      42.15    88.24   38.30
12.001% to 12.500%               61    15,795,094       2.68      6.294      710     258,936     77.40      46.51    92.56   57.73
12.501% to 13.000%              209    46,942,107       7.96      6.843      668     224,603     77.14      44.52    67.41   22.39
13.001% to 13.500%              347    74,485,808      12.64      7.311      653     214,657     79.03      44.97    68.00   15.34
13.501% to 14.000%              548   110,114,769      18.68      7.797      639     200,939     81.89      44.66    65.54   13.25
14.001% to 14.500%              529   104,105,046      17.66      8.292      627     196,796     84.34      44.90    67.16    5.58
14.501% to 15.000%              553   106,610,258      18.09      8.772      612     192,785     86.60      44.85    68.77    5.13
15.001% to 15.500%              368    70,034,437      11.88      9.259      601     190,311     87.19      43.60    73.29    2.68
15.501% to 16.000%              213    40,911,377       6.94      9.761      604     192,072     89.93      44.46    61.37    5.45
16.001% to 16.500%               64     9,354,764       1.59     10.275      609     146,168     91.66      44.65    60.45    2.67
16.501% to 17.000%               33     5,240,078       0.89     10.745      626     158,790     94.47      44.28    37.95    0.00
17.001% to 17.500%                9     1,180,708       0.20     11.288      635     131,190    100.00      47.31    19.81    0.00
17.501% to 18.000%                3       389,794       0.07     11.691      616     129,931     97.19      36.86    46.13    0.00
                              -----   -----------     ------     ------      ---     -------    ------      -----   ------   -----
TOTAL:                        2,955   589,399,358     100.00      8.254      631     199,458     83.75      44.65    67.96   10.66
                              =====   ===========     ======     ======      ===     =======    ======      =====   ======   =====

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 11.400% per annum to 17.750% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 14.254% per annum.

NEXT RATE ADJUSTMENT DATE
(EXCLUDES FIXED RATE MORTGAGE LOANS)

NEXT ADJUSTMENT                       AGGREGATE                                    AVERAGE
DATE OF THE                 NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
OF THE                        OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
ADJUSTABLE RATE            MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
MORTGAGE LOANS              LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%) IO (%)
---------------            -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
September 2007                    1       199,884       0.03      8.700      582     199,884     80.00      51.00   100.00    0.00
October 2007                      1       229,500       0.04      8.500      631     229,500     93.77      42.00   100.00  100.00
January 2008                      1       278,529       0.05      9.100      587     278,529     90.00      51.00   100.00    0.00
February 2008                     1       214,789       0.04      8.500      540     214,789     85.00      38.00     0.00    0.00
April 2008                        2       299,250       0.05      9.243      663     149,625     95.00      48.71    23.81    0.00
October 2008                      1       201,131       0.03      7.750      609     201,131     30.61      37.00     0.00    0.00
November 2008                     1       175,339       0.03      7.500      686     175,339     80.00      48.00     0.00    0.00
December 2008                     3       839,390       0.14      8.662      643     279,797     72.56      48.28    31.14   21.25
January 2009                     18     3,509,949       0.60      8.264      614     194,997     81.60      45.29    80.02    9.56
February 2009                   110    27,238,781       4.62      8.703      577     247,625     83.21      43.26    77.29    1.57
March 2009                      934   176,956,714      30.02      8.259      629     189,461     83.88      44.85    69.13   11.44
April 2009                      803   152,809,570      25.93      8.326      634     190,298     84.85      45.29    73.46    5.87
October 2009                      1       359,590       0.06      6.950      654     359,590     80.00      44.00   100.00    0.00
November 2009                     2       498,768       0.08      8.173      608     249,384     77.69      43.86    22.86   22.86
December 2009                     2       310,128       0.05      7.569      611     155,064     83.08      53.15   100.00    0.00
January 2010                     10     2,835,092       0.48      7.821      618     283,509     82.74      43.96    47.35   18.93
February 2010                    71    20,315,816       3.45      8.286      596     286,138     82.02      44.51    63.42    4.52
March 2010                      473    94,945,468      16.11      8.143      641     200,730     83.58      44.72    62.83   16.29
April 2010                      470    96,860,413      16.43      8.202      642     206,086     83.15      43.71    61.42   11.77
March 2012                       21     3,729,136       0.63      7.738      664     177,578     80.05      41.67    79.31   33.78
April 2012                       29     6,592,123       1.12      7.347      680     227,315     79.81      44.12    60.18   41.96
                              -----   -----------     ------      -----      ---     -------     -----      -----   ------  ------
TOTAL:                        2,955   589,399,358     100.00      8.254      631     199,458     83.75      44.65    67.96   10.66
                              =====   ===========     ======      =====      ===     =======     =====      =====   ======  ======

                     GROUP 2 MORTGAGE LOAN CHARACTERISTICS

Aggregate Outstanding Principal Balance   $1,273,053,764
Aggregate Original Principal Balance      $1,273,274,974
Number of Mortgage Loans                           6,269

                                  MINIMUM      MAXIMUM    AVERAGE (1)
                                ----------   ----------   -----------
Original Principal Balance         $25,200   $1,840,000      $203,107
Outstanding Principal Balance      $25,187   $1,840,000      $203,071

                                                            WEIGHTED
                                  MINIMUM      MAXIMUM    AVERAGE (2)
                                ----------   ----------   -----------
Original Term (mos)                   180          360           359
Stated remaining Term (mos)           177          360           358
Loan Age (mos)                          0            7             1
Current Interest Rate               5.350%      13.550%        8.281%
Initial Interest Rate Cap(4)        1.000%       3.000%        2.993%
Periodic Rate Cap(4)                1.000%       1.000%        1.000%
Gross Margin(4)                     2.750%       6.750%        5.456%
Maximum Mortgage Rate(4)           11.350%      18.750%       14.053%
Minimum Mortgage Rate(4)            5.350%      12.750%        8.053%
Months to Roll(4)                       5           60            27
Original Loan-to-Value              12.84%      100.00%        83.35%
Combined Loan-to-Value              12.84%      100.00%        94.39%
Credit Score (3)                      537          816           649

                                 EARLIEST      LATEST
                                ----------   ----------
Maturity Date                   01/01/2022   04/01/2037

                                  PERCENT OF
                                MORTGAGE POOL
                                -------------
LIEN POSITION
1st Lien                              100.00%
2nd Lien                                0.00%

OCCUPANCY
Primary                                97.88%
Second Home                             0.21%
Investment                              1.91%

LOAN TYPE
Fixed Rate                             17.98%
ARM                                    82.02%

AMORTIZATION TYPE
Fully Amortizing                       31.93%
Interest Only                          17.79%
15/30 Balloon                           0.04%
30/40 Balloon                          10.83%
30/50 Balloon                          39.44%

                                  PERCENT OF
                                MORTGAGE POOL
                                -------------
YEAR OF ORIGINATION
2006                                    3.02%
2007                                   96.98%

LOAN PURPOSE
Purchase                               75.59%
Refinance - Rate/Term                   3.63%
Refinance - Cashout                    20.79%

PROPERTY TYPE
Single Family                          67.37%
Condominium                             5.54%
Planned Unit Development               19.67%
Two- to Four-Family                     7.42%

(1)  Sum of Principal Balance divided by total number of loans.

(2)  Weighted by Outstanding Principal Balance.

(3)  Minimum and Weighting only for loans with scores.

(4)  ARM Loans only

MORTGAGE RATES

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
RANGE OF                   MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
MORTGAGE RATES               LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
--------------             -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
5.500% or less                    1       820,314       0.06      5.350      702     820,314     62.26      52.00   100.00    0.00
5.501% to 6.000%                 31    11,030,873       0.87      5.917      725     355,835     74.83      43.16    97.80   48.82
6.001% to 6.500%                159    55,557,599       4.36      6.324      700     349,419     77.53      41.38    92.56   41.52
6.501% to 7.000%                429   126,379,692       9.93      6.816      683     294,591     79.23      43.74    78.29   37.29
7.001% to 7.500%                629   166,855,777      13.11      7.301      672     265,272     80.01      43.42    61.60   24.23
7.501% to 8.000%              1,041   244,882,808      19.24      7.791      659     235,238     80.71      43.39    60.11   16.27
8.001% to 8.500%                955   194,169,769      15.25      8.282      644     203,319     82.15      43.34    60.75   14.73
8.501% to 9.000%              1,066   196,585,455      15.44      8.767      630     184,414     83.87      42.86    62.42    8.38
9.001% to 9.500%                680   104,751,124       8.23      9.282      623     154,046     86.65      42.37    63.74    7.72
9.501% to 10.000%               489    69,781,768       5.48      9.757      619     142,703     90.27      42.37    61.06    6.32
10.001% to 10.500%              244    30,501,427       2.40     10.267      617     125,006     94.14      41.81    67.40    4.21
10.501% to 11.000%              147    19,250,442       1.51     10.744      619     130,955     97.62      44.34    66.39   10.02
11.001% to 11.500%               91    11,046,276       0.87     11.251      606     121,388     98.45      42.82    82.84   22.60
11.501% to 12.000%              123    17,454,005       1.37     11.790      598     141,902     99.99      41.64    90.94   14.69
12.001% to 12.500%              126    16,030,767       1.26     12.240      592     127,228     99.98      42.99    99.00   20.38
12.501% to 13.000%               39     5,964,341       0.47     12.714      592     152,932     99.97      42.15    92.05   18.68
13.001% to 13.500%               18     1,741,494       0.14     13.235      587      96,750    100.00      41.46   100.00   24.69
13.501% to 14.000%                1       249,833       0.02     13.550      584     249,833    100.00      47.00   100.00    0.00
                              ----- -------------     ------     ------      ---     -------    ------      -----   ------   -----
TOTAL:                        6,269 1,273,053,764     100.00      8.281      649     203,071     83.35      43.05    66.28   17.79
                              ===== =============     ======     ======      ===     =======    ======      =====   ======   =====

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.350% per annum to 13.550% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 8.281% per annum.

REMAINING MONTHS TO STATED MATURITY

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
RANGE OF                      OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
REMAINING MONTHS           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
TO STATED MATURITY           LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
------------------------   -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
169 to 180                       65     7,715,517       0.61      8.737      638     118,700     80.98      38.43    83.32   35.14
229 to 240                        5       486,929       0.04      7.972      621      97,386     80.74      40.51    14.71    0.00
349 to 360                    6,199 1,264,851,318      99.36      8.278      650     204,041     83.36      43.08    66.19   17.69
                              ----- -------------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                        6,269 1,273,053,764     100.00      8.281      649     203,071     83.35      43.05    66.28   17.79
                              ===== =============     ======      =====      ===     =======     =====      =====    =====   =====

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 177 months to 360 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 358 months.

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
RANGE OF ORIGINAL MORTGAGE MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN PRINCIPAL BALANCES      LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-------------------------- -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
$50,000 or less                 156     7,008,213       0.55      9.467      615      44,924     79.59      36.74    87.50    0.68
$50,001 to $100,000           1,877   139,976,083      11.00      9.130      621      74,574     85.27      40.61    86.51    3.89
$100,001 to $150,000          1,232   152,523,659      11.98      8.718      629     123,802     84.27      41.07    82.72    5.95
$150,001 to $200,000            826   144,352,400      11.34      8.404      641     174,761     83.57      42.41    75.29   11.11
$200,001 to $250,000            578   129,924,089      10.21      8.330      646     224,782     83.85      43.88    68.88   16.44
$250,001 to $300,000            366    99,901,524       7.85      8.035      657     272,955     81.53      43.24    64.55   15.12
$300,001 to $350,000            246    79,329,689       6.23      8.125      658     322,478     82.32      44.64    53.98   22.28
$350,001 to $400,000            190    70,917,161       5.57      8.173      666     373,248     82.49      44.95    46.40   23.33
$400,001 to $450,000            193    82,659,397       6.49      8.074      661     428,287     84.04      44.73    54.28   23.12
$450,001 to $500,000            184    87,726,980       6.89      8.125      655     476,777     84.02      44.50    46.24   22.95
$500,001 to $550,000            121    63,715,961       5.00      7.993      660     526,578     84.54      45.92    48.67   20.73
$550,001 to $600,000             90    51,995,751       4.08      7.955      665     577,731     84.13      43.14    50.09   21.01
$600,001 to $650,000             64    39,980,172       3.14      7.981      663     624,690     82.70      44.29    55.98   23.56
$650,001 to $700,000             38    25,757,185       2.02      7.947      666     677,821     83.34      42.76    47.24   28.82
$700,001 to $750,000             20    14,518,007       1.14      7.611      649     725,900     80.61      45.80    74.69   29.73
$750,001 to $800,000             26    20,324,366       1.60      7.563      671     781,706     79.99      41.43    69.61   46.14
$800,001 to $850,000              7     5,779,132       0.45      6.697      699     825,590     78.68      38.66    71.54   57.52
$850,001 to $900,000             16    13,998,532       1.10      7.375      677     874,908     78.55      42.02    75.02   62.49
$900,001 to $950,000              8     7,408,149       0.58      7.722      673     926,019     82.33      43.40    87.58   25.05
$950,001 to $1,000,000            8     7,859,150       0.62      7.425      683     982,394     82.54      42.98    74.81   50.13
$1,000,001 or greater            23    27,398,165       2.15      7.181      691   1,191,225     77.93      40.31    83.66   48.98
                              ----- -------------     ------      -----      ---   ---------     -----      -----    -----   -----
TOTAL:                        6,269 1,273,053,764     100.00      8.281      649     203,071     83.35      43.05    66.28   17.79
                              ===== =============     ======      =====      ===   =========     =====      =====    =====   =====

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $25,187 to approximately $1,840,000 and the average outstanding principal balance of the Mortgage Loans was approximately $203,071.

PRODUCT TYPES

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
                           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
PRODUCT TYPES                LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-------------              -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
Balloon - 30/50                 263    44,026,720       3.46      9.603      627     167,402     88.46      42.82    84.32    0.00
ARM - 1 Year/6 Month              6     2,249,448       0.18      8.144      645     374,908     81.40      36.67    51.29    0.00
ARM - 2 Year/6 Month
   (50 due in 30)             1,250   345,306,350      27.12      8.081      650     276,245     82.10      44.76    60.75    0.00
ARM - 3 Year/6 Month
   (50 due in 30)               370   104,545,276       8.21      7.933      656     282,555     82.46      45.29    61.43    0.00
ARM - 5 Year/6 Month
   (50 due in 30)                27     8,193,412       0.64      7.550      686     303,460     79.80      41.12    77.81    0.00

15 Year Fixed Loans              62     7,266,517       0.57      8.608      640     117,202     79.81      37.83    82.29   32.34
15/30 Balloon Loans               3       449,000       0.04     10.821      611     149,667     99.89      48.26   100.00   80.51
20 Year Fixed Loans               5       486,929       0.04      7.972      621      97,386     80.74      40.51    14.71    0.00
2/28 LIBOR Loans              1,591   316,747,016      24.88      8.132      655     199,087     83.23      42.46    63.36   42.92
2/28 LIBOR Loans
   (40 due in 30)               367    78,926,090       6.20      8.205      639     215,057     84.45      43.34    62.72    0.00
30 Year Fixed Loans           1,370   157,134,316      12.34      9.299      631     114,697     86.95      39.71    83.66   13.04
30/40 Balloon Loans             144    19,576,561       1.54      9.118      635     135,948     86.89      42.22    80.36    0.00
3/27 LIBOR Loans                601   136,492,083      10.72      7.877      663     227,108     81.45      42.40    64.24   43.90
3/27 LIBOR Loans
   (40 due in 30)               154    37,894,329       2.98      8.087      645     246,067     82.67      43.98    60.92    0.00
5/25 LIBOR Loans                 39     9,567,559       0.75      7.354      691     245,322     79.29      42.30    89.67   64.82
5/25 LIBOR Loans
   (40 due in 30)                 8     1,511,628       0.12      8.535      644     188,954     81.18      47.44    58.72    0.00
Six Month LIBOR Loans             9     2,680,528       0.21      7.372      679     297,836     80.76      47.39    37.40   45.75
                              ----- -------------     ------     ------      ---     -------     -----      -----   ------   -----
TOTAL:                        6,269 1,273,053,764     100.00      8.281      649     203,071     83.35      43.05    66.28   17.79
                              ===== =============     ======     ======      ===     =======     =====      =====   ======   =====

AMORTIZATION TYPE

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
                           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
AMORTIZATION TYPE            LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-----------------          -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
Fully Amortizing              2,993   406,497,125      31.93      8.701      636     135,816     84.56      40.44    71.90    0.00
Balloon                       2,586   640,429,368      50.31      8.205      648     247,653     83.05      44.38    63.57    0.06
60 Month Interest-Only          669   219,925,844      17.28      7.759      678     328,738     82.10      44.01    63.13  100.00
120 Month Interest-Only          21     6,201,427       0.49      7.060      705     295,306     79.38      42.97    88.28  100.00
                              ----- -------------     ------      -----      ---     -------     -----      -----    -----  ------
TOTAL:                        6,269 1,273,053,764     100.00      8.281      649     203,071     83.35      43.05    66.28   17.79
                              ===== =============     ======      =====      ===     =======     =====      =====    =====  ======

ADJUSTMENT TYPE

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
                           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
ADJUSTMENT TYPE              LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
---------------            -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
ARM                           4,422 1,044,113,720      82.02      8.053      654     236,118     82.54      43.61    62.53   19.47
Fixed Rate                    1,847   228,940,044      17.98      9.320      631     123,952     87.02      40.48    83.34   10.14
                              ----- -------------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                        6,269 1,273,053,764     100.00      8.281      649     203,071     83.35      43.05    66.28   17.79
                              ===== =============     ======      =====      ===     =======     =====      =====    =====   =====

STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
GEOGRAPHIC DISTRIBUTION    MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
OF MORTGAGED PROPERTIES     LOANS        ($)       POOL (%)  COUPON (%)   SCORE      ($)       LTV (%)  INCOME (%) DOC (%)  IO (%)
-----------------------    -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
Alabama                         116    13,979,976       1.10      9.674      612     120,517     88.87      42.36    82.24   13.64
Arizona                         108    23,343,035       1.83      7.997      649     216,139     80.98      45.51    75.76   23.47
Arkansas                         25     3,129,422       0.25      9.282      635     125,177     91.15      39.54    98.45    6.51
California                      603   257,179,083      20.20      7.540      668     426,499     80.87      44.03    61.80   37.27
Colorado                         87    19,490,102       1.53      8.320      641     224,024     82.20      42.60    69.05    6.58
Connecticut                      42    10,039,591       0.79      8.154      651     239,038     82.94      38.50    81.74   23.96
Delaware                          5     1,122,082       0.09      9.087      629     224,416     91.95      48.43    80.03   14.79
District of Columbia              5     1,658,950       0.13      8.092      689     331,790     81.30      44.17    64.93   45.87
Florida                         656   143,210,316      11.25      8.234      652     218,308     81.88      43.68    57.08    8.61
Georgia                         216    37,804,169       2.97      8.820      637     175,019     84.70      42.76    77.90   16.57
Idaho                            36     5,875,833       0.46      8.331      642     163,218     84.31      41.21    84.32   20.93
Illinois                        306    62,960,389       4.95      8.718      643     205,753     85.13      42.88    57.59    4.86
Indiana                         261    25,281,628       1.99      9.007      619      96,864     89.11      39.53    90.31    4.87
Iowa                             21     1,478,022       0.12      9.456      605      70,382     87.11      42.10    93.31    4.22
Kansas                           24     2,366,617       0.19      9.505      628      98,609     90.44      37.50    96.14    0.00
Kentucky                         72     7,811,491       0.61      8.919      628     108,493     89.07      41.87    84.93    4.13
Louisiana                        25     3,659,757       0.29      8.671      637     146,390     85.29      40.86    83.76   14.28
Maine                            23     3,294,640       0.26      8.786      637     143,245     90.07      41.86    98.45   15.04
Maryland                        105    33,780,271       2.65      7.992      651     321,717     80.90      44.09    66.20   21.77
Massachusetts                    79    24,165,041       1.90      8.361      655     305,887     83.31      43.32    55.94   18.49
Michigan                        270    31,327,961       2.46      9.178      626     116,029     87.30      40.55    76.41   10.74
Minnesota                        71    14,716,989       1.16      8.671      639     207,282     86.40      43.33    52.79   21.95
Mississippi                      29     3,551,736       0.28      8.466      644     122,474     83.84      44.62    74.62   10.23
Missouri                        124    12,979,840       1.02      9.052      620     104,676     88.01      41.64    83.23    1.76
Montana                           6       626,146       0.05      7.458      669     104,358     77.46      35.44   100.00   13.42
Nebraska                         17     2,461,334       0.19      9.265      647     144,784     92.76      43.90    85.04    5.66
Nevada                           73    21,217,122       1.67      7.813      656     290,646     81.39      43.49    68.83    4.02
New Hampshire                    16     3,053,253       0.24      8.847      640     190,828     86.67      43.19    85.59    6.62
New Jersey                      114    34,758,871       2.73      8.669      650     304,902     85.22      44.57    40.66   15.52
New Mexico                       25     4,027,469       0.32      7.904      647     161,099     70.42      33.06    88.40   24.60
New York                        402   118,503,837       9.31      8.065      667     294,786     83.72      45.30    41.33   17.77
North Carolina                  127    21,417,455       1.68      8.912      642     168,641     86.41      39.87    84.91   19.13
North Dakota                      4       482,839       0.04      7.722      674     120,710     81.64      37.57   100.00    0.00
Ohio                            336    38,380,509       3.01      9.038      627     114,228     87.90      40.98    82.31    7.41
Oklahoma                         43     4,033,512       0.32      9.192      622      93,803     87.36      39.03    83.92    3.05
Oregon                          102    23,342,795       1.83      7.735      662     228,851     80.14      41.76    72.80   28.44
Pennsylvania                    181    18,790,023       1.48      8.703      630     103,812     85.47      40.22    77.84    9.07
Rhode Island                     27     6,023,767       0.47      8.123      641     223,102     82.23      42.42    73.00   19.06
South Carolina                   73     9,538,426       0.75      8.891      630     130,663     85.58      40.78    84.83    8.76
South Dakota                      5       593,166       0.05      7.724      683     118,633     85.85      40.95    85.06   17.53
Tennessee                       294    31,805,712       2.50      8.822      630     108,183     84.73      43.10    82.08    6.84
Texas                           588    74,730,333       5.87      8.756      633     127,092     84.21      41.61    79.43    6.68
Utah                            133    27,313,439       2.15      8.024      651     205,364     81.81      41.63    76.19   17.00
Vermont                           3       322,014       0.03      8.832      639     107,338     68.04      33.07   100.00    0.00
Virginia                         70    19,197,606       1.51      8.046      650     274,252     81.99      43.29    62.33   14.12
Washington                      205    54,810,032       4.31      7.990      653     267,366     81.38      43.57    75.33   22.81
West Virginia                     8     1,038,132       0.08      9.901      602     129,767     92.26      41.70    84.05    7.71
Wisconsin                        98    10,976,636       0.86      9.250      617     112,006     86.81      41.72    86.68    3.26
Wyoming                          10     1,402,392       0.11      9.201      646     140,239     89.26      35.33    65.30   15.69
                              ----- -------------     ------      -----      ---     -------     -----      -----   ------   -----
TOTAL:                        6,269 1,273,053,764     100.00      8.281      649     203,071     83.35      43.05    66.28   17.79
                              ===== =============     ======      =====      ===     =======     =====      =====   ======   =====

No more than approximately 0.32% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

ORIGINAL LOAN-TO-VALUE RATIOS

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
RANGE OF ORIGINAL          MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN-TO-VALUE RATIOS         LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
--------------------       -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
50.00% or less                   96    10,140,395       0.80      7.668      621     105,629     39.38      32.05    59.43   11.02
50.01% to 55.00%                 27     3,725,278       0.29      7.737      618     137,973     52.64      39.89    78.42    2.27
55.01% to 60.00%                 54     7,857,784       0.62      7.517      629     145,515     57.80      32.14    67.06   19.50
60.01% to 65.00%                 74    10,958,161       0.86      7.748      616     148,083     63.49      42.62    71.46    0.00
65.01% to 70.00%                 81    15,514,233       1.22      7.684      634     191,534     68.38      38.14    53.70    9.77
70.01% to 75.00%                147    29,202,865       2.29      7.760      619     198,659     73.86      38.92    70.66    8.39
75.01% to 80.00%              3,419   800,369,540      62.87      7.826      661     234,095     79.93      43.78    66.29   22.65
80.01% to 85.00%                294    48,900,548       3.84      8.458      607     166,328     84.50      41.99    73.70    6.40
85.01% to 90.00%                567   102,516,399       8.05      8.571      627     180,805     89.61      41.62    57.96    9.78
90.01% to 95.00%                549   102,758,611       8.07      8.779      642     187,174     94.82      42.64    63.36    7.59
95.01% to 100.00%               961   141,109,949      11.08     10.538      636     146,837     99.98      43.49    71.98   12.46
                              ----- -------------     ------     ------      ---     -------     -----      -----    -----   -----
TOTAL:                        6,269 1,273,053,764     100.00      8.281      649     203,071     83.35      43.05    66.28   17.79
                              ===== =============     ======     ======      ===     =======     =====      =====    =====   =====

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 12.84% to 100.00%.

COMBINED LOAN-TO-VALUE RATIOS

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
RANGE OF COMBINED          MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN-TO-VALUE RATIOS         LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
--------------------       -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
50.00% or less                   96    10,140,395       0.80      7.668      621     105,629     39.38      32.05    59.43   11.02
50.01% to 55.00%                 25     2,965,353       0.23      7.487      613     118,614     52.69      37.29    83.01    2.85
55.01% to 60.00%                 52     7,748,057       0.61      7.490      628     149,001     57.80      31.85    66.59   19.77
60.01% to 65.00%                 69     9,546,299       0.75      7.810      617     138,352     63.30      41.29    67.68    0.00
65.01% to 70.00%                 79    14,300,895       1.12      7.678      627     181,024     68.45      37.91    57.81   10.60
70.01% to 75.00%                141    27,356,095       2.15      7.817      616     194,015     73.79      39.03    70.47    3.20
75.01% to 80.00%                459    90,609,721       7.12      7.819      630     197,407     79.24      38.80    64.67   11.31
80.01% to 85.00%                296    51,660,006       4.06      8.357      612     174,527     83.79      42.05    73.18    7.72
85.01% to 90.00%                600   115,477,394       9.07      8.453      631     192,462     88.50      41.89    59.12   12.12
90.01% to 95.00%                618   123,137,787       9.67      8.620      645     199,252     92.37      43.13    65.18   11.76
95.01% to 100.00%             3,834   820,111,761      64.42      8.301      660     213,905     83.40      44.24    67.20   21.78
                              ----- -------------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                        6,269 1,273,053,764     100.00      8.281      649     203,071     83.35      43.05    66.28   17.79
                              ===== =============     ======      =====      ===     =======     =====      =====    =====   =====

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 12.84% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Mortgage Loans was approximately 94.39%. . This table was calculated using the Combined Loan-to-Value Ratio for Mortgage Loans that are in a second lien position and for Mortgage Loans that are in a first lien position with subordinate financing. Approximately 56.40% of the Mortgage Loans are in a first lien position with subordinate financing and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.48%.

DEBT-TO-INCOME RATIOS

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
RANGE OF                   MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
DEBT-TO-INCOME RATIOS        LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
---------------------      -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
20.00% or less                  285    48,872,250       3.84      8.042      643     171,482     79.61      14.61    92.16   19.83
20.01% to 25.00%                215    30,882,548       2.43      8.399      633     143,640     81.75      23.25    85.38   13.04
25.01% to 30.00%                347    53,422,144       4.20      8.462      639     153,954     82.42      28.17    79.78   13.32
30.01% to 35.00%                570    97,103,111       7.63      8.514      641     170,356     83.70      33.12    72.53   14.83
35.01% to 40.00%                852   152,375,499      11.97      8.285      649     178,844     83.87      38.28    64.48   15.97
40.01% to 45.00%              1,199   255,160,073      20.04      8.263      654     212,811     83.23      43.05    56.77   15.71
45.01% to 50.00%              1,692   402,574,857      31.62      8.369      655     237,928     83.80      48.21    51.73   20.94
50.01% to 55.00%              1,106   231,939,583      18.22      8.040      644     209,710     83.43      53.37    89.33   18.10
55.01% to 60.00%                  2       510,900       0.04      8.687      623     255,450     80.00      58.15   100.00   71.74
60.01% or greater                 1       212,800       0.02      7.000      665     212,800     80.00      61.00   100.00  100.00
                              ----- -------------     ------      -----      ---     -------     -----      -----   ------  ------
TOTAL:                        6,269 1,273,053,764     100.00      8.281      649     203,071     83.35      43.05    66.28   17.79
                              ===== =============     ======      =====      ===     =======     =====      =====   ======  ======

As of the Cut-off Date, the Debt-to-Income Ratios of the Mortgage Loans ranged from 2.00% to 61.00% and the weighted average Debt-to-Income Ratio for Mortgage Loans with Debt-to-Income Ratios was approximately 43.05%.

LOAN PURPOSE

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL   WEIGHTED  WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
                           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING  ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN PURPOSE                 LOANS       ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
------------               -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
Purchase                      4,738   962,248,097      75.59      8.331      655     203,092     83.94      43.69    67.81   20.35
Refinance - Cashout           1,308   264,613,642      20.79      8.175      629     202,304     81.83      41.21    60.06    9.82
Refinance - Rate Term           223    46,192,025       3.63      7.836      643     207,139     79.65      40.26    70.02   10.16
                              ----- -------------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                        6,269 1,273,053,764     100.00      8.281      649     203,071     83.35      43.05    66.28   17.79
                              ===== =============     ======      =====      ===     =======     =====      =====    =====   =====

PROPERTY TYPE

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
                           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
PROPERTY TYPE               LOANS        ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-------------              -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
Single Family                 4,625   857,598,763      67.37      8.343      646     185,427     83.55      42.53    66.73   16.28
Planned Unit Development        982   250,448,159      19.67      8.159      652     255,039     82.92      44.01    72.41   19.66
Two- to Four-Family             339    94,501,977       7.42      8.015      666     278,767     82.50      44.96    50.34   22.61
Condominium                     323    70,504,865       5.54      8.313      661     218,281     83.51      43.35    60.34   23.11
                              ----- -------------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                        6,269 1,273,053,764     100.00      8.281      649     203,071     83.35      43.05    66.28   17.79
                              ===== =============     ======      =====      ===     =======     =====      =====    =====   =====

DOCUMENTATION

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
                           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
DOCUMENTATION               LOANS        ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-------------              -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
Full Documentation            4,697   843,733,193      66.28      8.275      640     179,632     83.43      42.59   100.00   17.15
Stated Income                 1,102   297,859,848      23.40      8.242      680     270,290     81.56      44.07     0.00   24.33
Rapid                           366   104,165,883       8.18      8.248      639     284,606     85.77      43.58     0.00    5.12
Stated Plus                      46    15,030,248       1.18      9.461      647     326,745     95.87      43.46     0.00    9.45
Limited Income
   Verifictation                 48     9,657,798       0.76      8.232      643     201,204     81.99      44.91     0.00   16.44
Blended                          10     2,606,794       0.20      9.244      669     260,679     97.31      45.19     0.00   38.36
                              ----- -------------     ------      -----      ---     -------     -----      -----   ------   -----
TOTAL:                        6,269 1,273,053,764     100.00      8.281      649     203,071     83.35      43.05    66.28   17.79
                              ===== =============     ======      =====      ===     =======     =====      =====   ======   =====

OCCUPANCY

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
                           MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
OCCUPANCY                   LOANS        ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
---------                  -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
Primary                       6,037 1,246,024,856      97.88      8.287      649     206,398     83.39      43.22    65.84   17.68
Investment                      218    24,374,111       1.91      8.032      680     111,808     81.49      34.92    85.65   25.37
Second Home                      14     2,654,798       0.21      7.638      653     189,628     83.18      35.95    92.90    0.00
                              ----- -------------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                        6,269 1,273,053,764     100.00      8.281      649     203,071     83.35      43.05    66.28   17.79
                              ===== =============     ======      =====      ===     =======     =====      =====    =====   =====

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

MORTGAGE LOANS AGE SUMMARY

                                      AGGREGATE                                    AVERAGE
                            NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                              OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
MORTGAGE LOANS AGE         MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
(MONTHS)                    LOANS        ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
------------------         -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
0                             3,260   657,265,475      51.63      8.314      650     201,615     83.53      43.41    66.90   12.87
1                             2,676   542,183,289      42.59      8.251      651     202,610     83.23      42.74    64.88   22.28
2                               189    35,698,544       2.80      8.581      614     188,881     83.01      42.39    75.22   25.62
3                                90    23,935,957       1.88      7.763      657     265,955     81.84      40.47    69.55   31.52
4                                22     5,073,478       0.40      7.497      654     230,613     79.29      42.29    73.06   29.17
5                                28     8,135,710       0.64      8.183      656     290,561     84.41      44.56    58.41   35.82
6                                 3       672,078       0.05      9.251      636     224,026     92.52      51.96    36.39    0.00
7                                 1        89,231       0.01      8.750      603      89,231     80.00      51.00   100.00    0.00
                              ----- -------------     ------      -----      ---     -------     -----      -----   ------   -----
TOTAL:                        6,269 1,273,053,764     100.00      8.281      649     203,071     83.35      43.05    66.28   17.79
                              ===== =============     ======      =====      ===     =======     =====      =====   ======   =====

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 1 months.

ORIGINAL PREPAYMENT PENALTY TERM

                                     AGGREGATE                                    AVERAGE
                           NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                             OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
ORIGINAL PREPAYMENT       MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
PENALTY TERM               LOANS        ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-------------------       -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
None                         1,836   419,887,928      32.98      8.431      653     228,697     83.64      42.26    61.02   20.09
12 Months                      343    85,755,970       6.74      8.451      661     250,017     84.11      43.71    57.07   16.65
24 Months                    2,382   517,357,429      40.64      8.014      649     217,195     82.34      43.75    65.72   17.66
36 Months                    1,708   250,052,436      19.64      8.522      640     146,401     84.67      42.71    79.42   14.59
                             ----- -------------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                       6,269 1,273,053,764     100.00      8.281      649     203,071     83.35      43.05    66.28   17.79
                             ===== =============     ======      =====      ===     =======     =====      =====    =====   =====

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 26 months.

CREDIT SCORES

                                     AGGREGATE                                    AVERAGE
                           NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
                             OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
RANGE OF                  MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
CREDIT SCORES              LOANS        ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
-------------             -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
526 to 550                     156    18,641,212       1.46      9.111      545     119,495     76.11      39.20    88.36    2.09
551 to 575                     366    46,454,629       3.65      8.975      565     126,925     79.71      39.43    82.65    5.41
576 to 600                     855   122,867,240       9.65      9.924      590     143,704     89.10      41.31    84.69   11.46
601 to 625                   1,369   224,082,962      17.60      8.721      613     163,684     83.68      43.58    84.86    6.42
626 to 650                   1,259   266,486,869      20.93      8.423      639     211,666     83.88      43.84    68.91    7.66

651 to 675                   1,071   255,150,066      20.04      7.878      663     238,235     82.64      43.51    54.71   20.70
676 to 700                     579   159,798,980      12.55      7.535      686     275,991     82.11      42.78    51.91   33.52
701 to 725                     303    88,805,995       6.98      7.338      712     293,089     81.92      43.39    50.05   38.36
726 to 750                     162    47,708,372       3.75      7.466      737     294,496     82.41      43.45    40.34   35.84
751 to 775                     100    30,141,835       2.37      7.334      763     301,418     82.84      42.81    59.34   40.36
776 to 800                      37    10,422,395       0.82      7.162      784     281,686     78.04      43.76    53.51   33.29
801 to 809                       8     1,921,496       0.15      7.594      804     240,187     86.71      44.37    57.08   78.97
810 to 820                       4       571,713       0.04      7.229      813     142,928     77.55      36.44    39.13    0.00
                             ----- -------------     ------      -----      ---     -------     -----      -----    -----   -----
TOTAL:                       6,269 1,273,053,764     100.00      8.281      649     203,071     83.35      43.05    66.28   17.79
                             ===== =============     ======      =====      ===     =======     =====      =====    =====   =====

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 537 to 816 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 649.

GROSS MARGINS
(EXCLUDES FIXED RATE MORTGAGE LOANS)

RANGE OF
GROSS MARGINS                         AGGREGATE                                     AVERAGE
OF THE                       NUMBER    PRINCIPAL                          WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
ADJUSTABLE                    OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE    BALANCE    AVERAGE    AVERAGE   PERCENT
RATE                       MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE    CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
MORTGAGE LOANS               LOANS        ($)       POOL (%)  COUPON (%)   SCORE       ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
---------------            -------- ------------- ---------- ---------- --------- ----------- --------- ---------- -------- -------
2.501% to 3.000%                 99    50,900,152       4.87      7.059 691.20029     514,143     80.01      40.58    67.22   55.88
4.501% to 5.000%                 17     4,786,342       0.46      8.505       634     281,550     84.03      44.06    30.74   20.96
5.001% to 5.500%              3,091   738,998,034      70.78      7.854       656     239,081     79.08      44.04    64.72   20.95
5.501% to 6.000%                501   106,864,455      10.23      8.432       620     213,302     88.23      42.22    57.95    7.63
6.001% to 6.500%                711   142,137,736      13.61      9.140       652     199,912     97.06      43.48    53.88    7.63
6.501% to 7.000%                  3       427,000       0.04      8.974       634     142,333    100.00      43.41   100.00    0.00
                              ----- -------------     ------      ----- ---------     -------    ------      -----   ------   -----
TOTAL:                        4,422 1,044,113,720     100.00      8.053       654     236,118     82.54      43.61    62.53   19.47
                              ===== =============     ======      ===== =========     =======    ======      =====   ======   =====

As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 2.750% per annum to 6.750% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 5.456% per annum.

MAXIMUM MORTGAGE RATES
(EXCLUDES FIXED RATE MORTGAGE LOANS)

RANGE OF MAXIMUM
MORTGAGE RATES                       AGGREGATE                                    AVERAGE
OF THE                     NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
ADJUSTABLE                  OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
RATE                      MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
MORTGAGE LOANS             LOANS        ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
----------------          -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
11.500% or less                  1       820,314       0.08      5.350      702     820,314     62.26      52.00   100.00    0.00
11.501% to 12.000%              27    10,013,837       0.96      5.926      721     370,883     76.02      44.45    97.58   53.78
12.001% to 12.500%             139    50,442,438       4.83      6.319      701     362,895     78.69      43.38    92.35   45.42
12.501% to 13.000%             357   111,691,995      10.70      6.819      681     312,863     79.64      44.50    77.97   40.10

13.001% to 13.500%              535   150,282,086      14.39      7.302      670     280,901     80.04      43.62    59.79    26.44
13.501% to 14.000%              855   218,289,696      20.91      7.790      659     255,310     80.83      43.97    58.72    17.82
14.001% to 14.500%              767   172,932,137      16.56      8.280      645     225,466     82.24      43.65    59.11    15.51
14.501% to 15.000%              807   169,170,852      16.20      8.764      631     209,629     84.01      43.27    59.64     8.77
15.001% to 15.500%              455    80,693,611       7.73      9.278      625     177,349     86.91      42.51    59.62     7.89
15.501% to 16.000%              292    49,273,728       4.72      9.748      624     168,746     90.44      42.82    52.00     4.45
16.001% to 16.500%              122    17,915,206       1.72     10.263      624     146,846     95.01      43.15    52.58     6.41
16.501% to 17.000%               44     8,225,558       0.79     10.746      632     186,944     97.67      44.50    35.15     2.67
17.001% to 17.500%               14     2,291,209       0.22     11.150      621     163,658     96.13      41.77    59.84     0.00
17.501% to 18.000%                6     1,597,054       0.15     11.647      634     266,176     99.99      42.74     6.89     0.00
18.501% to 19.000%                1       474,000       0.05     12.750      658     474,000    100.00      50.00     0.00     0.00
                              ----- -------------     ------     ------      ---     -------    ------      -----   ------    -----
TOTAL:                        4,422 1,044,113,720     100.00      8.053      654     236,118     82.54      43.61    62.53    19.47
                              ===== =============     ======     ======      ===     =======    ======      =====   ======    =====

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 11.350% per annum to 18.750% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 14.053% per annum.

NEXT RATE ADJUSTMENT DATE
(EXCLUDES FIXED RATE MORTGAGE LOANS)

NEXT
ADJUSTMENT DATE                       AGGREGATE                                    AVERAGE
OF THE                      NUMBER    PRINCIPAL                         WEIGHTED  PRINCIPAL  WEIGHTED   WEIGHTED
ADJUSTABLE                   OF       BALANCE    PERCENT OF  WEIGHTED   AVERAGE   BALANCE    AVERAGE    AVERAGE   PERCENT
RATE                       MORTGAGE  OUTSTANDING   MORTGAGE    AVERAGE   CREDIT  OUTSTANDING ORIGINAL   DEBT-TO-    FULL   PERCENT
MORTGAGE LOANS              LOANS        ($)       POOL (%)  COUPON (%)   SCORE      ($)      LTV (%)  INCOME (%)  DOC (%)  IO (%)
---------------            -------- ------------- ---------- ---------- -------- ----------- --------- ---------- -------- -------
September 2007                    3       727,128       0.07      8.011      633     242,376     83.06      50.29    54.59   54.59
October 2007                      6     1,953,400       0.19      7.134      696     325,567     79.90      46.31    31.00   42.46
March 2008                        3     1,234,398       0.12      8.202      610     411,466     84.06      43.22    56.28    0.00
April 2008                        3     1,015,050       0.10      8.074      688     338,350     78.17      28.71    45.22    0.00
September 2008                    1        89,231       0.01      8.750      603      89,231     80.00      51.00   100.00    0.00
October 2008                      2       436,071       0.04      8.954      653     218,036     93.88      53.56    56.08    0.00
November 2008                    13     3,279,051       0.31      8.229      655     252,235     87.98      44.82    53.09   29.69
December 2008                    11     2,716,516       0.26      7.472      654     246,956     78.80      47.70    59.04   54.49
January 2009                     39    10,944,490       1.05      7.692      656     280,628     82.41      42.19    63.63   36.21
February 2009                    98    23,030,247       2.21      8.116      616     235,003     81.66      44.10    75.65   26.36
March 2009                    1,382   322,230,349      30.86      8.083      654     233,162     82.52      43.03    58.60   23.31
April 2009                    1,660   377,739,167      36.18      8.160      650     227,554     83.16      44.09    64.21   12.79
May 2009                          1       331,934       0.03      6.800      749     331,934     80.00      51.00   100.00    0.00
October 2009                      1       236,007       0.02      9.800      605     236,007     90.00      49.00     0.00    0.00
November 2009                     7     3,763,917       0.36      7.820      677     537,702     80.24      44.11    54.08   36.10
December 2009                     2       848,755       0.08      7.136      679     424,378     80.00      41.48   100.00    0.00
January 2010                     23     7,090,500       0.68      7.470      661     308,283     79.67      39.86    63.04   32.81
February 2010                    18     4,863,801       0.47      7.898      625     270,211     78.32      40.30    56.27   29.33
March 2010                      487   113,490,465      10.87      7.875      657     233,040     81.77      43.18    66.12   27.71
April 2010                      588   148,820,644      14.25      7.993      660     253,096     82.46      44.37    60.50   15.70
April 2011                        1       122,850       0.01      8.250      617     122,850     90.00      54.00   100.00    0.00
November 2011                     1       238,500       0.02      8.600      663     238,500     90.00      37.00   100.00  100.00
January 2012                      1        57,875       0.01      7.700      605      57,875     64.44      26.00   100.00    0.00
March 2012                       34     8,579,076       0.82      7.497      677     252,326     80.97      43.24    77.07   37.30
April 2012                       37    10,274,299       0.98      7.522      694     277,684     78.29      41.40    85.75   26.89
                              ----- -------------     ------      -----      ---     -------     -----      -----   ------  ------
TOTAL:                        4,422 1,044,113,720     100.00      8.053      654     236,118     82.54      43.61    62.53   19.47
                              ===== =============     ======      =====      ===     =======     =====      =====   ======  ======

                                                              Exhibit A
PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

                 The date of this Prospectus is March 22, 2007.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                               TABLE OF CONTENTS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     9
     Mortgage Loan Information in
       Prospectus Supplements.......     9
     Government Securities..........    11
     Pre-Funding Account............    11
     Accounts.......................    11
     Credit Support.................    12
     Cash Flow Agreements...........    12
Use of Proceeds.....................    12
Yield Considerations................    12
     General........................    12
     Pass-Through Rate and
       Interest Rate................    12
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    13
     Prepayments--Maturity and
       Weighted Average Life........    14
     Other Factors Affecting
       Weighted Average Life........    15
The Depositor.......................    17
Description of the Securities.......    17
     General........................    17
     Categories of Classes of
       Securities...................    18
     Distributions..................    21
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    24
     Advances in Respect of
       Delinquencies................    24
     Reports to Securityholders.....    25
     Termination....................    27
     Book-Entry Registration and
       Definitive Securities........    27
Exchangeable Certificates...........    30
     General........................    30
     Exchanges......................    31
     Procedures.....................    32
Description of the Agreements.......    33
     Agreements Applicable to a
       Series.......................    33
     Assignment of Assets;
       Repurchases..................    34
     Representations and Warranties;
       Repurchases..................    35
     Collection Account and Related
       Accounts.....................    36
     Collection and Other Servicing
       Procedures...................    40
     Sub-Servicers..................    40
     Realization upon Defaulted
       Mortgage Loans...............    41
     Primary Mortgage Insurance
       Policies.....................    42
     Hazard Insurance Policies......    43
     Fidelity Bonds and Errors and
       Omissions Insurance..........    44
     Due-on-Sale Provisions.........    44
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    45
     Evidence as to Compliance......    45
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    46
     Events of Default under the
       Agreement....................    47
     Rights upon Event of Default
       under the Agreement..........    48
     Amendment......................    49
     The Trustee....................    49
     Duties of the Trustee..........    49
     Certain Matters Regarding the
       Trustee......................    50
     Resignation and Removal of the
       Trustee......................    50
     Certain Terms of the
       Indenture....................    51
Description of Credit Support.......    53
     General........................    53
     Subordinate Securities.........    54
     Cross-Support Provisions.......    54
     Insurance or Guarantees........    54
     Letter of Credit...............    54
     Insurance Policies and Surety
       Bonds........................    54
     Reserve Funds..................    54

Certain Legal Aspects of Mortgage
  Loans.............................    55
     General........................    55
     Types of Mortgage
       Instruments..................    55
     Interest in Real Property......    56
     Cooperative Loans..............    56
     Foreclosure....................    57
     Junior Mortgages...............    61
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    61
     Environmental Legislation......    62
     Due-on-Sale Clauses............    62
     Subordinate Financing..........    63
     Applicability of Usury Laws....    63
     Alternative Mortgage
       Instruments..................    64
     Servicemembers Civil Relief
       Act..........................    64
     Forfeitures in Drug and RICO
       Proceedings..................    65
     The Contracts..................    65
Material Federal Income Tax
  Consequences......................    68
     General........................    68
     Grantor Trust Funds............    68
     New Withholding Regulations....    77
     REMICs.........................    77
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    92
     Tax Characterization of a Trust
       Fund as a Partnership........    95
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....   101
Taxation of Classes of Exchangeable
  Securities........................   104
     General........................   104
     Tax Status.....................   104
     Tax Accounting for Exchangeable
       Securities...................   104
     Exchanges of Exchangeable
       Securities...................   106
     Tax Treatment of Foreign
       Investors....................   106
     Backup Withholding.............   106
     Reporting and Administrative
       Matters......................   106
State Tax Considerations............   106
ERISA Considerations................   107
     General........................   107
     Prohibited Transactions........   107
     Availability of Underwriter's
       Exemption for Certificates...   108
     Review by Plan Fiduciaries.....   113
Legal Investment....................   113
Plan of Distribution................   115
Legal Matters.......................   116
Financial Information...............   116
Incorporation of Certain Information
  by Reference......................   116
Ratings.............................   117
Index of Defined Terms..............   118

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- None of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- A series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securities in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE CERTIFICATES.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a mortgage loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates.

See "Certain Legal Aspects of Mortgage Loans -- Foreclosure."

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts or

      (ii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to whole Mortgage Loans. The Mortgage Loans will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Asset will be selected by a sponsor of the transaction for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan.

      The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

      Static pool information regarding the sponsor of the transaction will be available on a website, as set forth in the related prospectus supplement. Such website may include information regarding transactions which closed prior to January 1, 2006. Any information related to such pre-January 1, 2006 information will not be deemed to be part of the related prospectus supplement, this prospectus or the registration statement.

MORTGAGE LOANS

General

      Each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged

Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      The adjustable or variable index (the "Index") applicable to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans") may be one of the following indices:

      - U.S. Dollar LIBOR ("LIBOR"), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

      - EURIBOR ("EURIBOR"), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

      - GBP LIBOR ("GBP LIBOR"), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

      - London Interbank Offer Swap Rate ("LIBORSWAP"), a rate which is the difference between the negotiated and of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

      - SIBOR ("SIBOR"), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

      - Constant Maturity Treasury ("CMT") Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

      - Treasury Bill ("T-Bill") Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

      - Federal Funds Rate ("Fed Funds Rate"), which is the rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

      - Prime Rate ("Prime Rate") Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

      - Monthly Treasury Average ("MTA"), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

      - Cost of Funds Index ("COFI"), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

      - National Monthly Median Cost of Funds Index ("National Monthly Median COFI"), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

      - Cost of Savings Index ("COSI"), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

      - Consumer Price Index ("CPI"), which is an published monthly by the U.S. Bureau of Labor Statistics that measures the change in the cost of a basket of products and services, including housing, electricity, food and transportation.

      - Certificate of Deposit Indices ("CODI"), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

      - National Average Contract Mortgage Rate ("National Average Contract Mortgage Rate"), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

      - Federal Home Loan Bank Index ("FHLB Index"), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

      The Indices described above which are applicable to the Mortgage Loans for a trust fund will be disclosed in the related prospectus supplement.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

      "Refinance Loans" are loans made to refinance existing loans. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to ARM Loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Generally, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Payment provisions of the mortgage loans

      All of the Mortgage Loans will:

      (i)    have original terms to maturity of not more than 40 years, and

      (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other regular interval.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement and in the related Prospectus Supplement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities (not to exceed one year) having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance. The Pre-Funded Amount will not exceed 50% of the proceeds of the offering of the related series of Securities.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, surety bonds, guarantee, reserve fund or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or interest rate swap agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-

Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Generally, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full will likely reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Generally, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Loan

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Mortgage Loans in the related Mortgage Pool (each such portion of Mortgage Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

"Exchangeable Class".........................  A class that may be exchanged for another class under terms specified in the related Prospectus Supplement.

      If the Interest Rate of a Floating Rate Class is determined based upon an Index, the Index will be one of the following:

      -   CMT;

      -   CODI;

      -   COFI;

      -   COSI;

      -   CPI;

      -   Fed Funds Rate;

      -   FHLB Index;

      -   GBP LIBOR;

      -   LIBOR;

      -   LIBORSWAP;

      -   MTA;

      -   National Average Contract Mortgage Rate;

      -   National Monthly Median COFI;

      -   Prime Rate;

      -   SIBOR;

      -   SWAPLIBOR; and

      -   T-Bill.

      Each of these indices is described in more detail under "Description of the Trust Funds--The Mortgage Loans--General" above.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution

Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. As set forth in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or a 360-day year and the actual number of days elapsed in the accrual period for such Securities.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      The Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. The initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Mortgage Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

REPORTS TO SECURITYHOLDERS

      With each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor a statement setting forth, in each case the following information (but not limited to the following information) to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Mortgage Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Mortgage Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Mortgage Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a servicer of the transaction, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

EXCHANGEABLE CERTIFICATES

GENERAL

      If specified in the related prospectus supplement, a Series of Certificates may include one or more classes that are exchangeable certificates ("Exchangeable Certificates"). In any of theses series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of Exchangeable Certificates.

      If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the prospectus supplement. The Classes of Certificates that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of Exchangeable Certificates will be referred to as a "combination." Each combination of Exchangeable Certificates will be issued by the related issuing entity and, in the aggregate, will represent a distinct combination of uncertificated interests in the issuing entity. At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

      The descriptions in the related prospectus supplement of the Certificates of a Series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of Certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of Exchangeable Certificates in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of Exchangeable Certificates.

EXCHANGES

      If a holder elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, the following three conditions must be satisfied:

      - the aggregate principal balance of the Exchangeable Certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

      - the aggregate amount of interest payable on each Distribution Date with respect to the Exchangeable Certificates received in the exchange must equal the aggregate amount of interest payable on that Distribution Date with respect to the exchanged securities; and

      - the class or classes of Exchangeable Certificates must be exchanged in the applicable proportions, if any, described in the related prospectus supplement. There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

      - A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of Exchangeable Certificates with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

      - An interest-only class and a principal only class of Exchangeable Certificates may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

      - Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the tow exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for classes, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

      In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other Exchangeable Certificates that have different principal payment characteristics. Examples of these types of combinations include:

      - A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of Exchangeable Certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of Exchangeable Certificates that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

      - A class of Exchangeable Certificates that is a Scheduled Amortization Class, Planned Amortization Class or Targeted Amortization Class, and a class of Exchangeable Certificates that only receives principal payments on a distribution date if scheduled payments have been made on the Scheduled Amortization Class, Planned Amortization Class or Targeted Amortization Class, as applicable, may be exchangeable, together for a class of Exchangeable Certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

      A number of factors may limit the ability of an Exchangeable Certificateholder to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the Certificateholder may not be able to obtain the desired class of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

PROCEDURES

      The related prospectus supplement will describe the procedures that must be followed to make an exchange. A Certificateholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the securities and payment of the administrative fee. A Certificateholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

      The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the Certificateholder of record as of the applicable record date.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. The Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Mortgage Loans directly without a Sub-Servicer. The obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations shall be deemed to also be references to any servicer servicing Mortgage Loans directly without a Master Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Loan included in the related Trust Fund.

      With respect to each Mortgage Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller will be required to agree to repurchase, or substitute for (or cause another party to repurchase or substitute for), each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Prospectus Supplement will specify whether the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

      The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall notify the Master Servicer and the Depositor, and the Master Servicer shall notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, the related Prospectus Supplement will specify whether the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will be delivered to the Trustee (or a custodian), or whether they will be retained by the Master Servicer, which may also be the Asset Seller. The related Prospectus Supplement will specify whether assignments of the related Mortgages to the Trustee will be recorded.

      With respect to each Government Security in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. The related Prospectus Supplement will specify whether the related Agreement will require that either the Depositor or the Trustee promptly cause any Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each Mortgage Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Mortgage Loan;

      (iii)   the authority of the Warranting Party to sell the Mortgage Loan;

      (iv)    the payment status of the Mortgage Loan;

      (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Mortgage Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Mortgage Loan. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Mortgage Loan, the "Purchase Price" is at least equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Mortgage Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Mortgage Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Mortgage Loans.

      The Warranting Party will, with respect to a Trust Fund that includes Government Securities, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (or a higher percentage set forth in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds as frequently as required in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Mortgage Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Loans;

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Mortgage Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. The Master Servicer (or another party specified in the related Prospectus Supplement), will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or, in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The Master Servicer is required to monitor any Mortgage Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent.

      If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

      If any property securing a defaulted Mortgage Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Mortgage Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Mortgage Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Mortgage Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Mortgage Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Mortgage Loan;

      - failure to construct the property subject to the Mortgage Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Mortgage Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

      The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. The related Prospectus Supplement will specify whether any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      The Master Servicer's primary servicing compensation with respect to a series of Securities will be set forth in the related Prospectus Supplement. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Mortgage Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      The related Prospectus Supplement will identify each party that will be required to deliver annually to the Trustee, Master Servicer or us, as applicable, on or before the date specified in the applicable agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, for each year in which a Report on Form 10-K is required to be filed, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the Trustee, a report (an

"Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a Report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Mortgage Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Mortgage Loans.

      The related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Generally, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Trustee may, and if specified in the related Prospectus Supplement, at the direction of holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, if specified in the related Prospectus Supplement, at the written request of the holders of Securities entitled to a percentage set forth in the related Prospectus Supplement of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      If specified in the related Prospectus Supplement, holders of Securities representing a percentage set forth in the related Prospectus Supplement of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days set forth in the related Prospectus Supplement has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the percentage of holders of Securities specified in the related Prospectus Supplement affected thereby of the Voting Rights, for any purpose; provided, however, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to the percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related

Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      The Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Mortgage Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Generally, moneys deposited in any Reserve Funds will be invested in Permitted Investments. If specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The related Prospectus Supplement will specify whether the Reserve Fund, if any, for a series will not be a part of the Trust Fund.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations
(i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. With respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court

(provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances and may not be covered by any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state.

If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E,
Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans would then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in
              Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Loan principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Loan by Mortgage Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Loans issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Loans as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Loans is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Loans.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Loan. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Loan would be included in the Mortgage Loan's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Loans of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.

Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Loans other than Mortgage Loans with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Loans underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will generally utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e. points) will be includible by such holder. Other OID on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the

Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Loans exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in regulations, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

      (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC

Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a

U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   organizational expenses are not deductible.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Loans may differ from the time of the actual loss on the Mortgage Loan. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC

Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently issued regulations require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code

Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the

Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Loans, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                 TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

GENERAL

      The arrangement pursuant to which the exchangeable securities of a series are created, sold and administered (an "Exchangeable Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for exchangeable securities will be the assets of the Exchangeable Pool and the classes of exchangeable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of exchangeable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of exchangeable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of exchangeable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR EXCHANGEABLE SECURITIES

      A class of exchangeable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a exchangeable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of exchangeable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such exchangeable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a exchangeable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the exchangeable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a exchangeable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

      If a holder exchanges a single class of exchangeable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of exchangeable securities that may be exchanged for a single class of exchangeable securities that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF EXCHANGEABLE SECURITIES

      An exchange of an interest in one or more classes of exchangeable securities for an interest in one or more other related classes of exchangeable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of exchangeable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of exchangeable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code
Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Loans and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. Pursuant to Section 3(42) of ERISA, equity investment in the entity will not be significant if immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by "benefit plan investors." The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis. However, pursuant to Section 3(42) of ERISA, an entity shall be considered to hold plan assets only to the extent of the percentage of the equity interest in the entity held by benefit plan investors. "Benefit Plan Investor" means an employee benefit plan subject to Part 4 of Title I of ERISA, a plan to which Section 4975 of the Code applies, and any entity whose underlying assets include assets of any such plan by reason of a plan's investment in the entity.

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Loans, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      - The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

      - Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap Agreement:
(a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase

Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: Section 408(b)(17) of ERISA and
Section 4975(d)(20) of the Code, which exempt certain transactions with persons who provide services to Plans, PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of

Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

      Although we anticipate that the Rating Agencies will continue to monitor the rating on any Securities while they are outstanding, there can be no assurance that they will continue to do so.

                             INDEX OF DEFINED TERMS

1986 Act............................    74
Accretion Directed..................    18
Accrual Class.......................    21
Accrual Securities..................    17
Accrued Security Interest...........    23
Agreement...........................    33
Allowable Interest Rate.............   110
Allowable Notional Amount...........   110
Amortizable Bond Premium
  Regulations.......................    70
Applicable Amount...................    88
ARM Loans...........................     8
Assets..............................     7
Asset Seller........................     7
Attestation Report..................    46
Available Distribution Amount.......    22
Average Interest Rate...............   109
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    15
Buydown Period......................    15
Cash Flow Agreement.................    12
Cede................................    28
CEDEL...............................    28
CEDEL Participants..................    28
Certificates........................    17
Closing Date........................    78
CMT.................................     8
Code................................    68
CODI................................     9
COFI................................     8
Collection Account..................    36
Companion Class.....................    20
Component...........................    18
Component Securities................    18
Cooperative Loans...................    56
Cooperatives........................     7
Contributions Tax...................    91
COSI................................     9
Covered Trust.......................    53
CPI.................................     9
CPR.................................    14
Credit Support......................    12
Deferred Interest...................    75
Definitive Securities...............    18
Depositaries........................    29
Depositor...........................     7
Designated Transactions.............   108
Determination Date..................    22
DTC.................................    27
Due Period..........................    22
Eligible C Corporation..............    94
ERISA...............................   106
EURIBOR.............................     8
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   108
Exchangeable Certificates...........    30
Exchangeable Pool...................   102
Exchanged Class.....................   106
EYS Agreement.......................   111
FDIC................................    36
Fed Funds Rate......................     8
FHLB Index..........................     9
Fixed Rate Class....................    20
Floating Rate Class.................    20
GBP LIBOR...........................     8
Government Securities...............     7
Home Equity Loans...................    10
Home Improvement Contracts..........    10
Indenture...........................    17
Indenture Trustee...................    33
Indirect Participants...............    28
Insurance Proceeds..................    37
Interest-Only Class.................    20
Inverse Floating Rate Class.........    20
Investor Based Exemptions...........   113
L/C Bank............................    52
Labor...............................   107
Legislative History.................    72
Leveraged...........................   110
LIBOR...............................     8
LIBORSWAP...........................     8
Liquidation Proceeds................    37
Loan-to-Value Ratio.................     9
Lockout Class.......................    18
Manufactured Housing Contracts......    10
Master REMIC........................    77
Merrill Lynch.......................   115
Mezzanine Securities................    19
Model Law...........................   115
Mortgage Loan Group.................    17
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    11
Mortgages...........................     8
MTA.................................     8
NAS Class...........................    18
National Average Contract Mortgage
  Rate..............................     9
National Monthly Median COFI........     8
NCUA................................   114
New Regulations.....................    76
Nonrecoverable Advance..............    25
Notional Amount Class...............    18
OID.................................    68
OID Regulations.....................    70
Originator..........................     8
OTS.................................   114
PAC.................................    18
Participants........................    28
Parties In Interest.................   106
Pass-Through Rate...................    23
Payment Lag Certificates............    84
Permitted Investments...............    34
Plan Asset Regulations..............   107
Planned Amortization Class..........    18
Plans...............................   106
Policy Statement....................   114
Pooling and Servicing Agreement.....    33
Pre-Funded Amount...................    11
Pre-Funding Period..................   109

Prepayment Assumption........................         74
Primary Mortgage Insurance Policy............         42
Prime Rate...................................          8
Principal-Only Class.........................         21
Prohibited Transactions Tax..................         91
Purchase Price...............................         36
PTCE.........................................        110
PTE..........................................        108
Rating Agency................................        108
Received Class...............................        106
Record Date..................................         22
Refinance Loans..............................          9
Related Proceeds.............................         25
Relief Act...................................         64
REMIC Certificates...........................         77
REMIC Regular Certificateholders.............         78
REMIC Regular Certificates...................         77
REMIC Regulations............................         68
REMIC Residual Certificateholder.............         86
REMIC Residual Certificates..................         77
Retained Interest............................         45
Scheduled Amortization Class.................         19
Security.....................................         34
Security Balance.............................         24
Security Owners..............................         28
Senior Securities............................         17
Senior Support Securities....................         19
Sequential Pay Class.........................         19
Servicing Agreement..........................         33
Servicing Standard...........................         40
Short-Term Note..............................         96
SIBOR........................................          8
Similar Law..................................        107
Single Family Mortgage Loan..................          7
Single Family Property.......................          7
SMMEA........................................        113
SMMEA Securities.............................        113
SPA..........................................         14
Step-up Class................................         21
Strip........................................        105
Strip Class..................................         19
Stripped ARM Obligations.....................         75
Stripped Bond Certificates...................         72
Stripped Coupon Certificates.................         72
Stripped Interest Securities.................         17
Stripped Principal Securities................         17
Subordinate Securities.......................         17
Subsequent Assets............................         11
Sub-Servicer.................................         40
Sub-Servicing Agreement......................         40
Subsidiary REMIC.............................         77
Super-Premium Certificates...................         79
Super Senior Securities......................         19
Support Class................................         20
Swap.........................................        110
Swap Agreement...............................        110
TAC..........................................         20
T-Bill.......................................          8
Targeted Amortization Class..................         20
Tax Counsel..................................        101
Terms and Conditions.........................         29
Title V......................................         63
Title VIII...................................         64
Trust Agreement..............................         33
U.S. Person..................................         68
UCC..........................................         28
Value........................................          9
Variable Rate Class..........................         20
Voting Rights................................         48
Warranting Party.............................         35